                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY

                                 $1,000,000,000

                                 LOAN AGREEMENT

                           DATED AS OF MARCH 31, 2003

                                      among

                                US AIRWAYS, INC.,
                                  as Borrower,

                             US AIRWAYS GROUP, INC.
                       AND THE SUBSIDIARY GUARANTORS FROM
                           TIME TO TIME PARTY HERETO,
                                 as Guarantors,

                            THE SEVERAL LENDERS FROM
                           TIME TO TIME PARTY HERETO,

                   PHOENIX AMERICAN FINANCIAL SERVICES, INC.,
                             as Loan Administrator,

                             BANK OF AMERICA, N.A.,
                                    as Agent,

                             BANK OF AMERICA, N.A.,
                          as KHFC Administrative Agent,

                             BANK OF AMERICA, N.A.,
                               as Collateral Agent

                                       AND

                     AIR TRANSPORTATION STABILIZATION BOARD


                             TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS ................................   1

     Section 1.1.     Defined Terms .......................................................   1
     Section 1.2.     Computation of Time Periods .........................................  27
     Section 1.3.     Accounting Terms and Principles .....................................  27
     Section 1.4.     Certain Terms .......................................................  28

ARTICLE II THE LOAN .......................................................................  28

     Section 2.1.     The Loan ............................................................  28
     Section 2.2.     Borrowing ...........................................................  29
     Section 2.3.     Scheduled Repayment of the Loan .....................................  29
     Section 2.4.     Evidence of Debt ....................................................  30
     Section 2.5.     Optional Prepayments ................................................  31
     Section 2.6.     Mandatory Prepayments ...............................................  31
     Section 2.7.     Interest ............................................................  33
     Section 2.8.     Fees ................................................................  34
     Section 2.9.     Payments and Computations ...........................................  34
     Section 2.10.    Certain Provisions Governing the Loan ...............................  37
     Section 2.11.    Capital Adequacy ....................................................  40
     Section 2.12.    Taxes ...............................................................  40
     Section 2.13.    Limitations with respect to RSA. ....................................  42

ARTICLE III CONDITIONS PRECEDENT TO LOAN ..................................................  42

ARTICLE IV REPRESENTATIONS AND WARRANTIES .................................................  47

     Section 4.1.     Organization, Powers, Qualification, Good Standing, Business,
                      Subsidiaries, the Act and the Regulations ...........................  47
     Section 4.2.     Authorization of Borrowing, etc .....................................  48
     Section 4.3.     Financial Condition .................................................  49
     Section 4.4.     No Material Adverse Change; No Restricted Payments ..................  49
     Section 4.5.     Title to Properties; Liens ..........................................  50
     Section 4.6.     Litigation; Adverse Facts ...........................................  50
     Section 4.7.     Payment of Taxes ....................................................  50
     Section 4.8.     Performance of Agreements; Materially Adverse Agreements ............  50
     Section 4.9.     Governmental Regulation .............................................  51
     Section 4.10.    Securities Activities ...............................................  51
     Section 4.11.    Employee Benefit Plans ..............................................  51
     Section 4.12.    Environmental Protection ............................................  52
     Section 4.13.    Disclosure ..........................................................  52
     Section 4.14.    Compliance with Laws ................................................  53
     Section 4.15.    Specified Contracts .................................................  53

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
    Section 4.16.     Indebtedness ........................................................  53
    Section 4.17.     Insurance ...........................................................  53
    Section 4.18.     Perfected Security Interests ........................................  54
    Section 4.19.     Compliance with the Plan of Reorganization ..........................  54
    Section 4.20.     Absence of Labor Disputes ...........................................  54
    Section 4.21.     Compliance with certain Gate Leases .................................  54
    Section 4.22.     Slot Utilization ....................................................  54

ARTICLE V COVENANTS .......................................................................  54

     Section 5.1.     Accounting Controls; Financial Statements and Other Reports .........  54
     Section 5.2.     Corporate Existence .................................................  59
     Section 5.3.     Payment of Taxes and Claims .........................................  60
     Section 5.4.     Maintenance of Properties; Insurance ................................  60
     Section 5.5.     Inspection ..........................................................  61
     Section 5.6.     Compliance with Laws, Etc ...........................................  61
     Section 5.7.     Remedial Action Regarding Hazardous Materials .......................  61
     Section 5.8.     Additional Obligors; Collateral .....................................  62
     Section 5.9.     Employee Benefit Plans ..............................................  64
     Section 5.10.    FAA Matters; Citizenship ............................................  64
     Section 5.11.    Board Guaranty ......................................................  64
     Section 5.12.    Audits and Reviews ..................................................  64
     Section 5.13.    Use of Proceeds .....................................................  64
     Section 5.14.    Lower-Tier Covered Transaction ......................................  65
     Section 5.15.    Contractual Obligations .............................................  65
     Section 5.16.    Slot Utilization ....................................................  65
     Section 5.17.    Stock Exchange Listing ..............................................  66
     Section 5.18.    Further Assurances ..................................................  66

ARTICLE VI NEGATIVE COVENANTS .............................................................  66

     Section 6.1.     Liens and Related Matters ...........................................  66
     Section 6.2.     Investments .........................................................  67
     Section 6.3.     Restricted Payments .................................................  68
     Section 6.4.     Financial Covenants .................................................  69
     Section 6.5.     Restriction on Acquisitions; Change in Fiscal Year ..................  70
     Section 6.6.     Sales and Lease-Backs ...............................................  71
     Section 6.7.     Transactions with Affiliates ........................................  71
     Section 6.8.     Conduct of Business .................................................  72
     Section 6.9.     Merger or Consolidation .............................................  72
     Section 6.10.    Limitations on Amendments ...........................................  72
     Section 6.11.    No Further Negative Pledges .........................................  73
     Section 6.12.    Speculative Transactions ............................................  73
     Section 6.13.    Asset Sales .........................................................  74
     Section 6.14.    Going Private Transactions ..........................................  74

ARTICLE VII EVENTS OF DEFAULT .............................................................  74

     Section 7.1.     Events of Default ...................................................  74

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
     Section 7.2.     Remedies ............................................................  77

ARTICLE VIII THE LOAN ADMINISTRATOR .......................................................  78

     Section 8.1.     Acceptance of Appointment and Services ..............................  78
     Section 8.2.     Loan Administrator's Reliance .......................................  81
     Section 8.3.     Indemnification. ....................................................  82
     Section 8.4.     Successor Loan Administrator. .......................................  82
     Section 8.5.     Conflict of Interest ................................................  82
     Section 8.6.     Representations, Warranties and Covenants of the Loan
                      Administrator .......................................................  83

ARTICLE IX THE AGENT AND THE COLLATERAL AGENT .............................................  84

     Section 9.1.     Authorization and Action ............................................  84
     Section 9.2.     Reliance, Etc .......................................................  84
     Section 9.3.     Affiliates ..........................................................  85
     Section 9.4.     Representations of the Lenders and the Board ........................  85
     Section 9.5.     Events of Default; Termination of Board Guaranty ....................  86
     Section 9.6.     Agent's and Collateral Agent's Right to Indemnity ...................  86
     Section 9.7.     Indemnification of Agent and Collateral Agent .......................  86
     Section 9.8.     Successor Agent and Collateral Agent ................................  87
     Section 9.9.     Release of Liens on Collateral and Guaranty Matters .................  87

ARTICLE X GUARANTY ........................................................................  88

     Section 10.1.    Guaranty ............................................................  88
     Section 10.2.    Guaranty Absolute ...................................................  88
     Section 10.3.    Waivers and Acknowledgments .........................................  89
     Section 10.4.    Subrogation .........................................................  90
     Section 10.5.    Continuing Guarantee; Assignments ...................................  90
     Section 10.6.    No Reliance .........................................................  91

ARTICLE XI MISCELLANEOUS ..................................................................  91

     Section 11.1.    Amendments, Waivers, Etc ............................................  91
     Section 11.2.    Assignments and Participations ......................................  92
     Section 11.3.    Costs and Expenses ..................................................  94
     Section 11.4.    Indemnities .........................................................  94
     Section 11.5.    Right of Set-Off ....................................................  95
     Section 11.6.    Sharing of Payments, Etc. ...........................................  95
     Section 11.7.    Notices, Etc. .......................................................  96
     Section 11.8.    No Waiver; Remedies .................................................  96
     Section 11.9.    Governing Law .......................................................  96
     Section 11.10.   Submission to Jurisdiction; Service of Process ......................  96
     Section 11.11.   Waiver of Jury Trial ................................................  97
     Section 11.12.   Marshaling; Payments Set Aside ......................................  97
     Section 11.13.   Section Titles ......................................................  97
     Section 11.14.   Execution in Counterparts ...........................................  97

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
     Section 11.15.   Severability ........................................................  97
     Section 11.16.   Confidentiality .....................................................  98
     Section 11.17.   No Proceedings ......................................................  98
     Section 11.18.   KHFC Administrative Agent ...........................................  99
     Section 11.19.   Acknowledgment Regarding Federal Authority ..........................  99
     Section 11.20.   Independence of Representations, Warranties and Covenants ........... 100

Annexes
-------
Annex A                     Notice Addresses
Annex B                     Lending Office

Schedules
---------
Schedule 1.1(a)             Slots
Schedule 1.1(e)             Tranche A Commitments
Schedule 1.1(f)             Tranche B Commitments
Schedule 2.6(b)             Excepted Asset Sales
Schedule 2.6(c)             Excepted Insurance/Condemnation Proceeds
Schedule 2.8(b)             Loan Administrator Fees
Schedule 3(a)(iv)           Pledged Capital Stock
Schedule 4.1(b)             Operating Authority
Schedule 4.1(c)             Subsidiaries
Schedule 4.2(c)             Consents, Approvals, etc.
Schedule 4.3(d)             Financial Condition
Schedule 4.6                Material Litigation
Schedule 4.7(a)             Payment of Taxes
Schedule 4.7(b)             Government Tax Claims
Schedule 4.8(c)             Other Agreements
Schedule 4.11(a)            Plans and Multiemployer Plans
Schedule 4.12               Environmental Protection
Schedule 4.15(a)            Specified Contracts
Schedule 4.15(b)            Concession Value
Schedule 4.16               Indebtedness
Schedule 4.21               Gate Lease Airports
Schedule 5.8(g)             Gate Lease Pledges
Schedule 6.1(a)             Permitted Liens
Schedule 6.1(b)             Permitted Payment Restrictions
Schedule 6.6                Sales and Lease-Backs
Schedule 6.7(b)             Transactions with Affiliates

Exhibits
--------
Exhibit A                   Form of Assignment and Acceptance
Exhibit B-1                 Form of Tranche A Note
Exhibit B-2                 Form of Tranche B Note
Exhibit C                   Intentionally Omitted
Exhibit D                   Form of Board Guaranty
Exhibit E                   Form of Aircraft Mortgage and Security
                            Agreement, between Borrower and Collateral
                            Agent

Exhibit F                   Form of Aircraft Mortgage and Security
                            Agreement, between Collateral Agent and
                            Allegheny
Exhibit G                   Form of Aircraft Mortgage and Security
                            Agreement, between Collateral Agent and
                            Piedmont
Exhibit H                   Form of Slot Security Agreement
Exhibit I                   Form of Security Agreement
Exhibit J                   Form of Intellectual Property Security Agreement
Exhibit K-1                 Form of Leasehold Mortgage, Security Agreement,
                            Assignment of Rents and Leases and Fixture Filing
                            (Pennsylvania)
Exhibit K-2                 Form of Mortgage, Security Agreement,
                            Assignment of Rents and Leases and Fixture Filing
                            (Florida)
Exhibit L                   Form of Collateral Value Certificate
Exhibit M                   Form of Registration Rights Agreement
Exhibit N                   Form of Warrants
Exhibit O                   Form of Summary Report of Slot Utilization
Exhibit P                   Form of Subsidiary Joinder
Exhibit Q                   Minimum Liability Insurance Amount

                LOAN AGREEMENT, dated as of March 31, 2003, among US AIRWAYS, INC., a Delaware corporation (the "Borrower"), US AIRWAYS GROUP, INC., a Delaware corporation ("Group"), the Subsidiary Guarantors parties hereto from time to time, the several banks and other financial institutions or entities from time to time parties to this Agreement as lenders, PHOENIX AMERICAN FINANCIAL SERVICES, INC., a California corporation, in its capacity as loan administrator hereunder (together with its successors and permitted assigns, the "Loan Administrator"), BANK OF AMERICA, N.A., as agent for the Lenders (in such capacity, together with its successors and permitted assigns, the "Agent"), BANK OF AMERICA, N.A., as agent for the Primary Tranche A Lender (in such capacity, together with its successors and permitted assigns, the "KHFC Administrative Agent"), BANK OF AMERICA, N.A., as Collateral Agent (in such capacity, together with its successors and permitted assigns, the "Collateral Agent") and AIR TRANSPORTATION STABILIZATION BOARD, created pursuant to Section 102 of the Act referred to below (the "Board").

                              W I T N E S S E T H:

                WHEREAS, the Borrower has requested that the Primary Tranche A Lender, the Alternate Tranche A Lender and the Tranche B Lenders make available to the Borrower a Loan for such general corporate purposes as are permissible under the Air Transportation Safety and System Stabilization Act, P.L. 107-42, as the same may be amended from time to time (the "Act"), and the regulations for Air Carrier Guarantee Loan Program issued pursuant to the Act, 14 C.F.R.
Part 1300, as the same may be amended from time to time (the "Regulations"); and

                WHEREAS, the Primary Tranche A Lender, the Alternate Tranche A Lender and the Tranche B Lenders are willing to make available to the Borrower the Loan upon the terms and subject to the conditions set forth herein.

                NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

                Section 1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                "Act" has the meaning specified in the first recital to this Agreement.

                "Adjusted Excess Cash Flow" means, for any period, (i) Excess Cash Flow of Group for such period, minus (ii) the sum of (A) 25% of such Excess Cash Flow, and (B) 100% of the aggregate amount of prepayments of the Loan previously made pursuant to Section 5.8(d).

                "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of
Section 6.7, agencies, authorities and instrumentalities of a state (excluding
(i) counties, municipalities, districts and other political subdivisions of the state, (ii) agencies, departments, authorities and instrumentalities of, or created (including pursuant to authority granted by the state) by, such political subdivisions, and (iii) other entities created by private parties pursuant to authority granted by the state and which do not exercise authority on behalf of the state) shall be deemed to be controlled by the state and to be under common control with each other agency, authority and instrumentality of the same state.

                "Affiliate Transaction" has the meaning specified in Section 6.7(a).

                "Agent" has the meaning specified in the preamble to this Agreement.

                "Aggregate Amounts Due" has the meaning specified in Section
11.6.

                "Agreement" means this Loan Agreement.

                "Aircraft Related Equipment" means each Obligor's aircraft fleet (including engines), spare aircraft engines, spare parts, aircraft parts, simulators and other training devices, passenger loading bridges or other flight or ground equipment and Aircraft Related Facilities.

                "Aircraft Related Facilities" means (i) terminal facilities, including without limitation, baggage systems, loading bridges and related equipment, building, infrastructure and maintenance, club rooms, apron, fueling systems or facilities, signage/image systems, administrative offices, information technology systems and security systems, (ii) airline support facilities, including without limitation, cargo, catering, mail, ground service equipment, ramp control, deicing, hangars, aircraft parts/storage, training and reservations and (iii) all equipment used in connection with the foregoing.

                "Allegheny" means Allegheny Airlines, Inc.

                "Alternate Tranche A Lender" means Bank of America, N.A. and each permitted assignee of its Tranche A Commitment in accordance with Section 11.2.

                "Amended Indebtedness" has the meaning specified in Section 6.10(a).

                "Amendment Costs" means the net effect that an amendment, waiver, modification or termination (prior to the scheduled termination or expiration, but in the case of Specified Contracts that are aircraft leases, excluding any termination arising from a casualty to the aircraft) of a Specified Contract will have on the Obligors' consolidated revenue and cost structure during a specified period of time, being the sum of the aggregate decrease in revenues and the aggregate increase in costs that will result from such amendment, waiver or modification during such time period (which, in the case of the termination of a Specified Contract, shall reflect the changes in revenues and costs that result from the terminated contract and any replacement contract or other arrangement).

                "Application" means, for purposes of this Agreement, the Application of the Borrower to the Board for the issuance of a federal credit instrument under the Act and the Regulations dated June 7, 2002 (filed with the Board on June 10, 2002), as supplemented by that certain Supplement, dated June 27, 2002, that certain Supplement No. 2, dated June 28, 2002, and that certain Supplement No. 3, dated March 31, 2003.

                "Appraisal Report" means a desktop appraisal (or, if applicable, pursuant to Section 5.8(c), a physical inspection report) in form and substance reasonably satisfactory to the Board (or if the Board Guaranty is no longer in effect, the Requisite Lenders) and prepared by the Appraiser, which certifies, at the time of determination, the market value and distress (or liquidation) value of the assets subject to such appraisal (with respect to aircraft, engines, spare engines and spare parts, each of the terms "market value" and "distress value" as defined by the International Society of Transport Aircraft Trading if applicable to particular Collateral).

                "Appraised Collateral" means (i) all aircraft, spare engines, flight simulators, ground service equipment, passenger loading bridges and spare parts that are part of the Collateral, (ii) each item of Pledged Real Property (as such term is defined in the Security Agreement) other than Gate Leases which
(A) is owned by a Grantor (as such term is defined in the Security Agreement) and has a book value as of, or had a book value as of the end of the fiscal quarter that most recently precedes, a date as of which an Appraisal Report is required to be prepared hereunder of $5,000,000 or more; or (B) is leased by a Grantor pursuant to a lease or other agreement that requires such Grantor to pay annual rentals of $10,000,000 or more, and (iii) such other Aircraft Related Equipment that is part of the Collateral and for which the Obligors elect to obtain Appraisal Reports.

                "Appraised Value" means, with respect to Appraised Collateral, the market value of such Collateral as reflected in the most recent Appraisal Report obtained in respect of such Collateral in accordance with this Agreement.

                "Appraiser" means BACK Aviation Solutions or any other firm of nationally recognized, independent appraisers as may be agreed by the Borrower and the Board (or if the Board Guaranty is no longer in effect, the Requisite Lenders).

                "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation, exchange of assets or sale-leaseback transactions) excluding any such sale, transfer or other disposition resulting from a casualty or a condemnation by a Governmental Authority, by an Obligor to any Person other than another Obligor of (i) all or any of the Capital Stock of any Obligor other than Group, or (ii) any other property or assets of an Obligor (including spare parts); provided that the term "Asset Sale" shall not include
(A) any sale or disposition of spare parts and inventory (including available seat miles and dividend miles) in the ordinary course of business, (B) any sale of Aircraft Related Equipment pursuant to a transaction contemplated in a term sheet listed on Schedule 4.15(a), (C) any licensing or sublicensing of intellectual property in the ordinary course of business of the Obligors, or (D) any leasing or subleasing of property in the ordinary course of business.

                "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Lender, consented to by the Board and the Borrower (if applicable) and accepted by the Agent (unless consummated pursuant to Section 11.2(d)), in substantially the form of Exhibit A.

                "Bankruptcy Cases" means Group's Chapter 11 case and each of the other jointly administered Chapter 11 cases of the other Obligors, each of which was filed in the Bankruptcy Court on August 11, 2002.

                "Bankruptcy Code" means Title 11 of the United States Code as now and hereafter in effect, or any successor statute.

                "Bankruptcy Court" means the United States Bankruptcy Court for the Eastern District of Virginia, Alexandria Division, overseeing the Bankruptcy Cases.

                "Base Rate Loan" means a Loan that bears interest based on a fluctuating rate per annum for any day equal to the sum of (a) the higher of (i) the Federal Funds Rate plus 1/2 of 1% and (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. (or any successor thereto) as its "prime rate" plus (b) 3.00%. For purposes of this definition, "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight

Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by the Agent. Furthermore, the "prime rate" is a rate set by Bank of America, N.A. based upon various factors including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America, N.A. shall take effect at the opening of business on the day specified in the public announcement of such change.

                "Board" has the meaning specified in the preamble to this Agreement, and any successor approved by or established in accordance with the Act.

                "Board Guaranty" means the Guarantee Agreement dated as of the date hereof and executed by the Board, the Tranche A Lender and the Agent, in substantially the form of Exhibit D.

                "Borrower" has the meaning specified in the preamble to this Agreement.

                "Borrowing" means the borrowing of the Loan.

                "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York, Charlotte, North Carolina or Pittsburgh, Pennsylvania and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with LIBOR, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person, and the amount of Indebtedness represented by such lease shall be the capitalized amount of the obligations evidenced thereby determined in accordance with GAAP.

                "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, or corresponding equity rights in any partnership, limited liability company or other entity, whether now outstanding or issued after the date of this Agreement, including, without limitation, all Common Stock.

                "Cash Equivalents" means any of the following types of Investments, to the extent owned by any Obligor free and clear of all Liens (other than Liens created under the Collateral Documents): (i) marketable securities: (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing no more than 180 days after such date; (ii) commercial paper issued by domestic corporations or institutions other than an Obligor, states or municipalities maturing no more than 180 days after such date if such commercial paper, at the time of the acquisition thereof, has a rating of at least A-1 from S&P or at least P-1 from Moody's; (iii) time deposits, certificates of deposit or bankers' acceptances maturing no more than 180 days after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has net assets of not less than $1,000,000,000 and that has a rating of at least AA from S&P or at least Aa2 from Moody's; (iv) shares of any money market mutual fund registered with the SEC under Rule 2a-7 that guarantees 100% same day liquidity and has net assets not less than $1,000,000,000; (v) marketable medium term notes maturing no more than 90 days after such date that, at the time of the acquisition thereof, have a rating of at least A- from S&P or at least A3 from Moody's; (vi) corporate bonds maturing no more than 90 days after such date that, at the time of the acquisition thereof, have a rating of at least A- from S&P or at least A3 from Moody's; and (vii) asset-backed securities maturing no more than 90 days after such date and issued by an originator that has a rating of at least A from S&P or A2 from Moody's; provided, however, that in the case of Cash Equivalents set forth in clauses (ii) through (vii) above, such Cash Equivalents shall not have a yield of more than the yield on treasury securities with a maturity comparable to such Cash Equivalents plus 1.50% per annum.

                "Cash Proceeds" means, with respect to any Asset Sale, the cash or Cash Equivalents proceeds of such Asset Sale, including payments of deferred payment obligations when received in the form of cash or Cash Equivalents and proceeds from the conversion of other property received when converted to cash or Cash Equivalents.

                "CFC" means a "controlled foreign corporation" under Section 957 of the Internal Revenue Code.

                "Change of Control" means (i) the acquisition at any time by any Person (including a group, within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder ("Section 13(d)")) other than a Permitted Holder of "beneficial ownership" (within the meaning of Section 13(d)) in excess of 35% of the total voting power of the Voting Stock of Group; (ii) the sale, lease, transfer or other disposition, of all or substantially all of the assets of the Borrower or Group to any Person (including a group, within the meaning of Section 13(d)) as an entirety or substantially as an entirety in one transaction or a series of related transactions; (iii) the merger or consolidation of the Borrower or Group, with or into another corporation, or the merger of another corporation into the Borrower or Group, or any other transaction, with the effect that a Person (including a group, within the meaning of Section 13(d)) (other than Group or a Permitted Holder) has "beneficial ownership" (within the meaning of Section 13(d)) in excess of 35% of the total voting power of the Voting Stock of the Borrower or Group, or (if the Borrower or Group is not the surviving corporation in such transaction) such other corporation (including, in any such case, indirect ownership through another Person); (iv) the liquidation or dissolution of the Borrower or Group; (v) if a majority of the board of directors of Group shall no longer be composed of individuals (a) who were members of said board on the Closing Date (after giving effect to the Consummation of the Plan), (b) whose election or nomination to said board was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of said board, (c) whose election or nomination to said board was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of said board or (d) in the case of individuals nominated by RSA in accordance with the RSA Investment Agreement, who were nominated or proposed by RSA; or (vi) the Borrower (or any successor of the Borrower pursuant to a transaction that complies with Section 6.9) ceases to be a Subsidiary of Group; provided, however, that notwithstanding the provisions of clauses (i) through (vi) above, neither (Y) the Consummation of the Plan and the implementation of the transactions contemplated thereby, nor (Z) entry by the Borrower or Group into any contract or arrangement that provides for or, is conditioned upon payment in full in cash of all Obligations, shall constitute a "Change of Control" hereunder.

                "Closing Date" means the date on which the Loan is made.

                "Collateral" means all of the properties and assets that are from time to time subject to the Liens granted to the Collateral Agent pursuant to the Collateral Documents as security for the Obligations.

                "Collateral Agent" has the meaning set forth in the preamble to this Agreement.

                "Collateral Documents" means, collectively, (i) that certain Aircraft Mortgage and Security Agreement, dated as of the date hereof, between the Borrower and the Collateral Agent in substantially the form of Exhibit E (the "Borrower Aircraft Mortgage"); (ii) that certain Aircraft Mortgage and Security Agreement, dated as of the date hereof, between Allegheny and the Collateral Agent, in substantially the form of Exhibit F (the "Allegheny Aircraft Mortgage"); (iii) that certain Aircraft Mortgage and Security Agreement, dated as of the date hereof, between Piedmont and the Collateral Agent in substantially the form of Exhibit G (the "Piedmont Aircraft Mortgage", together with the Allegheny Aircraft Mortgage and the Borrower Aircraft Mortgage, the "Aircraft Mortgages"); (iv) that certain Slot Security Agreement, dated as of the date hereof, between the Borrower, Allegheny, Piedmont, PSA Airlines, Inc. and the Collateral Agent in substantially the form of Exhibit H (the "Slot Security Agreement"); (v) that certain Security Agreement, dated as of the date hereof, between the Obligors and the Collateral Agent in substantially the form of Exhibit I (the "Security Agreement"); (vi) that certain Intellectual Property Security Agreement, dated as of the date hereof, between the Obligors and the Collateral Agent in substantially the form of Exhibit J (the "Intellectual Property Security Agreement"); (vii) that certain Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Pennsylvania) and that certain Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing (Florida), each dated as of the date hereof, between Borrower and the Collateral Agent, in substantially the form of Exhibits K-1 and K-2 respectively, (collectively, the "Mortgages");
(viii) each other certificate, agreement or document executed and delivered by any Obligor pursuant to any of the foregoing agreements, including any certificate, agreement or document delivered pursuant hereto or to the terms of
Section 5.8; and (ix) any consents of lessors of any of the Collateral to the pledge of such Collateral pursuant to the agreements or documents listed in (i) through (ix) above.

                "Collateral Document Supplement" means a supplement to a Collateral Document that subjects additional Collateral to the Lien granted by such Collateral Document.

                "Collateral Value" means, as of any date of determination, the sum of: (a) the Appraised Value of all Appraised Collateral, as stated in the then most current Appraisal Report(s) therefor, and (b) 80% of the Eligible Accounts as of such date; provided, that none of the following assets shall be included in the computation of Collateral Value (collectively, the "Ineligible Assets"): (A) property or assets not subject to a perfected Lien in favor of the Collateral Agent, with such priority as is required under the applicable Collateral Document, including any property or assets that may no longer be owned by an Obligor as a result of an Asset Sale or otherwise; and (B) property or assets subject to any event of loss, damage or other casualty that has materially and adversely affected the value of such Collateral, whether insured or not, and in the event that any Ineligible Assets are excluded from the computation of the Collateral Value based on this proviso, the Collateral Value computed in accordance with the foregoing method shall be adjusted to exclude such Ineligible Assets.

                "Collateral Value Certificate" means a certificate executed by a Responsible Officer of Borrower in substantially the form of Exhibit L annexed hereto.

                "Collateral Value Deficiency" means, as of any date, the positive amount, if any, that equals (i) $424,000,000, minus (ii) the sum of (A) 100% of all prepayments made from Excess Cash Flow pursuant to Section 5.8(d) prior to such date and (B) 47.4% of the aggregate amount of all other repayments of principal of the Loan made prior to such date, minus (iii) the Collateral Value as of such date.

                "Collateral Value Test Date" has the meaning specified in
Section 5.8(d).

                "Commercial Paper" has the meaning set forth in the definition of "Tranche A Applicable Interest Rate."

                "Commitment" means, as to any Lender, the sum of the Tranche A Commitment and the Tranche B Commitment of such Lender.

                "Commodity Agreement" means any agreement or arrangement the value of which fluctuates based on the value of a commodity.

                "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all series and classes of such common stock.

                "Concession Value" means the net effect that a Specified Contract will have on the Obligors' consolidated revenue and cost structure during a specified period of time, being the sum of the aggregate increase in revenues and the aggregate cost savings that will be realized from such Specified Contract during such time period, as set forth in the Application and summarized on Schedule 4.15(b).

                "Confirmation Order" means the order of the Bankruptcy Court, dated March 18, 2003, confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code.

                "Consolidated EBITDAR" means, with respect to any Person, for any period, the sum of (i) the operating income of such Person for such period,
(ii) rental expenses of such Person for such period under aircraft Operating Leases and (iii) depreciation and non-cash amortization and stock compensation expenses and extraordinary charges and non-cash unusual items of such Person that were recognized in arriving at the amount of such consolidated operating income for such period, all as determined on a consolidated basis in accordance with GAAP; provided, that, (x) for purposes of calculating the financial ratio described in Section 6.4(b) for the two consecutive fiscal quarters ending on June 30, 2004, Consolidated EBITDAR as calculated above shall be multiplied by 2, and (y) for purposes of calculating the financial ratio described in Section 6.4(b) for the three consecutive fiscal quarters ending on September 30, 2004, Consolidated EBITDAR as calculated above shall be multiplied by 1.3333.

                "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum of (a) the aggregate gross interest expense relating to Indebtedness of such Person for such period (calculated without regard to any limitations on the payment thereof), including the corresponding amounts for such period under Capital Lease obligations of such Person, (b) the aggregate rental expenses of such Person for such period under aircraft Operating Leases and (c) dividends or any other payments or distributions in respect of any class of Capital Stock of such Person, including in connection with any redemption, purchase, retirement or other acquisition, directly or indirectly of any such class of Capital Stock, paid or payable during such period (but only to the extent payment thereof is permitted under this Agreement), all determined on a consolidated basis.

                "Consummation of the Plan" means substantial consummation of the Plan of Reorganization within the meaning of Section 1101(2) of the Bankruptcy Code.

                "Contractual Obligation", as applied to any Person, means any provision of any equity security issued by that Person or of any indenture, mortgage, deed of trust, contract, lease, license, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                "Covered Sale Leaseback Transaction" means a sale leaseback of Aircraft Related Equipment entered into within twelve (12) months after acquisition of such Aircraft Related Equipment.

                "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

                "Default" means any condition or event which with the required passing of time or the giving of any required notice or both would, unless cured or waived, become an Event of Default.

                "DIP Loan Agreement" means that certain Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of September 26, 2002 and amended and restated as of October 18, 2002, among Group, each of the subsidiaries of Group party thereto, RSA, successor-in-interest to The Retirement Systems of Alabama, the other lenders from time to time party thereto, and RSA, successor-in-interest to The Retirement Systems of Alabama, as Administrative Agent, Syndication Agent and Collateral Agent, as amended, restated, extended, supplemented or otherwise modified to the date hereof.

                "DIP Loan Facility" means the loan facility established by the DIP Loan Agreement.

                "Disclosure Certificate" means a certificate in the form delivered by Group and/or the Borrower to the SEC pursuant to Rule 13a-14(b) and 15d-14(b) of the Exchange Act, but which is delivered pursuant to Section 5.1(b)(iv)(B) hereof to the parties specified in Section 5.1(b).

                "Disclosure Statement" means the Disclosure Statement with respect to First Amended and Joint Plan of Reorganization of US Airways Group, Inc. and its Affiliated Debtors and Debtors-in-Possession pursuant to Section 1125 of the Bankruptcy Code which was approved by the Bankruptcy Court on January 17, 2003, together with any amendments, supplements or modifications thereto that have been approved by the Bankruptcy Court prior to the Closing Date.

                "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                "Effective Date" has the meaning assigned thereto in the Plan of Reorganization.

                "Eligible Accounts" means, as of any date of determination, accounts receivable shown on the consolidated balance sheet of Group as of the end of the then most recently ended fiscal quarter, net of, without duplication, all reserves against such accounts receivables and all accounts receivables owed by another Obligor, provided that:

                (a) such accounts receivable arise out of sales of goods or rendering of services in the ordinary course of the relevant Obligor's business;

                (b) such accounts receivable are payable in Dollars and are otherwise on terms normal and customary in the relevant Obligor's business;

                (c) such accounts receivable are not more than 90 days past original invoice date or more than 60 days past the date due;

                (d) such accounts receivable are not owing from any Person from which an aggregate amount of more than 20% of the accounts receivable owing therefrom is more than 60 days past the date due;

                (e) such accounts receivable are not owing from any Person that (i) has disputed liability for any account receivable owing from such Person or (ii) has otherwise asserted any claim, demand or liability against any Obligor, whether by action, suit, counterclaim or otherwise;

                (f) such accounts receivable are not owing from any Person that shall take or be the subject of any action or proceeding under any bankruptcy, insolvency or similar law;

                (g) such accounts receivable (i) are not owing from any Person that is also a supplier to, or creditor of, any Obligor, is a credit card processor, travel agent or marketing partner of any Obligor, or to whom any Obligor is otherwise indebted, and (ii) do not represent any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling any Obligor to discounts on future purchase therefrom;

                (h) such accounts receivable do not arise out of sales to account debtors outside the United States;

                (i) such accounts receivable do not arise out of sales on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, setoff or chargeback (including, without limitation, accounts receivables for unutilized tickets);

                (j) such accounts receivable are not owing from an account debtor that is an agency, department or instrumentality of the United States or any state thereof; and

                (k) such accounts receivables arise out of sales for which the account debtors' obligations to pay are not conditioned upon any Obligor's completion of any further performance or as to which the goods or services giving rise thereto have been delivered or performed by the Obligors, and if applicable, have been accepted by the account debtors, and the account debtors have not revoked their acceptance.

                "Eligible BofA Conduit" means a multi-seller conduit administered by Bank of America, N.A. which funds itself directly or indirectly with commercial paper notes and which is an Eligible Lender.

                "Eligible Collateral" means property and assets of the Obligor other than Excluded Property.

                "Eligible Lender" means "lender" as defined in the Act and the Regulations.

                "Employee Compensation Agreement" has the meaning specified in clause (b)(i) of Article III.

                "Environmental Claim" means any investigation, notice, claim, suit, proceeding, demand or order, by any Governmental Authority or any Person arising in connection with any alleged or actual violation of Environmental Laws or with any Hazardous Materials Activity, or any actual or alleged damage, or harm to health, safety, property or the environment.

                "Environmental Laws" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirement of Governmental Authorities relating to (a) the prevention or control of pollution or protection of the environment, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal, discharge, Release, emission or transportation, or
(c) exposure to Hazardous Materials. "Environmental Laws" shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the National Environmental Policy Act (42 U.S.C. 4321 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. 1801 et seq.), the Toxic Substances Control Act (49 U.S.C. 2601 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. 3007 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. 11001 et seq.) and the Occupational Safety and Health Act (29 U.S.C. 641 et seq.).

                "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                "ERISA Affiliate" means, as applied to Group, (i) any corporation which is, or was at any time in the preceding six (6) years, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which Group is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which Group is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which Group, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

                "ERISA Event" means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which reporting is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Internal Revenue Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(d) of the Internal Revenue Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Group or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e)(i) the receipt by Group or any ERISA Affiliate from the PBGC of a notice of determination that PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan, or (ii) the filing by Group or any ERISA Affiliate of a notice of intent to terminate any Plan; (f) the incurrence by Group or any of its ERISA Affiliates of any liability (i) with respect to the withdrawal from a Multiemployer Plan pursuant to Sections 4063 and 4064 of ERISA, or (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (g) the receipt by Group or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                "Event of Default" has the meaning specified in Section 7.1.

                "Excess Cash Flow" means, for any period, (i) Consolidated EBITDAR of Group for such period, minus (ii) the sum of (A) any change (positive or negative) in Working Capital of Group from the first day of such period to the last day of such period (as adjusted for fresh start accounting as of the first day of such period), (B) payments by the Obligors of principal and interest with respect to the consolidated Indebtedness of Group (but excluding Indebtedness that is solely the obligation of any Subsidiary that is not an Obligor) during such period, to the extent such payments are not prohibited under this Agreement, (C) income taxes paid during such period, (D) aircraft rentals paid during such period under Operating Leases, (E) cash used during such period for capital expenditures, (F) deposit and pre-delivery payments made in respect of Aircraft Related Equipment, and (G) an amount equal to pension or FASB 106 payments made in excess, if any, of pension or FASB 106 expenses, plus
(iii)(A) an amount equal to the excess of pension or FASB 106 expense in excess, if any, of pension or FASB 106 payments and (B) drawings under the Exit Liquidity Facility between the Borrower and General Electric Capital Corporation as contemplated by that certain Exit Liquidity Facility Term Sheet dated December 26, 2002.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                "Excluded Cash" means cash and cash equivalents maintained in accounts that are not controlled deposit accounts or controlled securities accounts pursuant to Collateral Documents to the extent that such accounts are subject to (i) Liens (A) arising or granted in the ordinary course of business in favor of Persons performing credit card processing services, travel charge processing services or clearinghouse services for any Obligor, including IATA, Diners Club, Discover Card, NPC, ARC and American Express, so long as such Liens are on cash and cash equivalents that are subject to holdbacks by, or are pledged (in lieu of such holdbacks) to, such Persons to secure amounts that may be owed to such Persons under the Obligors' agreements with them in connection with their provision of credit card processing, travel charge processing or clearinghouse services to the Obligors, (B) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business, or
(C) incurred or deposits made in connection with the Trust Agreements; being, respectively, Liens of the type described in clause (iii)(B), (v) or (ix) of the definition of "Permitted Encumbrances" or (ii) Liens securing (A) reimbursement obligations in respect of letters of credit issued for the account of any Obligor in the ordinary course of business and consistent with past practice, so long as the aggregate amount of such cash and Cash Equivalents does not exceed 110% of the maximum available amount under the secured letters of credit, and
(B) reimbursement or other margin requirements in connection with, in the case of Liens contemplated in this clause (B), (x) transactions designed to hedge against fluctuations in fuel costs, entered into in the ordinary course of business, consistent with past business practice or then current industry practice, and not entered into for speculative purposes, (y) transactions designed to hedge interest rates entered into with respect to notional amounts not to exceed actual or anticipated Indebtedness, not entered into for speculative purposes and (z) transactions designed to hedge against risks associated with fluctuations in currencies entered into in the ordinary course of business; being Liens permitted by clause (ix) of Section 6.1(a).

                "Excluded Property" means (i)(A) any lease or other written agreement under which an Obligor leases real property (other than Gate Leases) and (1) that requires such Obligor to pay annual rentals of $10,000,000 or more but where the grant of a Lien in favor of the Collateral Agent would violate such lease or other written agreement, provided that such Obligor has used commercially reasonable efforts (without obligation to incur more than immaterial costs or expenses in connection with such commercially reasonable efforts) to obtain the consent of the lessor to the grant of a Lien on such lease or other agreement in favor of the Collateral Agent, or (2) that the Board has, or if the Board Guaranty is no longer in effect, the Requisite Lenders have, agreed in writing in its or their sole discretion is not material, or (B) Gate Leases for which the pledge to the Collateral Agent to secure the Obligation requires the consent or approval of the lessor or another third party, but which consent the Obligors are unable to obtain after compliance with the first sentence of Section 5.8(g) hereof; (ii) any property which is subject to a Lien of the type described in Sections 6.1(a)(ii), (iii), (v) or (vii), but only while subject to such Lien; (iii) any Aircraft Related Equipment which the Obligors have owned for a period of less than twelve (12) months (other than Aircraft Related Equipment required to be pledged pursuant to the second proviso of Section 5.8(d)); (iv) any right in any agreement (A) the grant of a security interest in which would violate the agreement under which such right arises except to the extent provided under Sections 9-406 and 9-407 of the Uniform Commercial Code, if such Obligor has failed to obtain a waiver or other relief from such provision, but provided that such Obligor has used commercially reasonable efforts (without obligation to incur more than immaterial costs or expenses in connection with such commercially reasonable efforts) to obtain such waiver or other relief or (B) to the extent that the pledge or assignment of such agreement requires the consent of any third party, unless such third party has consented thereto, except to the extent provided under Sections 9-406 and 9-407 of the Uniform Commercial Code, so long as such Obligor has used commercially reasonable efforts (without obligation to incur more than immaterial costs or expenses in connection with such commercially reasonable efforts) to obtain such consent; (v) Excluded Cash; (vi) 100% of the Capital Stock of Airways Assurance Limited LLC, 35% of the Capital Stock of Subsidiaries of the Obligors that are CFCs, and all equity or other ownership interest in the trusts created by the Trust Agreements; and (vii) the Flight Simulators described on part (b) of Schedule I of the Security Agreement; provided that, if an Obligor nonetheless pledges to the Collateral Agent pursuant to Section 5.8 or otherwise assets that otherwise would constitute Excluded Property absent this proviso, unless or until the Lien with respect to such assets is released in accordance with this Agreement and the applicable Collateral Document, such assets shall constitute Collateral for all purposes under this Agreement and under the other Loan Documents and shall not be treated as Excluded Property.

                "FAA" means the Federal Aviation Administration.

                "Facilities" means any and all real property now, hereafter or heretofore owned, leased, operated or used by an Obligor.

                "Fair Market Value" with respect to any asset subject to an Asset Sale, means the price that could be obtained for such asset by a seller in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer; provided that, with respect to any Asset Sale greater than $250,000, Fair Market Value shall be determined in good faith by the Chief Executive Officer, Chief Financial Officer or Treasurer of the Borrower, taking into consideration then current market conditions.

                "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                "Final Approval Date" means March 26, 2002.

                "Fiscal Year" means the Borrower's fiscal year referenced in the financial statements to be delivered by the Borrower pursuant to Section 5.1.

                "Fitch" means Fitch, Inc., and any successor thereto that is a nationally recognized rating agency.

                "Future Issuance" means, without duplication, each (i) borrowing after the Closing Date by an Obligor from any source (including in the debt capital markets or from commercial bank lenders) (other than any other Obligor) of any Indebtedness of the type described in clauses (i), (ii) or (x) of the definition of "Indebtedness" other than (A) Indebtedness incurred pursuant to an Exit Liquidity Facility between the Borrower and General Electric Capital Corporation ("GECC") as contemplated by that certain Exit Liquidity Facility Term Sheet dated December 26, 2002, (B) the reinstatement as part of the Consummation of the Plan of the Indebtedness incurred pursuant to that certain Credit Agreement, dated as of November 21, 2001, among the Borrower, Group and GECC, as amended, and (C) Indebtedness incurred as contemplated by that certain GE Engine Services Term Sheet, dated December 26, 2002 and (ii) issuance after the Closing Date of any Capital Stock or any warrants, options or other rights to acquire Capital Stock by any Obligor (other than to another Obligor) or the exercise after the Closing Date of any warrants, options or other rights to acquire Capital Stock of any Obligor (other than exercise by another Obligor) other than, in each case, the exercise or issuance of options or similar rights as compensation by or to existing or former officers, directors or employees of an Obligor or cashless exercise or warrants issued by any Obligor; provided, however, that notwithstanding the provisions of clauses (i) and (ii) above, no borrowing, issuance of Capital Stock or exercise or issuance of any warrants, options or other rights to acquire Capital Stock (including any Capital Stock issued pursuant to the terms of such Capital Stock, warrants, options or other rights to acquire Capital Stock) in each case, effected on or around the Closing Date as part of the Consummation of the Plan shall constitute a "Future Issuance" hereunder.

                "GAAP" means, subject to the limitations on the application thereof set forth in Section 1.3, accounting principles generally accepted in the United States, as in effect from time to time as set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board approved by a significant segment of the accounting profession in the United States, subject to requirements of applicable law.

                "Gate Leases" means all right, title and interest of each Obligor, now existing or hereafter acquired, in and to any airport facility use, operation or occupancy lease, license or other agreement with respect to arrival and departure gates, aircraft parking spaces, passenger lounges, ticket counters, terminal common areas, baggage handling areas, carousels and other facilities, crew briefing areas, club lounges, kiosks, flight simulator buildings and other related properties and rights with respect to airports at which any Obligor lands, takes off or otherwise conducts operations or maintains property.

                "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                "Governmental Authorization" means any permit, license, certificate, authorization, plan, directive, consent order or consent decree or agreement of, from or with any Governmental Authority.

                "Group" has the meaning specified in the preamble to this Agreement.

                "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), including any pledge of any assets to secure indebtedness of another or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of such other Person so as to enable such Person to pay such Indebtedness. The term "Guarantee" used as a verb has a corresponding meaning.

                "Guarantee Fee" has the meaning specified in Section 2.06 of the Board Guaranty.

                "Guaranty" means the Guaranty set forth in Article X.

                "Hazardous Materials" means all substances defined as Hazardous Substances, Oil, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Section 300.5, or defined as such by or regulated as such under, any Environmental Law.

                "Hazardous Materials Activity" means any past, current, proposed, or threatened use, storage, Release, generation, treatment, remediation or transportation of any Hazardous Material (i) from, under, in, into or on the Facilities or surrounding property; and (ii) caused by, or undertaken by or on behalf of, an Obligor or any of their respective predecessors or Affiliates.

                "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six (6) months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables; (v) all Capital Lease obligations of such Person (the amount of the Indebtedness in respect of Capital Lease obligations to be determined as provided in the definition of Capital Lease in this Section 1.1); (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the stated principal amount of such Indebtedness, provided, however, that if such Indebtedness is assumed by such Person or provides for recourse against such Person, the amount of such Indebtedness shall be the greater of (A) and (B) above; (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person; (viii) to the extent not otherwise included in this definition and to the extent treated as a liability under GAAP, obligations under Currency Agreements, Interest Rate Agreements and Commodity Agreements; (ix) the capitalized amount of remaining lease payments owing by such Person under Synthetic Leases that would appear on the balance sheet of such Person if such lease were treated as a Capital Lease; (x) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) to the extent such transaction is effected with recourse to such Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP); (xi) solely for purposes of determining compliance with Section 6.4(b), all Operating Lease obligations of such Person with respect to Aircraft Related Equipment (the amount of Indebtedness in respect of Operating Lease obligations to be determined as provided in the definition of Operating Lease in this Section 1.1); and (xii) the Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                "Indemnified Liabilities" has the meaning specified in Section 11.4.

                "Indemnified Taxes" has the meaning specified in Section
2.12(a).

                "Indemnitees" has the meaning specified in Section 11.4.

                "Initial Indebtedness" has the meaning specified in Section 6.10(a).

                "Initial Unrestricted Cash Reserve" shall have the meaning specified in Section 6.4(a).

                "Interest Payment Date" means, with respect to each Interest Period, the first Business Day immediately following the last day of such Interest Period.

                "Interest Period" means (a) initially, the period commencing on and including the Closing Date and ending on and including June 30, 2003 and (b) thereafter, each successive period commencing on and including the first day of each calendar quarter and ending on and including the last day of such calendar quarter; provided, however, that:

                (i) the Interest Period commencing on June 30, 2009 shall end on the Maturity Date; and

                (ii) during the continuance of an Event of Default, each "Interest Period" shall be for such duration of one (1) month or less as shall be selected by the Agent by notice to the Borrower, each Lender, the Board and the Loan Administrator on or prior to the start of such Interest Period (and in the absence of any such notice or selection, the applicable Interest Period shall be determined as provided above without regard to this clause (ii)).

                "Interest Rate Agreement" means any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement.

                "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                "Investment" means with respect to any Person, any direct or indirect advance, loan (other than loans or advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person or its Subsidiaries) or other extension of credit or capital contribution or other equity investment by such Person to any other Person, including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, any Guarantee (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person or any purchase or acquisition by such Person of Capital Stock (or warrants, options or rights convertible into or exercisable for Capital Stock), bonds, notes, debentures or other similar instruments issued by any other Person; provided, that neither advances nor loans by any Obligor to any other Obligor nor deposits made by any Obligor in connection with the purchase by an Obligor of Aircraft Related Equipment or other property shall constitute an "Investment."

                "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                "KHFC Administrative Agent" has the meaning set forth in the preamble to this Agreement.

                "Lender" means each of the Primary Tranche A Lender, the Alternate Tranche A Lender and/or the Tranche B Lenders (including its respective successors and permitted assigns), as the context may require, and the term "Lenders" means the Primary Tranche A Lender, the Alternate Tranche A Lender and/or the Tranche B Lenders (including its respective successors and permitted assigns) collectively, as the context may require; provided that the terms "Lender" and "Lenders" shall include the

Board to the extent it acquires any interest in Tranche A as contemplated by
Section 2.9(f) hereof and by the Board Guaranty.

                "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Annex B or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                "LIBOR" means, with respect to any Interest Period, the offered rate in the London interbank market for deposits in Dollars of amounts equal or comparable to the then unpaid amount of the Loan not being funded by the Primary Tranche A Lender with Commercial Paper offered for a term comparable to such Interest Period, as currently shown on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate as of 11:00 a.m., London time, two (2) Business Days prior to the first day of such Interest Period; provided, however, that (A) LIBOR for the initial Interest Period shall be 1.28% per annum, (B) if more than one offered rate as described above appears on such Telerate screen, the rate used to determine LIBOR will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of such offered rates, (C) if no such offered rates appear, the rate used for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/100 of 1%) of rates quoted by Bank of America, N.A. - London Branch (and its successor) at approximately 4:00 p.m., London time, two (2) Business Days prior to the first day of such Interest Period for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to such unpaid principal amount of the Loan and (D) in the case of an Interest Period commencing after an assignment of all or any portion of Tranche A from the Primary Tranche A Lender to the Alternate Tranche A Lender or the Primary Tranche A Lender ceases to fund all of its Tranche A through the issuance of Commercial Paper, all determinations of LIBOR with respect to the applicable portion of the Loan so assigned shall be made on the first day of such Interest Period (rather than two (2) Business Days prior to the first day of such Interest Period). If the Agent ceases generally to use such Telerate screen for determining interest rates based on eurodollar deposit rates, a comparable internationally recognized interest rate reporting service shall be used to determine such offered rates.

                "LIBOR Lenders" means Lenders holding Notes that bear interest at a rate determined by reference to LIBOR.

                "Lien" means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any easement, right of way or other encumbrance on title to real property and any agreement to give any security interest).

                "Liquidation Period" has the meaning specified in Section
2.10(f).

                "Loan" means the loan made pursuant to this Agreement and consisting of Tranche A and Tranche B.

                "Loan Administrator" has the meaning specified in the preamble to this Agreement.

                "Loan Administrator Relationship" has the meaning specified in
Section 8.5(a).

                "Loan Documents" means, collectively, this Agreement, the Notes, the Collateral Documents, the Employee Compensation Agreement, the Warrants, the Registration Rights Agreement, the RSA Undertaking and each certificate, agreement or document executed by an Obligor and delivered to the Agent, the Lenders or the Board in connection with or pursuant to this Agreement.

                "Margin Stock" has the meaning assigned to that term in Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

                "Marketing and Service Agreements" means those certain business, marketing and service agreements among the Borrower and any of Mesa Airlines, Inc., Chautauqua Airlines, Inc., Trans States Airlines, Inc., and United Air Lines, Inc., and such other parties or agreements from time to time that include, but are not limited to, code-sharing, pro-rate, capacity purchase, service, frequent flyer, ground handling and marketing agreements that are entered into in the ordinary course of business.

                "Material Adverse Effect" means (a) a material adverse effect on
(i) the business, condition (financial or otherwise), operations, performance, prospects, assets or properties of the Obligors, taken as a whole or (ii) the legality, validity, binding effect or enforceability against any Obligor of any Loan Document, or the rights and remedies of the Agent, the Collateral Agent, the Board or any Lender under any Loan Document, or (b) any material adverse effect on or material impairment of (i) the ability of the Obligors, taken as a whole, to perform their payment or other material obligations under the Loan Documents or (ii) the value of the Collateral or the validity and priority of the Liens on the Collateral in each case taken as a whole.

                "Maturity Date" means October 1, 2009, except that if such date is not a Business Day, then the Maturity Date shall be the immediately preceding Business Day.

                "Minimum Liability Insurance Amount" means the amount specified therefore on Exhibit Q.

                "Moody's" means Moody's Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.

                "Mortgages" has the meaning specified in the definition of "Collateral Documents."

                "Multiemployer Plan" means a multiemployer plan as defined
Section 4001(a)(3) of ERISA, and in respect of which Group or any ERISA Affiliate is (or with the application of Section 4212(c) of ERISA would be) (a) an "employer" as defined in Section 3(5) of ERISA or (b) a "seller" as defined in Section 4204 of ERISA.

                "Net Cash Proceeds" means, with respect to any Asset Sale, the Cash Proceeds of such Asset Sale, net of (i) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses (including reasonable fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale without regard to the consolidated results of operations of Group, the Borrower and their respective Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale (or any related expenses required to be paid to third parties pursuant to documentation related to the financing of the assets subject to such Asset Sale) that (A) is secured by a Lien on the property or assets sold and (B) is required by its terms to be paid as a result of such Asset Sale and (iv) appropriate amounts to be provided by any Obligor as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, but limited to the period of the required reserve.

                "Net Condemnation Proceeds" means an amount equal to: (i) any cash payments or proceeds received by an Obligor as a result of any condemnation or other taking or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, as the result of the exercise of any right of condemnation or eminent domain by a Governmental Authority (including a transfer to a Governmental Authority in lieu or anticipation of a condemnation), minus (ii)
(a) any actual and reasonable costs incurred by an Obligor in connection with any such condemnation or taking (including reasonable fees and expenses of counsel), (b) provisions for all taxes payable as a result of such condemnation, without regard to the consolidated results of operations of Group, the Borrower, and their respective Subsidiaries, taken as a whole, (c) the amount of any Indebtedness secured by a Lien on any property subject to such condemnation or taking and any related expenses of third parties, in each case, required by the documentation related to such Indebtedness to be discharged or paid from the proceeds thereof and (d) any amounts required to be paid to any Person (other than an Obligor) owning a beneficial interest in the property subject to such condemnation or taking.

                "Net Insurance Proceeds" means an amount equal to: (i) any cash payments or proceeds received by an Obligor under any casualty insurance policy in respect of a covered loss thereunder with respect to tangible, real or personal property, minus (ii) (a) any actual and reasonable costs incurred by an Obligor in connection with the adjustment or settlement of any claims of an Obligor in respect thereof (including reasonable fees and expenses of counsel),
(b) provisions for all taxes payable as a result of such event without regard to the consolidated results of operations of Group, the Borrower and their respective Subsidiaries, taken as a whole, (c) the amount of any Indebtedness secured by a Lien on any property subject to such covered loss and any related expenses of third parties, in each case, required by the documentation related to such Indebtedness to be discharged or paid from the proceeds thereof and (d) any amounts required to be paid to any Person (other than an Obligor) owning a beneficial interest in the property subject to such loss.

                "Net Issue Proceeds" has the meaning specified in Section
2.6(a).

                "Non-Consenting Lender" has the meaning specified in Section 11.1(c).

                "Non-U.S. Person" means a Person that is not a United States person as defined in Section 7701(a)(30) of the Internal Revenue Code.

                "Note" and "Notes" have the meanings specified in Section
2.4(d).

                "Obligations" means all payment and performance obligations of every nature of any Obligor from time to time owed to the Agent, the Collateral Agent, the KHFC Administrative Agent, the Lenders, the Loan Administrator or the Board (together with their respective permitted successors and assigns), or any of their respective Affiliates, officers, directors, employees, agents or advisors under or in respect of any Loan Document, whether for principal, interest, fees, expenses, indemnification or otherwise.

                "Obligors" means Group, the Borrower and each Subsidiary Guarantor, and their respective successors and assigns.

                "Officer" means, as applied to any corporation, each Responsible Officer, the Chairman of the Board (if an officer), Assistant Treasurer, Secretary or Assistant Secretary.

                "Officer's Certificate" means, as applied to Group or the Borrower, a certificate executed by a Responsible Officer of such Person in his/her capacity as such; provided, that every Officer's Certificate shall include a statement that, in the opinion of the signer, such Responsible Officer has made or has caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion as to the substance of such Officer's Certificate in light of the provisions hereof pursuant to which it is being delivered.

                "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) under which such Person is lessee, that is not a Capital Lease. For purposes of determining compliance with Section 6.4(b), the amount of Indebtedness in respect of any Operating Lease shall be an amount equal to six (6) times the total amount of all lease payments for the four most recently ended fiscal quarters in respect of Operating Leases in effect on the date as of which Indebtedness is being measured.

                "Other Taxes" has the meaning specified in Section 2.12(b).

                "Participant" has the meaning specified in Section 11.2(e).

                "Payee" has the meaning specified in Section 11.12.

                "Payment Default" means any failure to make a payment which with the giving of notice or the required passage of time or both would become an Event of Default under Section 7.1(a).

                "Payment Restriction" means, with respect to a Subsidiary of any Person, any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement or instrument, on the ability of (i) such Subsidiary to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person or (c) transfer any of its property or assets to such Person or any other Subsidiary of such Person or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividend, distributions or payments, (b) loans or advances or (c) property or assets.

                "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA) as applied to property:

                (i) Liens for taxes, assessments or governmental charges or claims the payment of which is either (a) not delinquent for a period of more than 30 days or (b) being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, as set forth in
        Section 5.3;

                (ii) statutory Liens of landlords and Liens of carriers, vendors, warehousemen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums either (a) not delinquent for a period of more than thirty (30) days or (b) being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                (iii) (A) Liens incurred or deposits (other than with respect to the Plans described in Section 4.11) made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, reimbursement obligations and chargeback rights of Persons performing services for an Obligor (including Liens securing Trade Payables arising from the Obligors' use in the ordinary course of business, consistent with past practice, of credit advance facilities to purchase goods and services) and other similar obligations (exclusive of obligations for the payment of borrowed money) and (B) Liens arising or granted in the ordinary course of business in favor of Persons performing credit card processing services, travel charge processing services or clearinghouse services for any Obligor, including IATA, Diners Club, Discover Card, NPC, ARC and American Express, so long as such Liens are on cash and cash equivalents that are subject to holdbacks by, or are pledged (in lieu of such holdbacks) to, such Persons to secure amounts that may be owed to such Persons under the Obligors' agreements with them in connection with their provision of credit card processing, travel charge processing or clearinghouse services to the Obligors;

                (iv) with respect to real property, easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of an Obligor; provided that such charges or encumbrances, if affecting any of the Collateral constituting real property, comply with the terms of the Mortgages;

                (v) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

                (vi) any interest or title of a lessor in property leased by an Obligor under any Capital Lease obligation or Operating Lease which, in each case, is not prohibited under this Agreement;

                (vii) Liens in favor of collecting or payor banks and other banks providing cash management services, in each case, having a right of setoff, revocation, refund or chargeback against money or instruments of any Obligor on deposit with or in possession of such bank arising for the payments of bank fees and other similar amounts owed in the ordinary course of business;

                (viii) Liens of creditors of any Person to whom any Obligor's assets are consigned for sale in the ordinary course of business;

                (ix) Liens incurred or deposits made in connection with the Trust Agreements;

                (x) any renewal of or substitution for any Lien permitted by any of the preceding clauses; provided that the Indebtedness secured is not increased nor the Lien extended to any additional assets; and

                (xi)    Liens created under the Collateral Documents.

                "Permitted Holder" means any of RSA and the Board.

                "Permitted Refinancing Indebtedness" means Indebtedness of any Obligor the cash proceeds of which are used to refinance (for purposes of this definition, "Refinancing Indebtedness") then outstanding Indebtedness (for purposes of this definition, "Old Indebtedness") (including by way of an extension, renewal or replacement of, or substitution for, such Old Indebtedness) in an amount not to exceed the then outstanding principal amount of the Old Indebtedness, plus accrued and unpaid interest, premiums, fees and expenses; provided that: (a) if the Old Indebtedness is subordinated in right of payment to the Loan, the Refinancing Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the

Loan, (b) the Refinancing Indebtedness does not have a final scheduled maturity prior to the final scheduled maturity of the Old Indebtedness and (c) the average life of the Refinancing Indebtedness calculated as of the consummation of the refinancing is not less than the remaining average life of the Old Indebtedness.

                "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                "Piedmont" means Piedmont Airlines, Inc.

                "Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA which is, or was at any time during the preceding six (6) years, maintained or contributed to, or required to be contributed to, by Group or any of its ERISA Affiliates, other than a multiemployer plan, within the meaning of
Section 4001(a)(3) of ERISA.

                "Plan of Reorganization" means the First Amended Joint Plan of Reorganization of US Airways Group, Inc. and its Affiliated Debtors and Debtors-in-Possession dated January 17, 2003 together with amendments, supplements or modifications thereto, as confirmed by the Confirmation Order, together with any amendments, supplements or modifications thereto that have been approved or authorized by the Bankruptcy Court prior to the Closing Date.

                "Prepayment Breakage Avoidance Procedure" means, with respect to any prepayment of the Loan required or permitted by Section 2.6 or Section 2.10, that the Borrower shall at its option have the right to apply any amounts required or permitted to be prepaid by Section 2.6 or Section 2.10 with respect to the Loan as follows: (i) the Borrower may immediately prepay the Loan (in whole or in part) as required or permitted by Section 2.6 or Section 2.10, as applicable, and/or (ii) the Borrower may deposit all or a portion of such amount in an account established by the Borrower with the Agent and over which the Agent shall have a perfected first priority security interest (the "Prepayment Account"). To the extent the Borrower elects to deposit cash in the Prepayment Account as provided in the preceding sentence, the Agent shall apply any cash so deposited in the Prepayment Account to prepay the Loan on the last day of the relevant Interest Period for the applicable tranche. The Borrower shall be deemed to have satisfied the prepayment requirements of Section 2.6 or Section 2.10, as applicable, upon deposit of cash in the Prepayment Account in an amount equal to the amount of the prepayment otherwise remaining due pursuant to
Section 2.6 or Section 2.10, as applicable. The Agent shall, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Cash Equivalents maturing on or prior to the last day of the next Interest Period with any interest thereon for the benefit of the Borrower.

                "Primary Tranche A Lender" means Kitty Hawk Funding Corporation, a Delaware corporation, and each permitted assignee of its Tranche A Commitment in accordance with Section 11.2, including any Eligible BofA Conduit.

                "Pro Forma Basis" means, with respect to compliance with any covenant hereunder, compliance with such covenant after giving effect to the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business or any asset by any Obligor or any other action which requires compliance on a Pro Forma Basis. In making any determination of compliance on a Pro Forma Basis, such determination shall be performed using the consolidated financial statements of such Obligor which shall be reformulated as if any such acquisition, disposition or other action had been consummated at the beginning of the period specified in the covenant with respect to which Pro Forma Basis compliance is required.

                "Proceedings" has the meaning specified in Section 5.1(b)(vii).

                "Program Support Provider" means and includes any Person now or hereafter extending credit or having a commitment to extend credit to or for account of, or to make purchases from, the Primary Tranche A Lender or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Primary Tranche A Lender's commercial paper program.

                "Prohibited Transferee" has the meaning specified in Section 11.2(a).

                "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise (i) is required to be redeemed prior to the Maturity Date, (ii) may be required to be redeemed at the option of the holder of such class or series of Capital Stock at any time prior to the Maturity Date or (iii) is convertible into or exchangeable for (X) Capital Stock referred to in clause (i) or (ii) above or (Y) Indebtedness having a scheduled maturity prior to the Maturity Date; provided that any Capital Stock that would constitute Redeemable Stock solely because of the provisions thereof offering holders thereof the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" occurring prior to the Maturity Date shall not constitute Redeemable Stock if the asset sale provisions contained in such Capital Stock specifically provide that, in respect of any particular asset sale proceeds, the issuer thereof will not be required to repurchase or redeem any such Capital Stock pursuant to such provisions so long as the Borrower applies the full amount of such proceeds (net of associated taxes and transaction costs) to the permanent reduction of the aggregate outstanding principal amount of the Loan.

                "Register" has the meaning specified in Section 2.4(e).

                "Registration Rights Agreements" means the Registration Rights Agreements, each dated as of the date hereof and executed by Group and respectively, the holders of the Warrants, in each case in substantially the form of Exhibit M.

                "Regulations" has the meaning specified in the first recital to this Agreement.

                "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facilities, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                "Requesting Party" has the meaning specified in Section 8.1(b).

                "Requisite Lenders" means, collectively, Lenders holding not less than a majority of the principal amount of the Loan then outstanding or, prior to the making of the Loan, the Lenders having not less than a majority of the Commitments.

                "Requisite LIBOR Lenders" means, collectively, Lenders having not less than a majority of the principal amount of the portion of the Loan bearing interest at a rate determined by reference to LIBOR or, prior to the making of the Loan, the Alternate Tranche A Lender and the Tranche B Lenders.

                "Requisite Tranche B Lenders" means the Tranche B Lenders holding a majority of the principal amount then outstanding of Tranche B.

                "Responsible Officer" means with respect to Group or the Borrower, any of its Chief Executive Officer, President, Chief Financial Officer, General Counsel, Treasurer or Controller, but in any event, with respect to financial matters, its Chief Financial Officer, Treasurer or Controller.

                "Restricted Payment" means, with respect to any Person (i) any declaration or payment of dividends on or making of any distributions in respect of the Capital Stock of such Person (other than dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants, or other rights to purchase Capital Stock (other than Redeemable Stock)) to holders of Capital Stock of such Person, (ii) any purchase, redemption or other acquisition or retirement for value (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock)) of any Capital Stock or warrants, rights (other than exchangeable or convertible Indebtedness of such Person not prohibited under clause (iii) below) or options to acquire Capital Stock of such Person and (iii) any redemption, repurchase, defeasance (including, but not limited to, in substance or legal defeasance) or other acquisition or retirement for value (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or warrants, rights or options to acquire Capital Stock (other than Redeemable Stock)) of Indebtedness of such Person or any Subsidiary of such Person, directly or indirectly (including by way of setoff or amendment of the terms of any Indebtedness in connection with any retirement or acquisition of such Indebtedness), which is made other than at any scheduled maturity thereof or by any scheduled repayment or scheduled sinking fund payment (collectively, a "prepayment"); provided that the following shall not constitute Restricted
Payments: (x) any declaration, payment, distribution, purchase, redemption, acquisition or retirement for value, repurchase or defeasance referred to in clauses (i) through (iii) above in each case solely among Obligors, (y) the discharge by the Obligors, in connection with the transactions contemplated by any term sheet referenced on Schedule 4.15(a), of any Indebtedness that was incurred to finance the acquisition of the aircraft identified as subject to such term sheet, or (z) repayment of the Loan.

                "RSA" means Retirement Systems of Alabama Holdings LLC, a Delaware limited liability company, and its successors and assigns.

                "RSA Investment Agreement" means that certain Investment Agreement, dated as of September 26, 2002 by and between The Retirement System of Alabama and US Airways Group, Inc., as amended by that certain Amendment No. 1, dated as of January 17, 2003 by and among US Airways Group, Inc., The Retirement System of Alabama and RSA, and that certain Amendment No. 2, dated March 31, 2003, by and among US Airways Group, Inc., the Retirement Systems of Alabama and RSA.

                "RSA Undertaking" has the meaning specified in Article III(b)(iii).

                "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto that is a nationally recognized rating agency.

                "SEC" means the Securities and Exchange Commission of the United States or any successor thereto.

                "Secondary Slots" means (a) Air-21 slot exemptions, (b) the Essential Air Services Slots identified on Schedule 1.1(a) hereto, (c) any other Slots which, under the Slot Regulations, are not transferable among private parties, (d) for so long as their aggregate Appraised Value does not exceed $5,000,000, Slots at John F. Kennedy International Airport, (e) the Slots identified on Schedule 1.1(a) hereto as "pool" Slots (within the meaning of 14 C.F.R. Section 93.226(e)), (f) all 6:00 a.m. arrival and departure Slots at LaGuardia Airport, (g) all arrival and departure Slots at LaGuardia Airport commencing at or after 9:30 p.m. (2130), (h) all 6:00 a.m. Slots at Ronald Reagan Washington National

Airport, and (i) all Slots at Ronald Reagan Washington National Airport commencing at or after 9:00 p.m. (2100).

                "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                "Security Agreement" has the meaning specified in clause (v) of the definition of Collateral Documents.

                "Slot Regulations" means 49 U.S.C. Section 40103 and 14 C.F.R. Sections 93.211 - 93.227, and any amendment, supplement or other modification thereto, or successor, replacement or substitute federal law or regulation concerning the right or operational authority to conduct landing or takeoff operations at any airports.

                "Slots" means all of the rights and operational authority granted under the Slot Regulations and now or hereafter acquired or held by each Obligor to conduct one instrument flight rule landing or takeoff operation in a specified time period at Ronald Reagan Washington National Airport, John F. Kennedy International Airport, LaGuardia Airport, or any other airport.

                "Solvent" means, with respect to any Person, that as of the date of determination (A) the then fair saleable value of the business of such Person is not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (B) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (C) such Person does not intend to incur, or believes that it will not incur, debts beyond its ability to pay such debts as they become due. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                "Specified Contracts" means those contracts and other arrangements and transactions listed on Schedule 4.15(a) hereto together with, in the case of any such arrangement or transaction identified on Schedule 4.15(a) as being in term sheet form or consisting of an agreement under Section 1110 of the Bankruptcy Code, the final definitive written agreement or other documentation thereof.

                "Subsidiary" means, with respect to any Person, any corporation, partnership, association, limited liability company, trust or estate, joint venture or other business entity of which more than 50% of the issued and outstanding shares of Voting Stock at the time of determination are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                "Subsidiary Guarantor" means each Person that is a Subsidiary of Group as of the Closing Date (other than Airways Assurance Limited LLC) and each other Subsidiary of Group that becomes a party to this Agreement pursuant to
Section 5.8(a), but with respect to any such Subsidiary, subject to the last sentence of Section 10.5.

                "Substitute Basis" has the meaning specified in Section 2.10(b).

                "Synthetic Lease" means (a) a so-called synthetic, off-balance sheet lease or lease in which the lessee is contractually entitled to the tax benefits of ownership of the leased assets, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

                "Taxes" means any and all present or future taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature, and all interest, penalties and other liabilities thereon or computed by reference thereto imposed by any Governmental Authority.

                "Title 49" means Title 49 of the United States Code, as amended and in effect from time to time, and the regulations promulgated pursuant thereto.

                "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries and arising in the ordinary course of business in connection with the acquisition of goods or services but limited to current liabilities in accordance with GAAP.

                "Tranche A" has the meaning specified in Section 2.1(a).

                "Tranche A Applicable Interest Rate" means for any Interest Period (i) to the extent the Primary Tranche A Lender is the holder of the outstanding Tranche A and funds (directly or indirectly) Tranche A through the issuance of Commercial Paper, a rate per annum equal to the sum of (A) the Primary Tranche A Lender's weighted average cost (as defined below) related to the issuance (directly or indirectly) of commercial paper notes and other short-term borrowings (collectively, "Commercial Paper"), which in each case have been allocated by the Primary Tranche A Lender to Tranche A during such Interest Period and (B) 0.30% (such Tranche A Applicable Interest Rate to be calculated by the KHFC Administrative Agent and specified in a notice sent to the Borrower, with a copy to the Agent and the Loan Administrator) and (ii) otherwise, a rate per annum equal to LIBOR for such Interest Period plus 0.40%. As used in this definition, "weighted average cost" of Commercial Paper means
(i) the actual interest rate or discount paid to purchasers of Commercial Paper,
(ii) the dealer fees and other costs associated with the issuance of the Commercial Paper (expressed as a percentage), which fees and costs maybe assessed upon issuance and (iii) other borrowings the Primary Tranche A Lender may incur (expressed on a percentage basis), including the amount to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

                "Tranche A Commitment" means, as to the Primary Tranche A Lender or the Alternate Tranche A Lender, the obligation of such Lender, if any, to loan Tranche A to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche A Commitment" opposite such Lender's name on Schedule 1.1(e). The original aggregate amount of the Tranche A Commitments is $900,000,000.

                "Tranche A Lender" means the Primary Tranche A Lender or, if the Primary Tranche A Lender does not make Tranche A available or assigns Tranche A to the Alternate Tranche A Lender, the Alternate Tranche A Lender; provided that the term "Tranche A Lender" shall include the Board if it acquires any interest in Tranche A as contemplated by Section 2.9(f) hereof and the Board Guaranty.

                "Tranche A Note" has the meaning specified in Section 2.4(d).

                "Tranche B" has the meaning specified in Section 2.1(c).

                "Tranche B Applicable Interest Rate" means a rate per annum equal to LIBOR plus 4.00% per annum.

                "Tranche B Commitment" means, as to any Lender, the obligation of such Lender, if any, to loan Tranche B to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Commitment" opposite such Lender's name on Schedule 1.1(f). The original aggregate amount of the Tranche B Commitments is $100,000,000.

                "Tranche B Lender" means each Lender that has a Tranche B Commitment or is the holder of Tranche B, who shall initially be Bank of America, N.A. and RSA.

                "Tranche B Note" has the meaning specified in Section 2.4(d).

                "Trust Agreements" means all special purpose trust funds established by any Obligor to manage the collection and payment of amounts collected by the Obligor for the express benefit of third-party beneficiaries relating to (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges, including (i) federal payroll withholding taxes, as described in Sections 3101, 3111 and 3402 of the Internal Revenue Code; (ii) federal Unemployment Tax Act taxes, as described in Chapter 23 of Subtitle C of the Internal Revenue Code;
(iii) federal air transportation excise taxes, as described in Sections 4261 and 4271 of the Internal Revenue Code; (iv) federal security charges, as described in Title 49 of the Code of Federal Regulations of 2002 (referred to in this definition as the "CFR"), Chapter XII, Part 1510; (v) federal Animal and Plant Health Inspection Service of the United States Department of Agriculture (APHIS) user fees, as described in Title 21 United States Code (2002) (referred to in this definition as "U.S.C.") Section 136a and 7 CFR Section 354.3; (vi) federal Immigration and Naturalization Service (INS) fees, as described in 8 CFR Part 286; (vii) federal customs taxes as described in 19 U.S.C. Section 58c; and
(viii) federal jet fuel taxes as described in Sections 4091 and 4092 of the Internal Revenue Code collected on behalf of and owed to the federal government,
(b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman's or workers' compensation charges and related charges and fees that are analogous to those described in Subtitle C of the Internal Revenue Code and that are described in or are analogous to Chapter 23 of Title 19 Delaware Code Annotated (2002) (referred to in this definition as "D.C.A.") collected on behalf of and owed to state and local authorities, agencies and entities, (c) Passenger Facility Fees and Charges as described in Title 49 United States Code Section 40117 (2002) and Title 14 of the Code of Federal Regulations of 2002, Subchapter 1, Part 158 collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities and (d) voluntary and/or other non-statutorily required employee payroll deductions, whether authorized by the employee, imposed by court order, agreed to pursuant to collective bargaining arrangement or otherwise, including (i) employee contributions made for the purpose of participating in any employer-sponsored retirement plan as described and defined in Section 401(k) of the Internal Revenue Code (including repayment of any 401(k) related loans made to the employee but excluding any funds matched and/or contributed by the employer on behalf of any employee), (ii) employee payments made for the purpose of participating in any employer-sponsored medical, dental or related health plan, (iii) employee payments made for the purpose of satisfying periodic union dues, (iv) employee payments made for the purpose of purchasing United States Savings Bonds, (v) employee payments made for the purpose of making deposits to an account at or making repayment of an extension of credit from an employer-associated credit union, (vi) employee payments made for the purpose of purchasing life, accident, disability or other insurance, (vii) employee payments made for the purpose of participating in any employer-sponsored cafeteria plan as described and defined in Section 125 of the Internal Revenue Code, (viii) employee-directed donations to charitable organizations and (ix) levys, garnishments and other attachments on employee compensation (as described in Sections 6305 and 6331 of the Internal Revenue Code, in Section 4913 of Title 10 of D.C.A. or in any analogous provision of other applicable federal, state or local law) collected on behalf of any Governmental Authority or any other Person authorized to receive funds of the type described in this clause (d).

                "United States Citizen" has the meaning specified in Section 4.1(b).

                "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Person (or Persons performing similar functions) irrespective of whether or not at the time stock of any such class or classes will have or might have such voting power by the reason of the happening of any contingency.

                "Warrants" means collectively (i) the Warrant to purchase up to 7,635,000 shares of Group's Common Stock issued by Group to the Board, or, at the Board's request, to its designee, (ii) the Warrant to purchase up to 212,081 shares of Group's Common Stock issued by Group to Bank of America, N.A. and
(iii) the Warrant to purchase up to 636,249 shares of Group's Common Stock issued by Group to RSA, in each case in substantially the form of Exhibit N.

                "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                "Working Capital" means, as of any date, (i) the current assets (excluding cash and Cash Equivalents) of Group minus (ii) the current liabilities of Group (other than the current portion of long term debt), in each case, determined on a consolidated basis and otherwise, in accordance with GAAP as of such date.

                Section 1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

                Section 1.3.    Accounting Terms and Principles.

                (a) Accounting Terms. All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                (b) Change in GAAP. If any change in accounting principles used in the preparation of the most recent financial statements referred to in
Section 5.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successor thereto) and such change is adopted by the Borrower or Group, as the case may be, with the agreement of its independent public accountants and results in a change in any of the calculations required by Article VI had such accounting change not occurred, the parties hereto agree to promptly enter into good faith negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower or Group, as the case may be, shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article VI shall be given effect until such provisions are amended to reflect such changes in GAAP.

                Section 1.4.    Certain Terms.

                (a) Certain References. The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

                (b) References to Exhibits, Schedules, etc. References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                (c)     References to Agreements. Each agreement defined in this
Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of any Person is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and the consent of each such Person is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

                (d) References to Statutes. References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

                (e) Miscellaneous. The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

                                   ARTICLE II

                                    THE LOAN

                Section 2.1. The Loan. On the terms and subject to the conditions contained in this Agreement and in reliance upon the representations and warranties of the Obligors set forth herein and in the other Loan Documents, the Lenders severally agree to make on the date hereof, a multi-tranched term loan to the Borrower in a single borrowing equal to the principal amount of $1,000,000,000 as follows:

                (a) The Primary Tranche A Lender (subject to Section 2.1(b)) agrees to fund the Tranche A portion of the Loan ("Tranche A") to the Borrower in an amount equal to the Tranche A Commitment of the Primary Tranche A Lender. Any amount of Tranche A repaid or prepaid may not be reborrowed.

                (b) The Primary Tranche A Lender intends but is not obligated to fund Tranche A through the issuance and sale of Commercial Paper. The Primary Tranche A Lender may, at its option, elect at any time not to fund Tranche A. If the Primary Tranche A Lender so elects, the Alternate Tranche A Lender will, on the terms and subject to the conditions contained in this Agreement, be obligated to fund Tranche A in an amount equal to the Tranche A Commitment of the Alternate Tranche A Lender. In the event that more than one
(1) Alternate Tranche A Lender is a party hereto, in accordance with Section 11.2, the rights and obligations of each such Alternate Tranche A Lender hereunder shall be several and not joint.

                (c) Each of the Tranche B Lenders severally agrees to fund the Tranche B portion of the Loan ("Tranche B") to the Borrower in an amount equal to the Tranche B Commitment of such Tranche B Lender. Any amount of Tranche B repaid or prepaid may not be reborrowed.

                Section 2.2.    Borrowing.

                (a) Notice of Borrowing. The Loan shall be made on notice given by the Borrower to the Agent.

                (b) Funding. The Agent shall give to the Lenders, the Board and the Loan Administrator prompt written notice of the Agent's receipt of a notice under Section 2.2(a) above. The Primary Tranche A Lender (or, if the Primary Tranche A Lender chooses not to make Tranche A available, the Alternate Tranche A Lender) and the Tranche B Lenders shall, before 11:00 a.m. (New York City time) on the date hereof, make available to the Agent at Bank of America, N.A., ABA #053 000 196, Account No. 136 621 225 0600, Account Name:
Operations/Administration, Ref: US Airways, Inc., in immediately available funds, an amount equal to such Lender's Commitment. After the Agent's receipt of such funds and upon fulfillment or waiver of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower.

                Section 2.3.    Scheduled Repayment of the Loan.

                (a) Repayment of Tranche A. The Borrower shall repay principal amounts with respect to Tranche A on the dates and in the amounts set forth below:

Date                                      Repayment Amount
----                                      ----------------
October 1, 2006                           $  112,500,000
April 1, 2007                             $  112,500,000
October 1, 2007                           $  112,500,000
April 1, 2008                             $  112,500,000
October 1, 2008                           $  112,500,000
April 1, 2009                             $  112,500,000
October 1, 2009                           $  225,000,000


                Notwithstanding anything herein to the contrary, the Borrower shall repay the entire unpaid principal amount of Tranche A together with accrued and unpaid interest thereon and all other amounts owing hereunder in respect thereof on the Maturity Date (or, if earlier, the date the Loans are accelerated pursuant to Section 7.2).

                (b) Repayment of Tranche B. The Borrower shall repay principal amounts with respect to Tranche B on the dates and in the amounts set forth below:

Date                                     Repayment Amount
----                                     ----------------
October 1, 2006                          $  12,500,000
April 1, 2007                            $  12,500,000
October 1, 2007                          $  12,500,000
April 1, 2008                            $  12,500,000
October 1, 2008                          $  12,500,000
April 1, 2009                            $  12,500,000
October 1, 2009                          $  25,000,000


                Notwithstanding anything herein to the contrary, the Borrower shall repay the entire unpaid principal amount of Tranche B together with accrued and unpaid interest thereon and all other amounts owing hereunder in respect thereof on the Maturity Date (or, if earlier, the date the Loans are accelerated pursuant to Section 7.2).

                Section 2.4.    Evidence of Debt.

                (a) Lenders' Accounts. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing such Lender's portion of the Loan outstanding from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                (b) Agent's Records of Loan. The Agent shall establish and maintain a register for recording with respect to the Loan (i) the date and amount of each payment on the Loan made by or on behalf of, or collected from, the Borrower, (ii) the amount of each such payment applied in accordance with
Section 2.9(d) and (e) or other applicable terms hereof to scheduled principal of or interest on the Loan and to each of the fees identified in Section 2.8(a) through Section 2.8(d)and (iii) the date and amount of each payment made by the Board under the Board Guaranty.

                (c) Entries Prima Facie Evidence. The entries made in the accounts maintained pursuant to this Section 2.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loan in accordance with its terms.

                (d) Notes. The Borrower shall execute and deliver to the Agent on the Closing Date (i) a promissory note substantially in the form of Exhibit B-1 in the principal amount of Tranche A of the Loan, dated the Closing Date and otherwise appropriately completed (such note, including any replacement note therefor issued in accordance with the provisions of this Section 2.4(d), the "Tranche A Note"), and (ii) promissory notes substantially in the form of Exhibit B-2 in the principal amount of the Tranche B Commitment of each Tranche B Lender, dated the Closing Date and otherwise appropriately completed, (each such note, including any replacement note therefor issued in accordance with the provisions of this Section 2.4(d), a "Tranche B Note" and the Tranche B Notes collectively, together with the Tranche A Note, the "Notes"). Each Note shall be made payable to the Agent at the office of the Agent. If a Note is mutilated, lost, stolen or destroyed, the Borrower shall issue a new Note of the same tranche, in the same principal amount and having the same interest rate, date and maturity as the Note so mutilated, lost, stolen or destroyed endorsed to indicate all payments thereon. In the case of any lost, stolen or destroyed Note, there shall first be furnished to the Borrower and the Board an instrument of indemnity from the Agent and evidence of such loss, theft or destruction reasonably satisfactory to each of them.

                (e) Register. A manually signed copy of this Agreement and the original of a Note shall be evidence of (i) the rights of each Lender under this Agreement and such Note and (ii) the rights of the Agent under this Agreement. Neither this Agreement nor any of the Notes is a bearer instrument. The Agent will establish and maintain a record of ownership (the "Register") in which the Agent agrees to register by book entry the Agent's and each Lender's interest in the Loan, the Notes and this Agreement, and in the right to receive any payments hereunder or thereunder and any assignment of any such interest or rights. In connection with any assignment pursuant to Section 11.2, the Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall record the names and addresses of the Lenders and principal amount of the Loan owing to each Lender from time to time. Solely for purposes of this Section 2.4(e), the Agent shall be the Borrower's agent for purposes of maintaining the Register. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Board, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Agent, the Board, the Loan Administrator or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                Section 2.5.    Optional Prepayments.

                (a) Notice. The Borrower may, upon at least fifteen (15) days' prior revocable notice to the Board, the Loan Administrator, the KHFC Administrative Agent and the Agent stating the proposed date and aggregate principal amount of the prepayment, elect to prepay the outstanding principal amount of the Loan ratably as to Tranche A and Tranche B, in whole or in part (but not less than a minimum amount of $5,000,000), together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that upon any prepayment of all or a portion of the Loan by the Borrower, or if the Borrower revokes such notice at any time within such fifteen (15) days, the Borrower shall also pay any amounts owing pursuant to
Section 2.10(e) or (f).

                (b) Amounts Due upon Notice. Upon the giving of any notice of prepayment under Section 2.5(a), the principal amount of the Loan specified to be prepaid together with accrued and unpaid interest thereon shall become due and payable on the date specified for such prepayment; provided, however, that any failure to make any such prepayment in full on such date shall be deemed to be an automatic revocation of the notice of prepayment given under Section 2.5(a) and such failure shall not constitute a Default or an Event of Default hereunder; provided, further, however, that the Borrower shall be obligated to pay on such date any amounts owing under Section 2.10(e) or (f) due to such failure to prepay.

                (c) Application of Optional Prepayments. Any partial prepayment of the Loan under this Section 2.5 shall be applied to the then remaining installments of the outstanding principal amount of the Loan ratably as to Tranche A and Tranche B in the inverse order of maturity. Any such prepayment shall be paid to the Agent for application as provided in Section
2.9. The Borrower shall have no right to optionally prepay the principal amount of the Loan other than as provided in this Section 2.5, Section 2.10(b) or
Section 2.10(d).

                Section 2.6.    Mandatory Prepayments.

                (a) Future Issuances. Upon receipt by an Obligor of any cash proceeds from Future Issuances, the Borrower shall prepay the Loan in the manner provided below in an amount equal to the amount of all such proceeds net of any reasonable and customary brokers' and advisors' fees, any underwriting discounts and commissions and other costs incurred in connection with such transaction (provided that evidence of such fees, discounts, commissions and costs is provided to the Board and the Agent) ("Net Issue Proceeds"); provided, that, (i) with respect to Future Issuances of Capital Stock in connection with the exercise of any warrants, options or other rights to acquire Capital Stock that are issued as part of the Consummation of the Plan, the Borrower shall be obligated to prepay the Loan only to the extent that the Net Issue Proceeds from all such Future Issuances consummated after the Closing Date exceed $10,000,000;
(ii) with respect to other Future Issuances of Capital Stock or warrants, options or other rights to acquire Capital Stock consummated after the Closing Date, the Borrower (A) shall not be obligated to prepay the Loan from the first $50,000,000 of Net Issue Proceeds therefrom, and (B) thereafter, shall be obligated to prepay the Loan in amounts equal to (1) 25% on a dollar-for-dollar basis of Net Issue Proceeds from the next $50,000,000 of Net Issue Proceeds, (2) 50% on a dollar-for-dollar basis of Net Issue Proceeds from the next $50,000,000 of Net Issue Proceeds, (3) 75% on a dollar-for-dollar basis of Net Issue Proceeds from the next $50,000,000 of Net Issue Proceeds, and (4) 100% of Net Issue Proceeds in excess of $200,000,000, with all calculations of Net Issue Proceeds for the purpose of this clause (ii) being made on a cumulative basis from the Closing Date through the life of the Loan; and (iii) the Borrower shall not be obligated to so prepay the Loan if and to the extent that (A) the Future Issuance is of Permitted Refinancing Indebtedness, (B) an Obligor applies the proceeds of a Future Issuance of Indebtedness to make pre-delivery payments, deposits or progress payments (or other similar payments) with respect to the acquisition of Aircraft Related Equipment (or reimburses itself or any other

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

Obligor for any such payment or deposit), an Obligor applies such proceeds to purchase (or reimburse itself or any other Obligor for the purchase of) Aircraft Related Equipment, or an Obligor otherwise sets aside such proceeds (through an escrow account or otherwise) for a period not to exceed twelve (12) months for the express purpose of making any of the payments described above in this subclause (iii)(B) and the Obligor makes such payment within such period, or (C) an Obligor applies the proceeds of a Future Issuance of Indebtedness to finance the purchase of Aircraft Related Equipment in connection with a sale by an Obligor of such Aircraft Related Equipment to a third party as part of a Covered Sale Leaseback Transaction, it being understood that all Net Issue Proceeds in excess of amounts otherwise applied in accordance with clause (iii)(B) or
(iii)(C) above, as applicable shall be applied to prepay the Loan. Any partial prepayments of the Loan made by the Borrower in accordance with this Section 2.6(a) shall be applied to the then remaining installments of the outstanding principal balance of the Loan ratably as to Tranche A and Tranche B in the inverse order of maturity. If any such prepayment is made by the Borrower, the Borrower shall also pay any amounts owing pursuant to Section 2.10(e) or (f). Subject to the Borrower's right to elect the Prepayment Breakage Avoidance Procedure, any such prepayment of the Loan shall be made on the date which is one (1) Business Day following the receipt by such Obligor of the proceeds of the applicable Future Issuance, and shall be paid to the Agent for application as provided in Section 2.9.

                (b) Asset Sales. No later than three (3) Business Days following the date on which Net Cash Proceeds are received by an Obligor, the Borrower shall prepay the Loan in an aggregate amount equal to one hundred percent (100%) of such Net Cash Proceeds; provided, however, that the Borrower shall not be obligated to so prepay the Loan (i) if and to the extent that the Borrower furnishes to the Board an Officer's Certificate certifying that it or another Obligor intends to replace the assets from which such Net Cash Proceeds derived, and does so (or enters into a definitive agreement committing to do so) within one (1) year of receipt thereof (it being understood that any Net Cash Proceeds retained by the Borrower but not actually expended within such year or pursuant to such agreement to replace the assets from which such Net Cash Proceeds derived shall be used to prepay the Loan on the expiration of such year), (ii) with Net Cash Proceeds from any transaction described on Schedule 2.6(b), (iii) with Net Cash Proceeds from any single transaction or related series of transactions that generate(s) Net Cash Proceeds of $25,000 or less,
(iv) with Net Cash Proceeds from an Asset Sale of Aircraft Related Equipment as part of a Covered Sale Leaseback Transaction to the extent such Net Cash Proceeds do not exceed the amount paid by an Obligor during the immediately preceding twelve (12) months to acquire such Aircraft Related Equipment (net of any amount financed by Indebtedness, the prepayment of which is contemplated by the definition of Net Cash Proceeds), plus costs and expenses incurred by the Obligors in connection therewith, or (v) with Net Cash Proceeds from any Asset Sales of assets that are not Collateral to the extent that the aggregate sales price of all such Asset Sales (excluding Net Cash Proceeds of sales referred to in clauses (i), (ii) and (iii) above and in the exception to this clause (v)) is less than $10,000,000 during any Fiscal Year, except that during the existence of a Collateral Value Deficiency all Net Cash Proceeds from Asset Sales shall be applied to prepay the Loan without regard to the $10,000,000 retention amount referenced above in this clause (v). Any partial prepayments of the Loan made by the Borrower in accordance with this Section 2.6(b) shall be applied to the then remaining installments of the outstanding principal balance of the Loan ratably as to Tranche A and Tranche B in the inverse order of maturity. Subject to the Borrower's right to elect the Prepayment Breakage Avoidance Procedure, the Borrower shall also pay any amounts owing pursuant to Section 2.10(e) or (f). Any such prepayment of the Loan shall be paid to the Agent for application as provided in Section 2.9.

                (c) Insurance/Condemnation Proceeds. No later than three (3) Business Days following (x) the date of receipt by an Obligor of any Net Insurance Proceeds or Net Condemnation Proceeds, or (y) if applicable, the end of the one (1) year period described in the proviso below or in the case of the Collateral, such other time as provided in the applicable Collateral Document (as contemplated in the proviso below), the Borrower shall prepay the Loan in an amount equal to the amount by which the

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aggregate amount of the sum of such Net Insurance Proceeds and Net Condemnation
Proceeds in any Fiscal Year (excluding any amounts used to repair, restore or replace assets in accordance with the immediately following proviso or any Collateral Document) exceeds $5,000,000; provided, the Borrower shall not be obligated to so prepay the Loan if and to the extent that (i) the Borrower furnishes to the Board an Officer's Certificate certifying that it or another Obligor intends to repair, restore or replace the assets from which such Net Insurance Proceeds or Net Condemnation Proceeds derived, and does so (or enters into a definitive agreement committing to do so) within one (1) year of receipt thereof, or (ii) in the case of proceeds derived from Collateral, the Obligor uses such proceeds to repair, replace or restore such Collateral in accordance with the applicable provisions of the applicable Collateral Document, including any timeframes contemplated thereby (it being understood that any Net Insurance Proceeds or Net Condemnation Proceeds retained by the Borrower but not actually expended within such year or such other time as provided in an applicable Collateral Document or pursuant to such agreement to repair, restore or replace the assets from which such Net Insurance Proceeds or Net Condemnation Proceeds derived shall be used to prepay the Loan on the expiration of such year or such other time as provided in an applicable Collateral Document), or (iii) the Net Insurance Proceeds derived from a claim set forth on Schedule 2.6(c). Any partial prepayments of the Loan made by the Borrower in accordance with this
Section 2.6(c) shall be applied to the then remaining installments of the outstanding principal balance of the Loan ratably as to Tranche A and Tranche B in the inverse order of maturity. Subject to the Borrower's right to elect the Prepayment Breakage Avoidance Procedure, the Borrower shall also pay any amounts owing pursuant to Section 2.10(e)or (f). Any such prepayment of the Loan shall be paid to the Agent for application as provided in Section 2.9.

                (d) Change of Control. Upon the occurrence of a Change of Control with respect to either Group or the Borrower, the Borrower shall promptly give the Agent, the Lenders, the Board and the Loan Administrator written notice thereof, and the Board shall have the right, by written notice to the Borrower (with a copy to the Agent and each Lender) given not more than thirty (30) days following its receipt of the notice of the Change of Control, to require the Borrower to prepay the Loan in full, together with accrued interest thereon to the date of such prepayment, on the date specified in such notice (which date shall be a Business Day not less than ten (10) nor more than twenty (20) Business Days after the date of such notice), and upon the specified payment date, the Borrower shall so prepay the then outstanding principal amount of the Loan together with such accrued interest thereon. Subject to the Borrower's right to elect the Prepayment Breakage Avoidance Procedure, the Borrower shall also pay any amounts owing pursuant to Section 2.10(e) or (f). Any such prepayment shall be paid to the Agent for application as provided in
Section 2.9.

                Section 2.7.    Interest.

                (a)     Rate of Interest. Except as otherwise provided in
Section 2.7(c) and Section 2.10, (i) Tranche A shall bear interest on the unpaid principal amount thereof from the Closing Date until paid in full at the Tranche A Applicable Interest Rate and (ii) Tranche B shall bear interest on the unpaid principal amount thereof from the Closing Date until paid in full at the Tranche B Applicable Interest Rate.

                (b) Interest Payments. Interest accrued on the Loan shall be payable in arrears on each Interest Payment Date, upon the payment or prepayment thereof in whole or in part, and, if not previously paid in full, at maturity (whether by acceleration or otherwise). Interest on the Loan shall be calculated on the basis of a year of 360 days and actual number of days elapsed.

                (c) Default Interest. Notwithstanding the rate of interest specified in Section 2.7(a), if any principal of or interest on the Loan is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise (but other than any voluntary prepayment), such

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

overdue amount shall bear interest at a rate which is two percent (2.0%) per annum in excess of the then applicable interest rate on the Loan.

                Section 2.8.    Fees.

                (a) Agency Fees. The Borrower agrees to pay to the Agent on the Closing Date and annually thereafter an agency fee in an amount equal to $25,000 per annum for so long as the Loan shall remain outstanding. In addition, the Borrower agrees to pay to the KHFC Administrative Agent on the Closing Date and annually thereafter an agency fee in an amount equal to $25,000 per annum for so long as Tranche A shall remain outstanding.

                (b) Loan Administrator Fee. The Borrower agrees to pay the Loan Administrator the fees provided for on Schedule 2.8(b).

                (c) Guarantee Fees. The Borrower agrees to pay to the Agent for the account of the Board on the Closing Date and quarterly thereafter for so long as the Board Guaranty shall remain in effect the Guarantee Fee set forth in
Section 2.06 of the Board Guaranty.

                (d) Collateral Agent Fee. The Borrower agrees to pay to the Agent, for the account of the Collateral Agent, an annual fee in the amount of $250,000, payable in advance on the Closing Date and on each anniversary hereof for so long as the Loan shall remain outstanding.

                (e) Distribution of Fees. On the Closing Date, and upon its receipt thereof, the Agent shall distribute to the Person entitled thereto each of the fees referred to in this Section 2.8 payable on such date. Thereafter, the Agent will distribute any and all fees payable under this Section 2.8 in accordance with Section 2.9(d) or (e) hereof, as applicable.

                (f)     Fees Non-refundable. All fees paid under this Section
2.8 shall be non-refundable.

                (g) Interest on Fees. If any fee or other amount payable by the Borrower hereunder is not paid when due, such overdue amount shall bear interest at a rate which is two percent (2.0%) per annum in excess of the Tranche B Applicable Interest Rate as in effect from time to time.

                Section 2.9.    Payments and Computations.

                (a) Payments. The Borrower shall make each payment hereunder (including fees and expenses) not later than 12:00 noon (New York City time) on the day when due, in Dollars, to the Agent at Bank of America, N.A., ABA #053 000 196, Account No. 136 621 225 0600, Account Name: Operations/Administration,
Ref: US Airways, Inc., in immediately available funds without set-off, defense, recoupment or counterclaim. All payments in respect of any Obligations shall at all times be made to the Agent, whether or not a demand shall have been made or paid under the Board Guaranty. The Agent will promptly cause all such payments received by it to be distributed to the Person entitled thereto in accordance with the priorities of payment set forth below in Section 2.9(d) or (e), or both, as applicable. Payments received by the Agent after 12:00 noon (New York City time) shall be deemed to be received on the next Business Day.

                (b) Computation. Each determination by the Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

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

                (c) Payments on Business Days. Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.

                (d) Application of Payments - No Event of Default. So long as no Event of Default under any of clauses (a) (including any failure to pay all amounts hereunder upon acceleration as a result of any other Event of Default), (f) or (g) of Section 7.1 has occurred and is continuing or would result therefrom, the Agent shall apply all payments in respect of any Obligations in the following order:

                (i)     first, to pay any fees then due and payable under
        Section 2.8(a), (b) and (d) to the Agent, the KHFC Administrative Agent, the Collateral Agent and the Loan Administrator, as the case may be, on a pro rata basis;

                (ii) second, to pay interest then due and payable in respect of the Loan to the Lenders on a pro rata basis, provided that, so long as the Board Guaranty is in effect, to the extent that any amounts received by the Agent constitute interest accrued on any overdue principal of or interest on Tranche A in accordance with Section 2.7(c), such amounts shall be distributed to the Board under this clause (ii) as if it were a Lender (it being understood that following the Board's honoring of a demand for payment in accordance with the Board Guaranty and until the Board is reimbursed for the amount of all payments thereunder, all amounts paid in respect of Tranche A shall be distributed to the Board and amounts paid in respect of Tranche B shall be distributed to the Tranche B Lenders, all on a pro rata basis);

                (iii) third, to pay principal then due and payable on the Loan to the Lenders, on a pro rata basis (it being understood that following the Board's honoring of a demand for payment in accordance with the Board Guaranty and until the Board is reimbursed for the amount of all payments thereunder, the amounts paid in respect of Tranche A shall be distributed to the Board and amounts paid in respect of Tranche B shall be distributed to the Tranche B Lenders, in each case on a pro rata basis);

                (iv)    fourth, to pay any fees then due and payable under
        Section 2.8(c) to the Board; and

                (v) fifth, to pay any other Obligations then due and payable to the Agent, the KHFC Administrative Agent, the Collateral Agent, the Loan Administrator, the Board and the Lenders, on a pro rata basis.

                (e) Application of Payments After Event of Default. After the occurrence and during the continuance of an Event of Default under any of clauses (a) (including any failure to pay all amounts hereunder upon acceleration as a result of any other Event of Default), (f) or (g) of Section 7.1, the Agent shall apply all payments in respect of any Obligations (including amounts received by the Collateral Agent upon the exercise of remedies under the Collateral Documents) in the following order:

                (i) first, to pay Obligations in respect of any expenses, fees, indemnities or other sums owing hereunder not referred to in clauses (ii) through (iv) below then due to the Agent, the Collateral Agent and the Loan Administrator, on a pro rata basis;

                (ii) second, to pay Obligations in respect of any expenses, fees, indemnities or other sums owing hereunder not referred to in clauses (iii) and (v) below then due to the Board, the KHFC Administrative Agent and the Lenders, on a pro rata basis;

                (iii) third, to pay on a pro rata basis (A) interest then due and payable in respect of the Loan to the Lenders, provided that, so long as the Board Guaranty is in effect, to the extent that any amounts received by the Agent constitute interest accrued on any overdue principal or interest on Tranche A in accordance with Section 2.7(c), such amounts shall be distributed to the Board under this clause (iii) as if it were a Lender and (B) in the event that any fees payable to the Board under Section 2.8(c) were not paid when due under Section 2.8(c), the portion of such unpaid fees which is equal to the amount which the Board would have been then entitled to receive if the fee payable under
        Section 2.8(c) were payable daily in arrears (instead of quarterly in advance) (including interest accrued thereon through the date of payment in accordance with Section 2.8(g)), on a pro rata basis (it being understood that following the Board's honoring of a demand for payment in accordance with the Board Guaranty and until the Board is reimbursed for the amount of all payments thereunder, all amounts paid in respect of Tranche A shall be distributed to the Board and amounts paid in respect of Tranche B shall be distributed to the Tranche B Lenders, all on a pro rata basis);

                (iv) fourth, to pay or prepay principal payments on the Loan to the Lenders, on a pro rata basis (it being understood that following the Board's honoring of a demand for payment in accordance with the Board Guaranty and until the Board is reimbursed for the amount of all payments thereunder, amounts paid in respect of Tranche A shall be distributed to the Board and amounts paid in respect of Tranche B shall be distributed to the Tranche B Lenders, in each case on a pro rata basis); and

                (v) fifth, to pay any fees due and payable under Section 2.8(c) to the Board under and in accordance with Section 2.8(c) (including interest accrued thereon through the date of payment in accordance with Section 2.8(g)) and not otherwise paid pursuant to clause (iii) above.

                (f) Assignment to Board of Lender's Interest in Loan. Upon the assignment to the Board of any Tranche A Lender's right, title and interest in and to its pro rata portion of the principal of and interest on Tranche A in accordance with the Board Guaranty, the Board shall have the rights and privileges of a Tranche A Lender with respect to such payment (to the extent of the interests in Tranche A so assigned to the Board). No payment by the Board to the Agent or any Tranche A Lender under the Board Guaranty shall reduce, discharge, satisfy, modify or terminate the corresponding payment or any other obligation of the Borrower under this Agreement or any Tranche A Note, which obligations shall remain in full force and effect.

                (g)     Funding Defaults.

                (i) Unless the Borrower or any Lender has notified the Agent, prior to the date any payment is required to be made by it to the Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Agent in immediately available funds, then:

                                (A)     if the Borrower failed to make such
                        payment, each Lender (or the Board, if applicable) shall forthwith on demand repay to the Agent the portion of such assumed payment that was made available to such Lender (or the Board, if applicable) in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Agent to such Lender (or the Board, if applicable) to the date such amount is repaid to the Agent in immediately available funds, at the applicable Federal Funds Rate (as defined in the definition of "Base Rate Loan") from time to time in effect; and

                                (B)     if any Lender failed to make such
                        payment, such Lender shall forthwith on demand pay to the Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Agent to the Borrower to the date such amount is recovered by the Agent (the "Compensation Period") at a rate per annum equal to the applicable Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan included in the applicable borrowing. If such Lender does not pay such amount forthwith upon the Agent's demand therefor, the Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                (ii) A notice of the Agent to any Lender or the Borrower with respect to any amount owing under this subsection (g) shall be conclusive, absent manifest error.

                Section 2.10.   Certain Provisions Governing the Loan.

                (a) Determination of Interest Rate. The Tranche A Applicable Interest Rate and the Tranche B Applicable Interest Rate shall be determined by the Agent and, to the extent applicable, the KHFC Administrative Agent, pursuant to the procedures set forth in the definition of "Tranche A Applicable Interest Rate" and "LIBOR", and shall promptly thereafter be notified to the Borrower, the Board, the Primary Tranche A Lender or the Alternate Tranche A Lender, as applicable, and each Tranche B Lender.

                (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBOR then being determined is to be fixed or (ii) the Requisite LIBOR Lenders notify the Agent that the LIBOR for any Interest Period will not adequately reflect the cost to the LIBOR Lenders of making or maintaining the portion of the loan for which the interest rate is determined by reference to LIBOR for such Interest Period, the Agent shall forthwith so notify the Borrower, the Board, the Loan Administrator and the Lenders, whereupon during the thirty (30) days following the date of any such notice the Borrower, the Agent and the LIBOR Lenders shall negotiate in good faith (subject to the consent of the Board) in order to arrive at a mutually acceptable alternative basis for determining the interest rate from time to time applicable to Tranche A or Tranche B, as applicable, (the "Substitute Basis"). If within the twenty (20) days following the date of any such notice the Borrower, the Agent and the LIBOR Lenders shall agree upon, and the Board shall consent to, a Substitute Basis, such Substitute Basis shall be retroactive to and effective from the first day of the then current Interest Period until and including the last day of such Interest Period. If after twenty (20) days from the date of such notice, the Borrower, the Agent and the LIBOR Lenders shall have failed to agree upon, or the Board shall have failed to consent to, a Substitute Basis, then the Agent (upon instructions from the Requisite LIBOR Lenders) shall certify in writing to the Borrower (such certification to be conclusive and binding on all LIBOR Lenders and all other parties hereto absent manifest error) the interest rate at which the LIBOR

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

Lenders are prepared to maintain their portion of the Loan for such Interest Period, it being understood that such Lenders' interest rate shall be at a rate per annum equal to a rate which adequately and fairly reflects the cost to such Lenders of obtaining the funds necessary to maintain their portion of the Loan for such Interest Period. If no Substitute Basis is established, upon receipt of notice of the interest rates at which the Requisite LIBOR Lenders are prepared to maintain their respective portion of the Loan, the Borrower shall have the right exercisable upon ten (10) Business Days' prior notice to the Lenders, the Board and the Loan Administrator through the Agent (i) to continue to borrow the Loan at the interest rate so advised by the Agent (as such rate may be modified, from time to time, at the outset of each subsequent Interest Period), (ii) to convert the Loan to a Base Rate Loan, or (iii) to prepay in full the Loan together with accrued but unpaid interest thereon at the interest rate certified in writing by the Requisite LIBOR Lenders as provided above and all other amounts due under the Loan Documents, whereupon the Loan shall become due and payable on the date specified by the Borrower in such notice.

                (c) Increased Costs. If at any time any Lender or Program Support Provider shall determine that as a result of the introduction of or any change after the date hereof in or in the interpretation of any law, treaty or governmental rule, regulation or order or the compliance by such Lender or Program Support Provider with any guideline, request or directive after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender or Program Support Provider of agreeing to make or making, funding, guaranteeing or maintaining any portion of the Loan (except in respect of Taxes), then the Borrower shall from time to time, within five (5) Business Days of a demand (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail) by such Lender or Program Support Provider (with a copy of such demand to the Agent, the Board and the Loan Administrator), pay to the Agent for the account of such Lender or Program Support Provider additional amounts sufficient to compensate such Lender or Program Support Provider for such increased cost; provided that no Lender or Program Support Provider shall be entitled to claim any such additional amount for amounts incurred more than six (6) months prior to the making of such demand. A certificate as to the amount of such increased cost, submitted to the Borrower (and the Agent and the Board) by such Lender or Program Support Provider shall be conclusive and binding for all purposes, absent manifest error. Each Lender or Program Support Provider shall promptly notify in writing the Borrower, the Agent and the Board of any event of which such Lender or Program Support Provider has knowledge, occurring after the date hereof, which would entitle such Lender or Program Support Provider to compensation pursuant to this Section 2.10(b) and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or Program Support Provider be otherwise materially disadvantageous to it.

                (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for such Lender to maintain its portion of the Loan, then, on notice thereof by such Lender to the Borrower through the Agent (with a copy to the Board and the Loan Administrator), the obligation of such Lender to continue to fund or maintain its portion of the Loan shall be terminated and the Borrower shall either (i) convert the affected portion of the Loan of such Lender to a Base Rate Loan, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain its portion of the Loan based on LIBOR to such day, or immediately, if such Lender may not lawfully continue to maintain such portion of the Loan based on LIBOR or (ii) prepay such affected portion of the Loan to such Lender together with accrued but unpaid interest thereon and all other sums payable hereunder with respect thereto on the last day of the then current Interest Period or earlier if necessary to avoid such illegality. Any such partial prepayment

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

of the Loan shall be applied ratably to the then unpaid installments thereof in accordance with the amount of each such unpaid installment.

                (e) Breakage Costs. In addition to all amounts required to be paid by the Borrower pursuant to Section 2.7, the Borrower shall compensate each Tranche B Lender, and, to the extent Tranche A has been funded by the Alternate Tranche A Lender or Tranche A has been assigned by the Primary Tranche A Lender to the Alternate Tranche A Lender pursuant to Section 11.2 or the Primary Tranche A Lender has funded Tranche A other than through the issuance of Commercial Paper, each Tranche A Lender), upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or the termination of any other financial arrangement it may have entered into to fund or maintain or support such Lender's portion of the Loan, but excluding Taxes) which that Lender may sustain (i) if for any reason the proposed Borrowing does not occur on a date specified therefor in the Notice of Borrowing given by a Borrower in accordance with this Agreement, (ii) subject to the Borrower's right to utilize the Prepayment Breakage Avoidance Procedure, if for any reason any portion of the Loan is prepaid (including mandatorily pursuant to Section 2.6 or this Section 2.10) on a date which is not the last day of the applicable Interest Period or (iii) as a consequence of any failure by a Borrower to repay any portion of the Loan when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrower (with a copy to the Agent, the Board and the Loan Administrator) concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender absent manifest error, and such compensation shall be paid to the Agent for the account of such Lender. Such compensation shall not exceed an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed or repaid, for the period from the date of such prepayment or of such failure to borrow or repay to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure to borrow) in each case at the applicable rate of interest for such Loan provided for in this Agreement over (b) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the LIBOR market (it being understood that the Borrower shall not be required to indemnify any Lender for lost profits other than to the extent included in clause (a) above).

                (f) Primary Tranche A Lender Prepayment Compensation. In connection with all prepayments under Sections 2.5 and 2.6, if the Primary Tranche A Lender is the Tranche A Lender and is funding Tranche A through the issuance of Commercial Paper, the Borrower shall pay to the Primary Tranche A Lender within 10 Business Days of demand an amount equal to (i) the amount of interest that would have accrued on the amount prepaid during the Liquidation Period (as defined below) less (ii) the amount of the investment earnings, if any, received as reasonably determined by the KHFC Administrative Agent, on the prepayment amount during the Liquidation Period. As used herein, "Liquidation Period" means the period from the date on which a prepayment is made to the date on which the Primary Tranche A Lender's total amount of Commercial Paper related to the funding of Tranche A is reduced (without prepayment thereof) by an amount equal to the amount of the Borrower's prepayment.

                (g) Eurocurrency Liabilities. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of such Lender's portion of the Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received from such Lender at least 15 days' prior notice (with a copy to the Agent, the Board and the Loan Administrator) of such additional interest. If a Lender fails to

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

give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

                Section 2.11. Capital Adequacy. If at any time any Lender or Program Support Provider determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority or any accounting board or authority (whether or not a Governmental Authority) which is responsible for the establishment or interpretation of national or international accounting principles (in each case, whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's or Program Support Provider's (or any corporation controlling such Lender's or Program Support Provider's) capital as a consequence of its obligations hereunder (other than with respect to Taxes) to a level below that which such Lender, Program Support Provider or corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender or Program Support Provider (with a copy of such demand to the Agent and the Board), the Borrower shall within five (5) Business Days of such demand pay to the Agent for the account of such Lender or Program Support Provider from time to time as specified by such Lender or Program Support Provider additional amounts sufficient to compensate such Lender or Program Support Provider for such reduction; provided that the Borrower shall not be required to compensate a Lender or Program Support Provider pursuant to this Section 2.11 for any amounts incurred more than six
(6) months prior to the date of such demand. A certificate as to such amounts submitted to the Borrower (and the Agent and the Board) by such Lender or Program Support Provider shall be conclusive and binding for all purposes absent manifest error. Each Lender or Program Support Provider shall promptly notify the Borrower, the Agent and the Board of any event of which such Lender or Program Support Provider has knowledge, occurring after the date hereof, which would entitle such Lender or Program Support Provider to compensation pursuant to this Section 2.11 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender or Program Support Provider, be otherwise disadvantageous to it. For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board (including Interpretation No. 46 - Consolidation of Variable Interest Entities) shall constitute an adoption, change, request or directive, and any implementation thereof shall be, subject to this Section 2.11.

                Section 2.12.   Taxes.

                (a) No Withholding, etc. Except as otherwise provided in the next sentence and Section 11.2, any and all payments by the Obligors under each Loan Document shall be made free and clear of and without deduction for any and all Taxes, excluding (i) in the case of each Lender, the Loan Administrator, each Participant and the Agent, Taxes measured by its net income and franchise Taxes imposed on it by the jurisdiction under the laws of which it is organized or is otherwise doing business (other than a jurisdiction in which such Person is deemed to be doing business solely as a result of entering into, or performing its obligations under, any Loan Document), (ii) in the case of each Lender and each Participant, Taxes measured by its net income and franchise Taxes imposed on it by the jurisdiction in which its Lending Office is located or in which it booked its participation for tax accounting purposes, (iii) in the case of each Lender, the Loan Administrator, each Participant and the Agent, Taxes imposed on it as a result of its failure to comply with its obligations under Section 2.12(f), Section 2.12(g) or Section 11.2, (iv) in the case of each Lender, the Loan Administrator, each Participant and the Agent (A) that is a party hereto or Participant, as the case may be, on the Closing Date, United States federal withholding Taxes except to the extent imposed as a result of a change in applicable law, including income tax conventions, after the Closing Date and (B) that becomes a party hereto or Participant, as the case may be, after the Closing Date, United States federal withholding Taxes except to

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

the extent imposed as a result of a change in applicable law, including income tax conventions, after the date of the Assignment and Acceptance pursuant to which it becomes a Lender or after the date such Person becomes a Participant, the Loan Administrator or the Agent, as applicable, and (v) Taxes imposed as a result of the gross negligence or willful misconduct of any Lender, the Loan Administrator, any Participant or the Agent, as the case may be (all such non-excluded Taxes being hereinafter referred to as "Indemnified Taxes"). If any Indemnified Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender, the Loan Administrator or the Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender, the Loan Administrator or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Obligors shall make such deductions, and (iii) the Obligors shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.

                (b) Other Taxes. In addition, the Obligors agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes") to the Agent for the account of the affected party.

                (c) Tax Indemnity. The Obligors will indemnify each Lender, the Agent and the Loan Administrator for the full amount of Indemnified Taxes or Other Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender, the Loan Administrator or the Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, other than any liability, including for penalties, interest and expenses, arising from the gross negligence or willful misconduct of the Lender, the Loan Administrator or the Agent, as the case may be. This indemnification shall be made to the Agent for account of the relevant Lender, the Loan Administrator or the Agent, as the case may be, within 30 days from the date such Lender, the Loan Administrator, or the Agent (as the case may be) makes written demand therefor (with a copy to the Agent if made by a Lender or the Loan Administrator and accompanied by a statement setting forth the basis for such taxation and the calculation of the amount thereof in reasonable detail).

                (d) Evidence of Payment. Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes, the Obligors will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof or other documentation reasonably satisfactory to the Agent.

                (e) Survival. Without prejudice to the survival of any other agreement of the Obligors hereunder, the agreements and obligations of the parties contained in this Section 2.12 shall survive the payment in full of the Obligations.

                (f) Certain Withholding Tax Matters. Each Lender, each Participant, the Loan Administrator and the Agent that is a Non-U.S. Person and that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall, on or prior to the Closing Date or on or prior to the date of the Assignment and Acceptance pursuant to which it becomes a Lender or on or prior to the date such Person becomes a Participant, the Loan Administrator or the Agent, as applicable, and from time to time thereafter if requested by the Agent or the Obligors, provide the Agent and the Obligors with two completed copies of either IRS Form W-8BEN or W-8ECI or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Person's entitlement to such exemption from United States withholding tax or reduced

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

rate with respect to all payments to be made to such Non-U.S. Person under the Loan Documents. In addition, each Lender, each Participant, the Loan Administrator and the Agent that is a Non-U.S. Person, as the case may be, shall deliver to the Obligors and the Agent, notice of any event (other than a change in applicable law, including income tax conventions) requiring a change in the most recent form previously delivered by such Person to the Obligors and the Agent. Each Lender, each Participant, the Loan Administrator and Agent (other than an entity treated as a corporation for U.S. federal income tax purposes) that is a "United States person" within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver two duly signed and completed copies of IRS Form W-9 to the Agent and the Obligors, at the times and in the manner described above with respect to IRS Forms W-8. Unless the Agent and the Obligors have received forms or other documents satisfactory to them indicating that payments under the Loan Documents are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Agent or the Obligors shall, notwithstanding the provisions of Sections 2.12(a) and (c) and without impairing any obligation of the Obligors under this
Section 2.12 with respect to such tax, withhold such United States withholding taxes from such payments at the appropriate rate, and the Obligors shall not be obligated to pay additional amounts to any Person under this Section 2.12; provided that if such Person is a Lender, Participant, Agent or Loan Administrator and shall have satisfied the requirement of this Section 2.12(f) on the date it became a Lender, Participant, Agent or Loan Administrator, nothing in this Section 2.12(f) shall relieve the Obligors of its obligation to pay any amounts pursuant to this Section 2.12 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in governmental interpretation, administration or application thereof, such Lender, Participant, Agent or Loan Administrator is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing that it is not subject to withholding or is subject to withholding at a reduced rate. The obligation of the Lenders and Participants under this Section 2.12 shall survive the repayment of all other Obligations hereunder and the resignation of the Agent.

                (g) Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender.

                Section 2.13. Limitations with respect to RSA. Notwithstanding anything to the contrary contained herein, RSA, as an initial Tranche B Lender, shall not be entitled to the benefits of Section 2.10(b) or Section 2.11; provided, however, that any permitted assignee or participant of RSA which is a bank organized under the laws of the United States or any state thereof shall be entitled to the benefits of Section 2.10(b) and Section 2.11 (subject, in the case of any permitted participant, to the limitation set forth in Section 11.2(e)).

                                   ARTICLE III

                          CONDITIONS PRECEDENT TO LOAN

                The obligation of the Primary Tranche A Lender and the Alternate Tranche A Lender to make Tranche A available and the Tranche B Lenders to make Tranche B available as requested on the Closing Date, and the Board to issue the Board Guaranty, is subject to the satisfaction (in the judgment of the Agent, the Board and the Lenders (except as otherwise provided below in this Article
III)) of all of the following conditions precedent (other than, with respect to the issuance of the Board Guaranty, subsection (a)(iii) below, and other than with respect to subsection (o) below, which condition shall occur concurrently):

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

                (a) Certain Agreements and Documents. The Agent, the Primary Tranche A Lender, the Alternate Tranche A Lender, the Tranche B Lenders and the Board shall have received on or prior to the Closing Date each of the following (with only the Agent receiving originals of the Notes and with only the Board and the Tranche B Lenders receiving the Warrants and the Registration Rights Agreement), each dated as of the Closing Date, in form and substance satisfactory to the Agent, the Board, the Primary Tranche A Lender, the Alternate Tranche A Lender and the Tranche B Lenders (except that the Warrants and the Registration Rights Agreement need only be in form and substance satisfactory to the Board and the Tranche B Lenders):

                (i) this Agreement, duly executed and delivered by the parties hereto;

                (ii) the Notes, duly executed by the Borrower and conforming to the requirements set forth in Section 2.4(d);

                (iii) the Board Guaranty, duly executed and delivered by the parties thereto;

                (iv) the Collateral Documents specified in clauses (i) through (vii) of the definition thereof, duly executed and delivered by the parties thereto, together with (A) financing statements in form and substance reasonably acceptable to the Collateral Agent, as may be required or advisable to grant, continue and maintain an enforceable security interest in the Collateral (subject to the terms hereof and of the other Loan Documents) in accordance with the Uniform Commercial Code as enacted in all relevant jurisdictions; (B) evidence of the filing for recordation with the FAA of such Collateral Documents (together with any other necessary documents, instruments, affidavits or certificates) as may be required in order to perfect and maintain the security interest in the Collateral, perfection of a security interest in which requires a filing for recordation with the FAA; (C) insurance certificates and brokers' reports evidencing the insurance coverages required under the Loan Documents, including with respect to the Collateral (in accordance with the requirements of the Collateral Documents) naming the Collateral Agent as loss payee and otherwise in form and substance reasonably acceptable to the Collateral Agent; (D) a Collateral Value Certificate, together with Appraisal Reports in respect of the Appraised Collateral in form and substance reasonably acceptable to the Collateral Agent; (E) any other necessary documents, certificates, forms and filing fees as may be required in order to perfect and maintain the security interest in the Collateral in the records of the appropriate Governmental Authorities' offices of the various land records offices located in Florida and Pennsylvania; and (F) original stock certificates representing the Obligors' interests in each of the entities listed on
        Schedule 3(a)(iv) (being all entities listed on Schedule 4.1(c) whose securities are certificated), together with undated stock powers executed in blank (delivered only to the Collateral Agent);

                (v) the Warrants, duly executed, validly issued and delivered by Group;

                (vi) the Registration Rights Agreements, duly executed and delivered by the parties thereto;

                (vii) the favorable opinions of (A) Skadden, Arps, Slate, Meagher & Flom (Illinois) and/or its affiliates, special counsel to the Obligors, (B) Howard L. Wu, Esq., Managing Director and Associate General Counsel of the Borrower, (C) (1) Gray, Harris & Robinson, P.A., special Florida real estate counsel to the Obligors, and (2) Kozloff Stoudt, special Pennsylvania real estate counsel to the Obligors, (D)(1) McGuireWoods LLP, special Pennsylvania and Maryland counsel to the Obligors and (2) Shaw Pittman LLP, special counsel to the Obligors,
        (E)(1) James R. Levine, legal counsel to the Board (which need be addressed and delivered only to the Agent and the Tranche A Lender), and
        (2) Curtis, Mallet-Prevost, Colt & Mosle LLP, special New York

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

        counsel to the Board (which need be addressed and delivered only to the Agent and the Tranche A Lenders), (F) Lisa A. Olsen, Vice President and General Counsel of the Loan Administrator, (G) David B. Rich III, Assistant General Counsel of Bank of America, N.A., (H) Mayer, Brown, Rowe & Maw, special counsel to the Primary Tranche A Lender and to Bank of America, N.A., as the Alternate Tranche A Lender, a Tranche B Lender, the Agent, the Collateral Agent and the KHFC Administrative Agent, (I) DeBee, Gilchrist and Lidia, special FAA counsel; (J) O'Melveny & Myers LLP, special counsel to the Obligors; and (K) Orrick, Herrington & Sutcliffe LLP, special counsel to RSA;

                (viii) a copy of the certificate of incorporation of each Obligor, certified as of a recent date by the Secretary of State of the state of its incorporation or organization, together with a "long-form" certificate of such official attesting to the good standing of such Person;

                (ix) a certificate of each Obligor signed on behalf of such Person by its Secretary or an Assistant Secretary certifying (A) the names and true signatures of each officer of such Person who has been authorized to execute and deliver each Loan Document required to be executed and delivered on or prior to the Closing Date by or on behalf of such Person hereunder or thereunder, (B) the by-laws of such Person as in effect on the date of such certification, (C) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of each Loan Document to which it is a party and (D) that there have been no changes in the certificate of incorporation of such Person from the certificate of incorporation delivered pursuant to the immediately preceding clause;

                (x)     Intentionally omitted;

                (xi)    an Officer's Certificate from the Borrower certifying
        (i) that all representations and warranties in Article IV hereof are true and correct in all material respects on and as of the Closing Date after giving effect to the Consummation of the Plan and to the Borrowing and the application of the proceeds therefrom, as though made on and as of such date and (ii) that no Default or Event of Default has occurred and is continuing, or would result from the Borrowing;

                (xii) a true and correct copy of the Borrower's Application, together with an Officer's Certificate certifying that as of the Closing Date, the information contained therein taken together with all other written information furnished to the Board by or on behalf of the Obligors for use in connection with the Application and the negotiation and closing of the transaction contemplated by this Agreement is true and complete in all material respects;

                (xiii) an Officer's Certificate of the Borrower certifying that since the Final Approval Date, without taking into account unforeseen adverse effects of the war in Iraq on travel and the airline industry, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance, prospects or properties of the Obligors, taken as a whole, or in the Borrower's ability to repay the Loan or with respect to any of the matters covered by the representations and warranties of the Borrower in its Application taken together with all other written information furnished to the Board by or on behalf of the Obligors for use in connection with the Application and the negotiation and closing of the transaction contemplated by this Agreement;

                (xiv)   an Officer's Certificate of the Borrower certifying that
        (i) it will use the proceeds from the Borrowing in compliance with
        Section 5.13, (ii) the Borrower qualifies as an "eligible borrower" under the Act and the Regulations and (iii) after giving effect to the Consummation of the Plan and the Borrowing, the Borrower does not have any outstanding delinquent Federal debt

        (including tax liabilities and after giving effect to any settlement and compromise reached in the Bankruptcy Cases and distributions made or to be made on account of such claims); and

                (xv) an Officer's Certificate of the Borrower certifying that attached thereto is a true, correct and complete copy of the Disclosure Statement, Plan of Reorganization and the Confirmation Order.

                (b) Other Agreements. The Agent, the Board, the Primary Tranche A Lender, the Alternate Tranche A Lender and the Tranche B Lenders shall have received on or before the Closing Date evidence that: (i) the Borrower has agreed, on terms reasonably satisfactory to the Board and the Lenders, to certain employee compensation matters as required by Section 104(a) of the Act (the "Employee Compensation Agreement"), (ii) the Specified Contracts are in form and substance reasonably satisfactory to the Board and the Lenders and have been duly authorized, executed and delivered and constitute the legal, valid and binding obligations of the Obligors party thereto, and to the knowledge of the Responsible Officers of the Borrower, the counterparties thereto enforceable against each in accordance with their respective terms, except that certain of the Specified Contracts, as so identified on Schedule 4.15(a), are subject to completion of final definitive documentation, and (iii) RSA and Group have agreed on terms satisfactory to the Board and the Lenders regarding certain restrictions relating to transfers by RSA of Capital Stock of Group and certain other matters (the "RSA Undertaking").

                (c) Fees and Expenses Paid. The Borrower shall have paid all fees due and payable on the Closing Date (including, without limitation, the fees referenced in Section 2.8), and all expenses of the Agent and its Affiliates, the Primary Tranche A Lender, the Alternate Tranche A Lender, the Tranche B Lenders, and the Loan Administrator due and payable on or before the Closing Date.

                (d) Consents, Etc. The Obligors shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person in form and substance reasonably satisfactory to the Board and the Lenders and shall have obtained all consents, waivers and authorizations of, and effected all notices to and filings with, the New York Stock Exchange, the SEC and any other Governmental Authority as may be necessary
(i) in connection with the effectiveness of the Plan of Reorganization and (ii) to allow the Obligors lawfully to execute, deliver and perform, in all material respects, their obligations under the Loan Documents to which they are, or shall be, a party and each other agreement or instrument to be executed and delivered by them, pursuant thereto or in connection therewith.

                (e) No Illegality. No law or regulation shall be applicable in the judgment of the Agent or the Board that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                (f) Representations and Warranties of Borrower. All representations and warranties set forth in Article IV hereof shall be true and correct in all material respects on and as of the Closing Date, after giving effect to the Consummation of the Plan and to the Borrowing and the application of the proceeds therefrom, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date in which event such representation or warranty shall be true and correct in all material respects as of such specified date).

                (g) No Event of Default. After giving effect to the Consummation of the Plan and to the Borrowing and the application of the proceeds therefrom, no Default or Event of Default shall have occurred and be continuing, or would result from the Borrowing.

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

                (h) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Agent, the Board, the Primary Tranche A Lender, the Alternate Tranche A Lender and the Tranche B Lenders.

                (i) No Material Adverse Change. Since the Final Approval Date, no material adverse change shall have occurred in the business, condition (financial or otherwise), operations, properties, prospects or performance of the Obligors taken as a whole or in the Borrower's ability to repay the Loan or perform its obligations under the Loan Documents (it being understood that unforseen changes resulting from the effects of the war in Iraq on travel and the airline industry shall be deemed not to constitute a failure to this condition to be satisfied).

                (j) Plan of Reorganization. (i) The Plan of Reorganization shall be reasonably satisfactory to the Lenders and the Board, (ii) all conditions precedent to the occurrence of the Effective Date of the Plan of Reorganization shall have been satisfied and the Plan of Reorganization shall have become effective, subject only to consummation of the transactions contemplated under the Loan Documents and (iii) no Obligor shall be in default with respect to any obligation under the Plan of Reorganization and the Consummation of the Plan of Reorganization shall have occurred, subject only to consummation of the transactions under the Loan Documents.

                (k) Confirmation Order. (i) The Confirmation Order shall be in form and substance satisfactory to the Lenders and the Board and shall not have been stayed by the Bankruptcy Court (or by any court having jurisdiction to issue any such stay) or reversed, vacated, amended, supplemented or modified,
(ii) the time to appeal the Confirmation Order shall have expired (iii) no appeal or petition for review, rehearing, or certiorari with respect to the Confirmation Order shall be pending, and (iv) the Confirmation Order shall otherwise be in full force and effect.

                (l) Projections. The Lenders and the Board shall have received satisfactory projections and pro forma financial information for the Borrower for the fiscal years 2003 through and including 2007, which projections shall be certified by the Chief Executive Officer or the Chief Financial Officer of the Borrower as being reasonable estimates as of the Closing Date of future financial performance and based upon assumptions that are reasonable in light of conditions and facts known to the Borrower as of the Closing Date without taking into account unforeseen adverse effects of the war in Iraq on travel and the airline industry.

                (m) Jurisdiction of Bankruptcy Court. The Lenders and the Board shall be satisfied that the Bankruptcy Court's retention of jurisdiction under the Confirmation Order will not govern the enforcement of the Loan Documents or any rights or remedies relating thereto, except as may be otherwise consented to by them.

                (n) Certificates of Incorporation. The certificates of incorporation or other applicable governing documents of each of the Obligors, as provided for in the Plan, shall be reasonably satisfactory to the Lenders and the Board, and shall have been filed with and accepted by the Secretary of State or other appropriate Governmental Authority in the applicable jurisdictions and shall have become effective.

                (o) Repayment of DIP Loan Facility. The DIP Loan Facility shall be fully repaid in cash with proceeds of the Loan or otherwise credited against payments due by RSA under the RSA Investment Agreement, and terminated, and all action necessary to release all collateral pledged to secure the Loan shall have been taken.

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                (p)     RSA Investment. (i) Section 5.01(h) of the RSA
Investment Agreement shall have been amended to delete the proviso thereof as it relates to the Board and General Electric Capital Corporation; and (ii) the issuance of Capital Stock and warrants to RSA on the terms and conditions set forth in the RSA Investment Agreement shall have been consummated.

                (q) Other Documents and Information. The Agent, the Lenders and the Board shall have received such other certificates, documents, agreements and information respecting the Obligors as each of them may have reasonably requested.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                To induce the other parties (excluding any other Obligors) to enter into this Agreement and to induce the Board to issue the Board Guaranty, each of Group and the Borrower represents and warrants to each other party hereto (excluding any other Obligors) that, on and as of the Closing Date, after giving effect to the Consummation of the Plan (references to "Obligors" contained in this Article IV shall be limited to Obligors as of the Closing
Date):

                Section 4.1. Organization, Powers, Qualification, Good Standing, Business, Subsidiaries, the Act and the Regulations.

                (a) Organization, Power and Authority. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each Obligor has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.

                (b) Foreign Qualification; "Air Carrier Status". Each Obligor is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect. The Borrower is an "air carrier" within the meaning of the Act and holds a certificate under Section 41102 of Title 49. Each of the Borrower and any other Obligor engaged in operations as an "air carrier" is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49, as interpreted by the United States Department of Transportation (a "United States Citizen") and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. Each Obligor possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the conduct of its business and operations as currently conducted (including in the case of each Obligor engaged in operations as an "air carrier", the operation of the routes flown by it), a true and complete list of which are set forth on Schedule 4.1(b).

                (c) Subsidiaries. All of the Subsidiaries of each Obligor and all other Persons in which any Obligor owns any Capital Stock, in each case, as of the Closing Date, are identified in Schedule 4.1(c). Schedule 4.1(c) correctly sets forth as of the Closing Date the equity and voting interest of the Borrower and Group in each of the Subsidiaries identified therein. There are no limitations on the rights of the Borrower and Group to vote the Capital Stock it owns of any Person listed on Schedule 4.1(c). Airways Assurance Limited LLC, a Bermuda corporation, is a wholly-owned Subsidiary of Group whose business is limited to securing insurance for the Obligors.

                (d) Eligible Borrower. The Borrower is an "eligible borrower" within the meaning of the Act and the Regulations, it does not have any outstanding delinquent Federal debt (including tax liabilities and after giving effect to any settlement and compromises reached in the Bankruptcy Cases and distributions made or to be made on account of such claims), and the Application, the Loan and the transactions contemplated hereby (assuming that each of the Primary Tranche A Lender, the Alternate Tranche A Lender and the Tranche B Lenders is an Eligible Lender) comply with the requirements of the Act and the Regulations.

                Section 4.2.    Authorization of Borrowing, etc.

                (a) Authorization. Each Obligor has duly authorized by all necessary corporate action the execution, delivery and performance of the Loan Documents to which it is a party.

                (b) No Conflicts. After giving effect to the Consummation of the Plan, the execution, delivery and performance by each Obligor of the Loan Documents and the Specified Contracts to which it is a party and the consummation of the transactions contemplated by the Loan Documents and the Specified Contracts to which it is a party do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Obligor, the certificate or articles of incorporation or bylaws of any Obligor or any order, judgment or decree of any court or other agency of government binding on any Obligor, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default or (other than under the DIP Loan Agreement) require any payment under (A) any Loan Document or any Specified Contract or (B) any other Contractual Obligation of any Obligor, except that with respect to clause (B), for any such conflict, breach, default or requirement of payment which could not reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Obligor (other than the Liens created under the Collateral Documents) or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Obligor, except for such approvals or consents (A) which will have been obtained on or before the Closing Date and have been disclosed in writing to the Agent and the Board or (B) with respect to any Contractual Obligation other than the Specified Contracts, which if not obtained, could not reasonably be expected to have a Material Adverse Effect.

                (c) No Consents, Approvals, etc. The execution, delivery and performance by each Obligor of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents to which such Obligor is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority or regulatory body or any other Person which is required to be obtained or made on or prior to the Closing Date and which has not been obtained or made, except as is disclosed on Schedule 4.2(c).

                (d) Execution, Delivery, Enforceability. Each Obligor has duly executed and delivered each of the Loan Documents to which it is party and after giving effect to the Consummation of the Plan, each such Loan Document is the valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, including materiality, reasonableness, good faith and fair dealing, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                Section 4.3.    Financial Condition.

                (a) The Borrower has heretofore delivered to the Agent, the Board and the Loan Administrator the audited consolidated balance sheets of the Borrower and Group as at December 31, 2002, and the related consolidated statements of income, stockholders' equity and cash flows of the Borrower and Group for the Fiscal Year then ended. All such financial statements were prepared in accordance with GAAP and fairly present, in all material respects, the consolidated financial position of the Borrower and Group as at the date thereof and the consolidated results of operations and cash flows of the Borrower and Group for the period then ended.

                (b) After giving effect to the Consummation of the Plan and the Borrowing and to the application of the proceeds therefrom, (i) without taking into account unforeseen adverse effects on travel and the airline industry from the war in Iraq, the Obligors taken as a whole are Solvent and
(ii) no Obligor has any material liability, including reasonably likely contingent liability or liability for taxes, long-term lease or any unusual forward or long-term commitment of a type required to be reflected in financial statements prepared in conformity with GAAP, that is not reflected in the projections and pro forma financial information delivered pursuant to clause (l) of Article III or taken into account in the preparation of the Borrower's annual report on Form 10-K for the fiscal year ended December 31, 2002.

                (c) The Obligors maintain, in accordance with sound business practices and applicable law and rules and regulations issued by any Governmental Authority (i) a system of accounting, which includes maintenance of proper books and records, to permit preparation of financial statements in conformity with GAAP and to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization;
(B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (C) utilization and disposition of assets are permitted only in accordance with management's general or specific authorization; and (ii) effective disclosure controls and procedures (within the meaning of Rules 13a-14 and 15d-14 of the Exchange Act) designed to ensure that material information relating to the Obligors is made known to Group and the Borrower and their Responsible Officers in a timely manner.

                (d) Other than as disclosed on Schedule 4.3(d) or as disclosed in Group's or the Borrower's Annual Report on Form 10-K for the Fiscal Year ended December 31, 2002, none of Group, the Borrower or any other Obligor is a party to any "off-balance sheet arrangement" (within the meaning of Item 303(a)(4) of Regulation S-K under the Securities Act and the Exchange Act, as amended by SEC Release No. 33-8182 (January 28, 2003)).

                Section 4.4. No Material Adverse Change; No Restricted Payments. Since the Final Approval Date, no material adverse change has occurred in the business, condition (financial or otherwise), operations, performance, prospects or properties of the Obligors, taken as a whole, or in the Borrower's ability to repay the Loan or perform its obligations under the Loan Documents, or with respect to any of the matters covered by the representations and warranties made in the Borrower's Application (it being understood that unforeseen changes resulting from the effects of the war in Iraq on travel and the airline industry shall be deemed not to constitute a breach of this representation). Since the Final Approval Date, no Obligor has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Payment or agreed to do so except as would have been permitted by Section 6.3, as if such section were in effect at all times after such date. After giving effect to the Consummation of the Plan and the Borrowing and the application of the proceeds therefrom on the Closing Date, no event or occurrence which would constitute a Default or Event of Default has occurred and is continuing or would result from such Borrowing.

                Section 4.5. Title to Properties; Liens. Each Obligor has (i) good, marketable and insurable fee title to (in the case of fee interests in real property), (ii) valid, and in the case of leasehold interests in real property, insurable, leasehold interests in (in the case of leasehold interests in real or personal property) or (iii) good title to (in the case of all other personal property) all of the properties and assets necessary to the conduct of its business including property and assets reflected in the financial statements referred to in Section 4.3, except for assets disposed of since the date of such financial statements in the ordinary course of business or pursuant to the restructuring contemplated by the Plan of Reorganization. Except as otherwise permitted by this Agreement and the Collateral Documents, all such properties and assets are free and clear of Liens.

                Section 4.6. Litigation; Adverse Facts. There are no actions, suits, proceedings, arbitrations or investigations (whether or not purportedly on behalf of Group, the Borrower or any other Obligor) at law or in equity or before or by any Governmental Authority pending or, to the knowledge of any Responsible Officer of Group or the Borrower, threatened against or affecting (in either case, whether asserted or unasserted) any of the Obligors or any property of the Obligors that, individually or in the aggregate, (a) except for matters disclosed on Schedule 4.6, in the reasonable judgment of the Obligors could be expected to have a Material Adverse Effect, or (ii) challenge the legality, validity or binding effect of, or seeks to restrain or enjoin any Obligor from entering into or performing under, any Loan Document including, without limitation, this Agreement or any Collateral Document. No Obligor is subject to any final judgments, writs, injunctions or decrees of any court or any Governmental Authority, compliance with which could reasonably be expected to have a Material Adverse Effect, or is in default with respect to any such judgments, writs, injunctions or decrees, which default could reasonably be expected to have a Material Adverse Effect.

                Section 4.7.    Payment of Taxes.

                (a) Except as otherwise set forth on Schedule 4.7(a): (i) the Obligors have timely filed all material Tax returns and reports required to have been filed, and have paid or made adequate provision for payment of all material Taxes levied or imposed upon them or their properties (including the Collateral), income or assets that have become due and payable, except (A) in those instances in which such Taxes are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been made in accordance with GAAP and (B) that the Obligors' obligations to pay Taxes that relate to a Tax period (or portion thereof) ending on or before the commencement of the Bankruptcy Cases and which first became due and payable after the time of the commencement of the Bankruptcy Cases, have been stayed or enjoined pursuant to the Plan of Reorganization, the Confirmation Order or the Bankruptcy Code, it being understood that the exception in this clause (B) does not affect the Obligors' representation that they have made adequate provision for such Taxes; (ii) there is no proposed Tax assessment against any Obligor that relates to a material amount of Taxes, and neither Group nor the Borrower knows of any basis for any such assessment; and (iii) no Obligor is party to any Tax sharing agreement with any Person other than another Obligor, other than tax indemnity agreements in leasing transactions entered into in the ordinary course of business.

                (b) Schedule 4.7(b) is a true and complete list of each claim of a governmental unit of the kind entitled to priority in payment, as specified in section 502(i) and 507(a)(8) of the Bankruptcy Code, that the Obligors will or expects to pay or to be required to pay during the six (6) years immediately following the Closing Date.

                Section 4.8. Performance of Agreements; Materially Adverse Agreements.

                (a) No Default. After giving effect to the Consummation of the Plan, no Obligor is in default in the performance, observance or fulfillment of (i) any Specified Contract or (ii) any other

Contractual Obligations, other than, with respect to clause (ii), defaults which are not reasonably expected to have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default; it being understood that the existence on the Closing Date of any default under (x) any aircraft financing transaction that is the subject of a term sheet or an agreement under Section 1110 of the Bankruptcy Code, in each case listed as a Specified Contract on Schedule 4.15(a), (y) certain other executory contracts and unexpired leases that the Obligors are entitled to reject in accordance with the Plan of Reorganization or prior order of the Bankruptcy Court and (z) certain other contracts relating to property that any Obligor has abandoned pursuant to an order of the Bankruptcy Court shall be deemed not to be a breach of this Section 4.8(a)).

                (b) No Adverse Agreements. No Obligor is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to impair the ability of the Obligors, taken as a whole, to perform their payment or other material obligations under the Loan Documents.

                (c) Other Agreements. Except as disclosed on Schedule 4.8(c), no Obligor is a party to or is otherwise subject to any agreement or arrangement, including, but not limited to, agreements relating to Indebtedness, lease agreements or Guarantees, that provide for early payment, additional collateral support, changes in terms or acceleration of maturity, or the creation of an additional financial obligation, as a result of any of (i) an adverse change in the credit rating of an Obligor, (ii) an adverse change in the financial ratios, earnings, cash flow or stock price of an Obligor or (iii) changes in the value of underlying, linked or indexed assets, except to the extent that such agreements or arrangements could not reasonably be expected to have a Material Adverse Effect.

                Section 4.9. Governmental Regulation. No Obligor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation (other than the Bankruptcy Code) which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of its Obligations unenforceable.

                Section 4.10. Securities Activities. No Obligor owns or is engaged principally in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, nor shall any proceeds of the Loan be used to purchase or carry Margin Stock or to extend credit to any Person for the purpose of purchasing or carrying any Margin Stock in a manner that violates or causes a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

                Section 4.11.   Employee Benefit Plans.

                (a) Schedule 4.11(a) lists each Plan and each Multiemployer Plan maintained or contributed to, or required to be contributed to, by Group or any of its ERISA Affiliates as of the Closing Date. Each Plan has been operated and administered in compliance with all applicable requirements of ERISA, and, if intended to qualify under Section 401(a) or 403(a) of the Internal Revenue Code, in compliance with all applicable requirements of such provisions except where the failure to do so could not reasonably be expected to have, taking all instances in the aggregate, a Material Adverse Effect.

                (b) Full payment has been made by Group or any of its ERISA Affiliates of all minimum amounts which such entities are required to pay under the terms of each Plan and Multiemployer Plan except where the failure to so comply, taking all instances in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                (c) After giving effect to the termination of the Retirement Income Plan for Pilots of US Airways, Inc. and the discharge of the liabilities thereunder through consummation of the Plan of Reorganization, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to have a Material Adverse Effect.

                (d) Neither Group nor any of its ERISA Affiliates maintains or contributes to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA), other than a Plan the obligations with respect to which, when taken together with the projected contributions thereto reflected in the projections and pro forma financial information delivered pursuant to clause (l) of Article III, could not reasonably be expected to have a Material Adverse Effect.

                (e) After giving effect to the Consummation of the Plan, no Plan maintained by Group or any ERISA Affiliate is underfunded (based on the present value of all accumulated benefit obligations thereunder) except to the extent that the aggregate amount of underfunding with respect to all such plans, when taken together with the projected contributions thereto reflected in the projections and pro forma financial information delivered pursuant to clause (l) of Article III, could not reasonably be expected to have a Material Adverse Effect.

                Section 4.12.   Environmental Protection.

                (a) Compliance with Environmental Laws. All Facilities and operations of each Obligor are, and have been to the knowledge of each Obligor, in compliance with all Environmental Laws except for any noncompliance which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                (b)     Hazardous Materials Activity. Except as disclosed on
Schedule 4.12, there are no, and have been no, conditions, occurrences, or Hazardous Materials Activity (i) arising at any Facilities or (ii) arising in connection with the operations of the Obligors or of past or current Affiliates of any Obligor (while under the control of an Obligor or otherwise to the knowledge of an Obligor) (including the transportation of Hazardous Materials in accordance with applicable regulations), which conditions, occurrences or Hazardous Materials Activity could reasonably be expected to form the basis of an Environmental Claim against any Obligor and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                (c) Environmental Claims. Except as disclosed on Schedule 4.12, there are no pending or, to the knowledge of any Obligor, threatened Environmental Claims against any Obligor, and no Obligor has received any notices, inquiries, or requests for information with respect to any Environmental Claims which could reasonably be expected to have a Material Adverse Effect.

                (d) Orders, Decrees, etc. No Obligor is currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, and/or any corrective action decree, order or agreement issued or entered into under any Environmental Law the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

                Section 4.13. Disclosure. (a) No representation or warranty or certification of any Obligor or of any Responsible Officer of the Borrower or Group or any other Officer of any Obligor contained in this Agreement, any other Loan Document, the Application or in any other document, certificate or written statement furnished to the Board, the Agent or the Lenders by or on behalf of any Obligor (as modified or supplemented by other written information so furnished) for use in connection with the negotiation and closing of the transactions contemplated by this Agreement contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein at the time, and in light of the circumstances under which they were made, not misleading; (b) neither the Borrower's or Group's filings under the Exchange Act (as amended or supplemented through the date hereof) nor the Disclosure Statement (as amended or supplemented through the date hereof) contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (c) the Application taken together with all other written information furnished to the Board by or on behalf of the Obligors for use in connection with the negotiation and closing of the transaction contemplated by this Agreement does not contain any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading; provided that, with respect to projected financial information contained in any such document or furnished to any party hereto by or on behalf of the Obligors, the Borrower and Group represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected results.

                Section 4.14. Compliance with Laws. Each Obligor is in compliance with all laws, statutes, rules, regulations and orders binding on or applicable to such Obligor, and all of its properties, except to the extent failure to so comply (either individually or in the aggregate) could not reasonably be expected to have a Material Adverse Effect.

                Section 4.15. Specified Contracts. The Borrower has heretofore delivered to the Board and the Agent a true and correct schedule identifying the Specified Contracts and has made available to the Board and the Agent true and correct copies of the Specified Contracts which Specified Contracts have not been amended, supplemented or otherwise modified prior to the date hereof. After giving effect to the Loan and application of the proceeds therefrom, the Specified Contracts are in full force and effect and constitute the legal, valid and binding obligations of the Obligors and to the knowledge of the Responsible Officers of Group and the Borrower, the counter-parties thereto (as applicable), enforceable against each in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, including materiality, reasonableness, good faith and fair dealing, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law), except that certain of the Specified Contracts, as so identified on Schedule 4.15(a), are subject to completion of final definitive documentation. The Specified Contracts are reasonably expected by the Borrower and Group to result in the aggregate Concession Value summarized on Schedule 4.15(b).

                Section 4.16. Indebtedness. Schedule 4.16 correctly sets forth the consolidated Indebtedness of Group and its Subsidiaries as of the Closing Date and identifies each primary obligor and each guarantor or other secondary obligor thereof, if any.

                Section 4.17. Insurance. The properties, business and operations of the Obligors are insured or reinsured with financially sound and reputable insurance companies or by the United States of America, in such amounts, with such deductibles and covering such risks as are insured against (including, but not limited to, war risk and third party liability) and carried in accordance with applicable law and prudent industry practice by major U.S. commercial air carriers similarly situated with the Obligors and owning or operating similar properties, aircraft and engines.

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                Section 4.18.   Perfected Security Interests. The Collateral
Agent, on behalf of the Lenders and the Board, has valid security interests in the Collateral, with such priority and perfected to such extent as is provided in the Collateral Documents.

                Section 4.19. Compliance with the Plan of Reorganization. No Obligor is in default with respect to any obligation under the Plan of the Reorganization.

                Section 4.20. Absence of Labor Disputes. No strikes, boycotts, work stoppages or lockouts with respect to any of the Obligors exist, and no Obligor has received written notice, sanctioned by any collective bargaining unit representing employees of such Obligor, threatening a strike, boycott or work stoppage.

                Section 4.21. Compliance with certain Gate Leases. After giving effect to the Consummation of the Plan, each Obligor is in compliance in all material respects with all Gate Leases with respect to the airports listed on Schedule 4.21.

                Section 4.22. Slot Utilization. Each Obligor which holds or operates Slots is utilizing its Slots in a manner consistent with the Slot Regulations in order to avoid the withdrawal of any Slot (other than Slots of the type referenced in clauses (f) through (i) of the definition of "Secondary Slots") by the FAA, taking into account any waivers or other relief granted by the FAA in connection with the failure to utilize Slots. None of the Obligors has received any notice of withdrawal from the FAA, nor (other than with respect to Slots of the type referenced in clauses (d) and (f) through (i) of the definition of "Secondary Slots") is any Obligor aware of any other event or circumstance (other than any proposed change of law, regulation or rule), that could reasonably be expected to result in the withdrawal of any Slot or otherwise impair any of the Slots or the value thereof (it being understood, however, that the Slot Regulations provide for withdrawal in certain circumstances other than for failure to utilize Slots, and the FAA has asserted the right to withdraw and reallocate "pool" Slots (within the meaning of 14 C.F.R. Section 93.226(e)), including those identified on Schedule 1.1(a) hereto, at its discretion). The Obligors maintain personnel, policies, procedures and a computer database for the monitoring, utilization and management of the Slots in compliance with the Slot Regulations so as to ensure, to the greatest extent operationally feasible, that the Slot Regulations are complied with and no Slot becomes subject to withdrawal by the FAA.

                                    ARTICLE V

                                    COVENANTS

                To induce the other parties to enter into this Agreement (excluding any other Obligor), Group and the Borrower agree with each other party hereto (excluding any other Obligor) that, so long as any of the Commitments remain in existence or the Obligations (other than contingent indemnification obligations) remain outstanding:

                Section 5.1. Accounting Controls; Financial Statements and Other Reports.

                (a) Accounting Controls. Group and the Borrower will, and will cause each other Obligor to, maintain in accordance with sound business practices and applicable law and rules and regulations issued by any Governmental Authority (i) a system of accounting, which shall include maintenance of proper books and records, to permit preparation of financial statements in conformity with GAAP and to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets;

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and (C) utilization and disposition of assets are permitted only in accordance with management's general or specific authorization; and (ii) effective disclosure controls and procedures designed to ensure that material information relating to the Obligors is made known to Group and the Borrower and their Responsible Officers in a timely manner.

                (b) Financial Certificates; Information. The Borrower will deliver to the Agent, the Lenders, the Loan Administrator and the Board:

                (i) Quarterly Financials: as soon as available and in any event within two (2) Business Days after the date on which such Person is required to file its Form 10-Q under the Exchange Act (after giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act (or any successor rule)), (A) the consolidated balance sheets of each of the Borrower and Group as at the end of such fiscal quarter and the related consolidated statements of income of each such Person for such fiscal quarter for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter and cash flows of each such Person for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures from the corresponding dates and periods of the previous Fiscal Year, all prepared in accordance with GAAP (except that any unaudited financial statements are subject to normal year-end adjustments and may not be accompanied by footnotes) and in reasonable detail and certified by the Chief Financial Officer, Controller, Chief Executive Officer or Treasurer of such Person that they fairly present in all material respects the consolidated financial condition of such Person as at the dates indicated and the results of its operations and its cash flows for the periods indicated and (B) a narrative report describing the operations of such Person in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of then current Fiscal Year to the end of such fiscal quarter; provided that delivery of such Person's Form 10-Q for such fiscal quarter shall be deemed to satisfy all of the requirements of this clause (i);

                (ii) Monthly Reporting: as soon as available and in any event within 45 days after the end of each calendar month, the consolidated balance sheets of each of the Borrower and Group as at the end of such month and the related consolidated statements of income of each of the Borrower and Group for such calendar month and for the period from the beginning of the then current Fiscal Year to the end of such month and cash flows of each such Person for the period from the beginning of the then current Fiscal Year to the end of such calendar month, all prepared in accordance with GAAP (except that any unaudited financial statements are subject to normal year-end adjustments and may not be accompanied by footnotes) and in reasonable detail and certified by the Chief Financial Officer, Chief Executive Officer, Controller or Treasurer of such Person that they fairly present in all material respects the consolidated financial condition of such Person as at the dates indicated and the results of its operations and its cash flows for the periods indicated;

                (iii) Year-End Financials: as soon as available and in any event within two (2) Business Days after the date on which such Person is required to file its Form 10-K under the Exchange Act (after giving effect to any extension pursuant to Rule 12b-25 under the Exchange Act (or any successor rule)), (A) the consolidated balance sheets of each of the Borrower and Group at the end of such Fiscal Year and the related consolidated statements of income, stockholders' equity and cash flows of such Person for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the annual financial plan delivered pursuant to clause (ix) of this subsection 5.1(b) for the Fiscal Year covered by such financial statements of the Borrower, all in reasonable detail, and certified by the Chief Financial Officer or the Chief Executive Officer of such Person that

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

        they fairly present in all material respects the consolidated financial condition of such Person as at the date indicated and the results of its operations and its cash flows for the periods indicated, (B) a narrative report describing the operations of such Person in the form prepared for presentation to senior management for such Fiscal Year, and (C) an accountant's report thereon of KPMG LLP or other independent certified public accountants of recognized national standing selected by the Borrower or Group, as the case may be, which report (1) shall be unqualified as to scope, (2) for each Fiscal Year commencing with the Fiscal Year ending December 31, 2003, shall not contain a going concern qualification and shall state that in making its examination no knowledge of any Default or Event of Default was obtained (to the extent such statement is not prohibited by, or inconsistent with, applicable accounting literature), and (3) shall state that such consolidated financial statements fairly present the consolidated financial position of such Person as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years, and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; provided that (x) references in such report to changes in GAAP, changes in accounting standards, highlighting contents of footnotes, limitations in the scope of the audit or exclusions from the audit information not required by GAAP that are, in each case, customary in industry practice and not prejudicial to the opinion stated therein shall not be deemed to be "qualifications" for the purpose of clause (C) of this subsection 5.1(b)(iii) and (y) delivery of such Person's Form 10-K for such Fiscal Year, and which satisfy the requirements of clause (C) above, shall be deemed to satisfy the requirements of this subsection 5.1(b)(iii);

                (iv) Officers' Certificates: together with each delivery of financial statements pursuant to clauses (i) and (iii) above, (A) an Officer's Certificate of the Borrower, (I) stating that the signer has reviewed the terms of this Agreement and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Obligors during the accounting period covered by such financial statements and that such review has not disclosed the existence, and that the signer does not have knowledge of the existence as at the date of such Officer's Certificate, of any condition or event that constitutes a Default or an Event of Default, or, if any such condition or event existed at the date of the certificate, specifying the nature and period of existence thereof and what action the Obligors have taken, are taking and propose to take with respect thereto, (II) demonstrating in reasonable detail compliance (or noncompliance) during and at the end of the applicable accounting periods with the restrictions contained in Sections 6.3 and 6.4, and
        (III) with respect to the delivery of financial statements pursuant to clause (iii) above, stating whether any change in GAAP or in the application thereof has occurred since the date of delivery of the preceding year-end financial statements, and if any such change has occurred, describing the effect of such change on the financial statements of Group and the Borrower; and (B) a Disclosure Certificate from each of the principal executive officer and the principal financial officer of the Borrower and Group;

                (v) SEC Filings and Press Releases: promptly upon their becoming available, copies (which may be electronic) of (a) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower or Group to its security holders,
        (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Obligor with any securities exchange or with the SEC or any Governmental Authority or private regulatory authority and (c) all press releases and other statements made available generally by any Obligor, to the public concerning material developments in the business of any Obligor;

                (vi) Notice of Events of Default, etc.: promptly upon any Responsible Officer of Group or the Borrower obtaining knowledge of (a) any condition or event that constitutes a

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

        Default or an Event of Default or (b) the occurrence of any event or change that has had, or is reasonably expected to have, a Material Adverse Effect (disregarding for purposes of this clause (vi) publicly known facts, circumstances, events or conditions applicable to the airline and travel industries generally), an Officer's Certificate specifying the nature and period of existence of such Default or Event of Default or condition, event or change and what action the Obligors have taken, are taking and propose to take with respect thereto;

                (vii) Litigation or Other Proceedings: to the extent not otherwise disclosed pursuant to this Section 5.1,

                        (1) promptly upon any Responsible Officer of Group or
                the Borrower obtaining knowledge of (I) the institution of, or threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting any Obligor or any property of any Obligor unless the Borrower's general counsel or outside legal counsel has determined that a favorable outcome to such Obligor is reasonably likely (collectively, "Proceedings") or
                (II) any material development in any Proceeding that, in either case:

                                (W) if adversely determined, would be reasonably
                        likely to have a Material Adverse Effect;

                                (X) seeks to enjoin or otherwise prevent the
                        consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

                                (Y) challenges or calls into question any
                        Obligor's financial or other operational condition or results; or

                                (Z) could cause any of the property comprising
                        the Collateral to be subject to any restriction on ownership, occupancy, use or transferability;

                        written notice thereof together with such other information as may be reasonably available to Group and the Borrower to enable the Agent and the Board, and their respective counsel to evaluate such matters; and

                        (2) no later than the date that the annual financial
                statements are delivered under Section 5.1(b)(iii) for each Fiscal Year, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, an Obligor, the uninsured portion of which is equal to or greater than $5,000,000 and promptly after request by the Agent, the Loan Administrator or the Board, such other information as may be reasonably requested by the Agent, the Loan Administrator, the Board (and available to Group and the Borrower) to enable the Agent, the Loan Administrator, the Board and its respective counsel to evaluate any of such Proceedings;

                (viii) ERISA Reports: promptly after the receipt by the Borrower of a request therefor by the Agent, the Loan Administrator or the Board, copies of any annual and other reports (including Schedule B thereto) with respect to a Plan filed by an Obligor or any ERISA Affiliate with the United States Department of Labor, the IRS or the Pension Benefit Guaranty Corporation;

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

                (ix) Financial Plan and Projections: (A) annually, as soon as practicable after preparation thereof in the ordinary course of business but in no event later than February 28 of each year, copies of the Obligors' annual financial plans and projections, and (B) as soon as available but in any event no later than ten (10) Business Days after the beginning of each fiscal quarter of each Fiscal Year, copies of the Obligors' financial and operating plan and projections for such fiscal quarter, and for each month in such quarter, all in the form prepared for presentation to senior management;

                (x) Environmental Audits and Assessments: as soon as practicable following receipt thereof by the Borrower, copies of all environmental audits and assessments, whether prepared by personnel of an Obligor or by independent consultants (except to the extent protected by the "attorney work product" privilege or similar privilege expressly granted by statute with respect to the work product of environmental consultants), with respect to material environmental matters at any Facility or which relate to an Environmental Claim which could reasonably be expected to have a Material Adverse Effect;

                (xi) Ratings Change: within five (5) Business Days after any public release by S&P or Moody's raising, lowering, suspending or placing under review for possible downgrade or suspension the Borrower's or Group's credit rating or changing its outlook on with respect to as the Borrower or Group, a certificate setting forth the credit rating on an Obligor's senior unsecured debt obligations;

                (xii) Insurance Reports. No later than January 30 of each year, insurance brokers reports with respect to all insurance maintained by the Obligors, together with schedules detailing the type and amount of coverage provided and the insurance carrier;

                (xiii) Insurance/Condemnation Proceeds: in addition to any similar reporting obligations under the Collateral Documents but without the duplication of any such obligation, upon (A) a Responsible Officer of Group or the Borrower obtaining knowledge of the occurrence of an event of loss or damage to, or any taking, condemnation or requisition by any Governmental Authority of, any property of any Obligor having fair market value in excess of $5,000,000 whether or not such loss or damage is expected to result in receipt of insurance or condemnation proceeds or of any other event of loss or damage that the Obligors reasonably expect to result in proceeds reasonably estimated by them to exceed $5,000,000 and (B) the receipt of insurance proceeds or condemnation proceeds from an event of loss or material damage to, or any taking, condemnation or requisition by any Governmental Authority of, any property of any Obligor, notice of such occurrence;

                (xiv) Future Issuance and Asset Sales: prior to an Obligor consummating any Future Issuance or Asset Sale greater than $1,000,000 in the aggregate giving rise to a mandatory prepayment obligation under
        Section 2.6(a) or (b), notice of such event;

                (xv) Plan Audits and Liabilities: promptly after an Obligor or any ERISA Affiliate contacts the IRS or the Pension Benefit Guaranty Corporation for the purpose of participating in a closing agreement or any voluntary resolution program with respect to a Plan or Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect, or (B) a Responsible Officer of Group or the Borrower knows or has reason to know that any event with respect to any Plan or Multiemployer Plan occurred that could reasonably be expected to have a Material Adverse Effect, notice of such contact or the occurrence of such event;

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

                (xvi) Funding Changes and New Plan Benefits: promptly after the change, a notification of any material increases in the benefits, or material change in funding method, with respect to which an Obligor may have any liability, under any Plan or Multiemployer Plan or the establishment of any material new Plan or Multiemployer Plan with respect to which an Obligor may have any liability or the commencement of contributions to any Plan or Multiemployer Plan to which an Obligor or any ERISA Affiliate was not previously contributing, except to the extent that such an event could not reasonably be expected to have a Material Adverse Effect;

                (xvii) Claims and Proceedings: promptly after receipt of written notice of commencement thereof, notification of all (i) claims made by participants or beneficiaries with respect to any Plan and (ii) actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting an Obligor or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined, could not reasonably be expected to have a Material Adverse Effect;

                (xviii) ERISA Event: promptly after the occurrence of any ERISA Event (A) that could reasonably be expected to have a Material Adverse Effect or (B) that relates to the occurrence or existence of an event or condition that could reasonably be expected to have a Material Adverse Effect, notice of such ERISA Event;

                (xix) Labor Disputes: promptly upon any Responsible Officer of Group or the Borrower obtaining knowledge of the institution of, or the receipt of any written notice from, or which is formally sanctioned by, a collective bargaining unit that threatens, any strike, boycott or work stoppage relating to an Obligor the occurrence of which could reasonably be expected to have a Material Adverse Effect, notice of such event or threatened action;

                (xx) Collateral Value Certificates: no later than the date upon which the quarterly financial statements are delivered under clause
        (i) of this subsection 5.1(b) for each fiscal quarter of each Fiscal Year and the date upon which the annual financial statements are delivered under clause (iii) of this subsection 5.1(b) for each Fiscal Year, a Collateral Value Certificate certifying the Collateral Value (based on the most recently completed annual Appraisal Report), in each case as of a date no earlier than the end of the fiscal quarter or the Fiscal Year with respect to which the corresponding financial statements referenced in this clause (xx) are being delivered;

                (xxi) Slot Utilization Reports: as soon as available, but in any event no later than the day on which each report referred to in (i) below is submitted to the FAA, each of the following: (i) a true and complete copy of each Slot utilization report required to be delivered to the FAA under the Slot Regulations, (ii) any related requests for waivers or other documentation provided to the FAA in connection therewith, and (iii) a summary report, in the form of Exhibit O, of Slot utilization during the period covered by the report to the FAA referred to in (i) above; and

                (xxii) Other Information: with reasonable promptness, such other information and data with respect to an Obligor as from time to time may be reasonably requested by the Agent or the Board.

                Section 5.2.    Corporate Existence. Except as permitted by
Section 6.9, Group and the Borrower will, and they will cause each other Obligor to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Obligor and the material rights, permits, licenses (charter and statutory) and franchises of each Obligor; provided, that, subject to
Section 5.10, no Obligor shall be required to preserve any such right, permit, license or franchise, and no Obligor other than Group or the Borrower shall be required to

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

preserve any such corporate, partnership or other existence, if in each case, the Chief Executive Officer of Group or the Borrower shall determine in the exercise of his or her business judgment that the preservation thereof is no longer desirable in the conduct of the business of the Obligors taken as a whole and that abandonment of any such right, permit, license or franchise or failure to preserve such existence could not reasonably be expected to have a Material Adverse Effect.

                Section 5.3. Payment of Taxes and Claims. Group and the Borrower will, and they will cause each other Obligor to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material Taxes levied or imposed upon an Obligor or upon the income, profits or property of an Obligor except (a) that this Section 5.3 shall not require the Obligors to pay Taxes that relate to a Tax period (or portion thereof) ending on or before the commencement of the Bankruptcy Cases and which first became due and payable after the time of the commencement of the Bankruptcy Cases, to the extent that, and for so long as, such Taxes are stayed or enjoined pursuant to the Plan of Reorganization, the Confirmation Order or the Bankruptcy Code, it being understood that notwithstanding the exception in this clause (a), the Obligors shall make adequate reserves in accordance with GAAP for Taxes stayed or enjoined pursuant to the Plan of Reorganization, the Confirmation Order or the Bankruptcy Code, or (b) where the amount, applicability or validity of such Taxes are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in accordance with GAAP and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien on the property of an Obligor. Neither Group nor the Borrower will, and they will not permit any other Obligor to, file or consent to the filing of, any consolidated income tax return with any Person (other than Group, the Borrower and any Subsidiary of the Group or the Borrower).

                Section 5.4.    Maintenance of Properties; Insurance.

                (a) Maintenance of Properties. Group and the Borrower will, and they will cause each other Obligor to, maintain all properties used or useful in the conduct of the business of the Obligors in good condition, repair and working order (ordinary wear and tear excepted) and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the reasonable judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that no Obligor shall be restricted from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the good faith judgment of Group, desirable in the conduct of the business of such Obligor and could not reasonably be expected to have a Material Adverse Effect, but subject in each case to all applicable provisions of the Collateral Documents.

                (b) Insurance. Group and the Borrower will, and they will cause each other Obligor to, insure and keep insured or reinsured with financially sound and reputable insurance companies that are not Affiliates of the Obligors or by the United States of America, their businesses and operations and such of their respective properties, in such amounts, with such deductibles and covering such risks as are insured against (including, but not limited to, war risk and third party liability) and carried in accordance with applicable law and prudent industry practice by U.S. commercial air carriers similarly situated with the Obligors and owning or operating similar properties, aircraft and engines, including such insurance coverage as is required to be maintained under the Collateral Documents, and providing for not less than thirty (30) days' (or in the case of war risk coverage, the maximum time as is available) prior notice to the Agent, the Board, the Loan Administrator and the Collateral Agent of termination, lapse or cancellation of such insurance or reinsurance; provided that this Section 5.4(b) shall not prohibit any Obligor from procuring and maintaining all or any portion of its insurance through Airways Assurance Limited LLC so long as Airways Assurance Limited LLC reinsures 100% of such risk as provided above in this Section 5.4(b).

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                Section 5.5.    Inspection. Group and the Borrower will, and
they will cause each other Obligor to, permit any authorized representatives designated by the Agent, any Lender or the Board to visit and inspect any of the properties of the Obligors, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with its and their officers and independent public accountants (it being understood that a representative of the Borrower or Group will be present), at the Borrower's expense, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that so long as the Lenders and/or the Board, as applicable, are not exercising material remedies under the Loan Documents, such inspection shall not be disruptive to the business of the Obligors.

                Section 5.6. Compliance with Laws, Etc. Group and the Borrower will, and they will cause each other Obligor to, comply with all applicable statutes, rules, regulations, orders, restrictions and Governmental Authorizations of any applicable Governmental Authority, in respect of the conduct of the businesses of the Obligors and the ownership of their respective properties (including, without limitation, leased airport facilities and Slots), except such as are being contested in good faith by appropriate proceedings and except for such noncompliance as could not in any case or in the aggregate reasonably be expected to have a Material Adverse Effect. Group and the Borrower will not, and they will not permit an other Obligor to, conduct any Hazardous Materials Activity at any Facility or at any other location in a manner that does not comply in all material respects with Environmental Laws. The Borrower and Group will, and will cause each other Obligor to, use commercially reasonable efforts to cause all other Persons operating or occupying any of their properties to comply in all material respects with Environmental Laws.

                Section 5.7.    Remedial Action Regarding Hazardous Materials.

                (a) To the extent required by Environmental Laws, Group and the Borrower will, and they will cause each Obligor to, take any and all necessary remedial action (except to the extent that such remedial action is taken by other Persons responsible for such remedial action through contractual arrangements with an Obligor) in connection with the presence, storage, use, disposal, transportation, Release or threatened Release of any Hazardous Materials on, under or about any Facility in order to comply timely with all applicable Environmental Laws and Governmental Authorizations except for such non-compliance as could not in any case or in the aggregate reasonably be expected to have a Material Adverse Effect. In the event any Obligor undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Group or the Borrower will, or they will cause such Obligor to, conduct and complete such remedial action (or will cause such action to be taken pursuant to contractual rights of such Obligor against third parties) in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local Governmental Authorities except when, and only to the extent that, such Obligor's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith and by appropriate proceedings diligently conducted by such Obligor or except for such non-compliance as could not in any case or in the aggregate reasonably be expected to have a Material Adverse Effect.

                (b) The Requisite Lenders or the Board may request (i) from time to time, if and when such Person(s) have reason to believe that an Environmental Claim or Release of Hazardous Materials which could reasonably be expected to have a Material Adverse Effect may exist at or with respect to any Facility, and (ii) not more than once during any twelve month period for the purpose of determining whether there is belief that an Environmental Claim or Release of Hazardous Materials which could reasonably be expected to have a Material Adverse Effect exists at or with respect to any Facility, and in the case of any such request, the Borrower will provide to the Lenders and the Board, within sixty (60) days after such request, at the expense of the Borrower, an environmental site assessment report for any of its, or any other Obligor's properties described in such request, prepared by

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an environmental consulting firm reasonably acceptable to the Board evaluating the Environmental Claim or Release of Hazardous Materials and estimating the cost of any required compliance, removal or remedial action in connection with the Environmental Claim or Release of Hazardous Materials. Without limiting the generality of the foregoing clause (b), if the Agent determines at any time that a material risk exists that any such report will not be provided in the time referred to above, the Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and each of Group and the Borrower hereby agrees to grant, and agrees to cause any other Obligor that owns property described in such a request to grant, at the time of such request, to the Agent, the Lenders, the Board, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter into their respective properties to undertake such an assessment.

                Section 5.8.    Additional Obligors; Collateral.

                (a) With reasonable promptness (and in any event within 30 days) following the formation or acquisition by any Obligor of a Subsidiary or of any Capital Stock of any other Person, the Borrower (i) shall provide the Agent, the Loan Administrator and the Board the name, corporate structure and allocation of Voting Stock and equity interests of such Subsidiary or other Person, (ii) in the case of any such Subsidiary that is not a CFC, shall cause such Subsidiary to execute and deliver to the Agent and the Board a Subsidiary Joinder in the form of Exhibit P hereto, pursuant to which such Subsidiary shall become a party to this Agreement, and (iii) shall deliver to the Agent and the Board documents of the types referred to in clauses (a)(viii), (ix) and (x) of
Article III, all in form, content and scope reasonably satisfactory to the Agent and the Board.

                (b) Each of Group and the Borrower will, and they will cause each other Obligor (including, without limitation, each Obligor created or acquired after the Closing Date) to, cause all of its properties and assets as of the Closing Date and all properties and assets acquired after the Closing Date (including, without limitation, the Capital Stock of each Subsidiary created or acquired and the Capital Stock of each other Person acquired after the Closing Date, and all of its leases of airport facilities) other than Excluded Property to be pledged to the Collateral Agent to secure the Obligations.

                (c) The Borrower shall obtain one or more Appraisal Reports establishing the value of the Appraised Collateral, the Slots and the Gate Leases as of (i) the last day of each Fiscal Year beginning December 31, 2003,
(ii) the date upon which any additional property or assets that constitutes Appraised Collateral is pledged as Collateral to the Collateral Agent pursuant to Section 5.8(d) to secure the Obligations, but only with respect to such additional Collateral and (iii) no more than once during any twelve (12) month period, a date which is no later than 60 days after the Board (or if the Board Guaranty shall have terminated, the Requisite Lenders) has requested that the Borrower obtain an Appraisal Report (it being understood that the obligation herein of the Borrower to periodically obtain Appraisal Reports shall be in addition to any rights or obligations under the Collateral Documents). Such Appraisal Reports may be based on desktop appraisals unless the Board (or if the Board Guaranty shall have terminated, the Requisite Lenders) shall have requested that an Appraisal Report be based on physical inspection.

                (d) If as of the end of any fiscal quarter commencing on or after April 1, 2004 (each such date a "Collateral Value Test Date") there exists a Collateral Value Deficiency, the Borrower shall do one of the following to the extent (but only to the extent) necessary to eliminate such Collateral Value
Deficiency: (i) prepay the Loan in an amount equal to Group's Adjusted Excess Cash Flow for the period commencing on April 1, 2003 and ending on such Collateral Value Test Date (which payment shall be made on the Interest Payment Date first occurring after delivery of the Collateral Value Certificate that evidences such Collateral Value Deficiency); (ii) pledge additional Eligible Collateral to the Collateral Agent pursuant to a Collateral Document Supplement or other Collateral Document, in each case on terms and conditions as are reasonably satisfactory to the Agent, the Board and the Collateral Agent, or

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

(iii) prepay the Loan as provided in clause (i) above and pledge additional Eligible Collateral as provided in clause (ii) above; provided, that if Group's Adjusted Excess Cash Flow for period, together with all Eligible Collateral that is available to be pledged is not sufficient to eliminate such Collateral Value Deficiency, the Borrower shall continue to prepay the Loan in an amount equal to Group's Adjusted Excess Cash Flow for the period commencing on April 1, 2003 and ending on the last day of each fiscal quarter following the Collateral Value Test Date as of which the Collateral Value Deficiency was established (which payments shall be made on the Interest Payment Dates respectively relating to the Interest Periods first occurring after each such fiscal quarter) and pledge all additional Eligible Collateral to the Collateral Agent as it becomes available until the Collateral Value Deficiency no longer exists (whether as a result of prepayments of the Loan, pledge of additional collateral, or increase in collateral value or any combination of the foregoing), and provided, further, that (A) if any cash which is used to purchase Aircraft Related Equipment is deducted from Consolidated EBITDAR in computing the amount of Excess Cash Flow for any period during the existence of a Collateral Value Deficiency, the Aircraft Related Equipment purchased with such cash shall be pledged pursuant to clause (ii) above, unless it is required to be pledged to a Lender of purchase money financing therefor, and (B) if the Borrower subsequently enters into an agreement to sell any Aircraft Related Equipment pledged to the Collateral Agent under clause (A) of this proviso as part of a sale-leaseback transaction of the type excepted from the definition of Asset Sale or finance such Aircraft Related Equipment within twelve months of acquisition thereof, the Board, or if the Board Guaranty is no longer in effect, the Requisite Lenders shall instruct the Collateral Agent to release the Lien so granted.

                (e) If additional Collateral is being pledged in accordance with Section 5.8(b) or (d), such additional Collateral shall be free and clear of any Liens (other than as permitted under the applicable Collateral Document) and the pledgor(s) shall execute and deliver to the Collateral Agent such applicable Collateral Document Supplements or Collateral Documents (in form and substance reasonably satisfactory to the Agent and the Board) necessary to grant to the Collateral Agent and shall take all other actions (as are in the reasonable judgment of the Collateral Agent and the Board) necessary or desirable to cause the Liens created thereby to be perfected first priority Liens protected under applicable law (except as otherwise provided under the applicable Collateral Document), shall if requested by the Board, or if the Board Guaranty is no longer in effect, the Requisite Lenders, furnish favorable legal opinions to the Collateral Agent with respect to such additional Collateral, including the perfection and priority of the Collateral Agent's Lien thereon and evidence of applicable filings to the Loan Administrator, and shall otherwise comply with the provisions of the applicable Collateral Documents that apply to a pledge of such Collateral.

                (f) In connection with each prepayment or pledge of additional Eligible Collateral pursuant to Section 5.8(d) above, the Borrower shall deliver to the Collateral Agent, the Loan Administrator and the Board either (i) a Collateral Value Certificate which establishes that the applicable Collateral Value Deficiency no longer exists, or (ii) an Officer's Certificate of Group that certifies (A) the amount of Group's Excess Cash Flow since the Closing Date, and (B) that Group has identified to the Collateral Agent and the Board all of its material property (other than Excluded Property) that is not subject to a Lien in favor of the Collateral Agent under a Collateral Document.

                (g) Group and the Borrower will, and they will cause each other Obligor to, use all commercially reasonable efforts to cause each of the Gate Leases at the airports identified on Schedule 5.8(g), as well as each renewal, extension or replacement thereof, to be pledged to the Collateral Agent to secure the Obligations, each such pledge to be on such terms and conditions, and with such limitations, as may be required by the relevant airport authority and are reasonably acceptable to the Board or, if the Board Guarantee is no longer in full force and effect, the Requisite Lenders; provided that the Obligors shall have no further obligation under this sentence after the first anniversary of the Closing Date. With respect to Gate Leases existing on the Closing Date, upon receipt by the Borrower of a written

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

confirmation from the Board or, as the case may be, the Agent on behalf of the Requisite Lenders, that the pledge of the Gate Leases at an airport listed on
Schedule 5.8(g) (including any certifications, opinions and filings as may reasonably be requested in connection therewith) is acceptable, which confirmation shall not be unreasonably withheld, the Initial Unrestricted Cash Reserve required to be maintained by the Borrower pursuant to Section 6.4(a) shall be reduced by the Dollar amount set out on Schedule 5.8(g) for such airport.

                (h) Any partial prepayment of the Loan under Section 5.8(d) shall be applied to the then remaining installments of the outstanding principal amount of the Loan (ratably as to Tranche A and Tranche B in the inverse order of maturity). Any such prepayment shall be paid to the Agent for application as provided in Section 2.9.

                Section 5.9. Employee Benefit Plans. Group and the Borrower will, and they will cause each other Obligor to, ensure that the Plans and Multiemployer Plans with respect to which the Obligors may have any liability are operated in compliance with all applicable laws, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                Section 5.10. FAA Matters; Citizenship. The Borrower shall at all times hereunder be an "air carrier" within the meaning of the Act and hold a certificate under 49 U.S.C. Section 41102(a)(1) as currently in effect or as may be amended or recodified from time to time. The Borrower and each other Obligor engaged in operations as an "air carrier" will at all times hereunder be a United States Citizen holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.

                Section 5.11. Board Guaranty. The Borrower and Group will, and they will cause each other Obligor to, comply with all of the terms, requirements and conditions applicable to it under the Act and the Regulations, or as may otherwise be imposed by, or agreed with, the Board in connection with the issuance of the Board Guaranty, and shall promptly furnish the Board, the Loan Administrator and the Agent all such information as may be reasonably requested by the Board, the Loan Administrator or the Agent in connection with the Board Guaranty. The Borrower and Group will, and will cause each other Obligor to, execute such documents and take such actions in furtherance of its obligations under the Act and the Regulations as the Board, the Loan Administrator or the Agent may request.

                Section 5.12. Audits and Reviews. The Borrower and Group will, and they will cause each other Obligor to, permit, and to cooperate in the conduct of, such audits and reviews during the period the Loan is outstanding and for three (3) years thereafter, as the Board may deem appropriate, by an independent auditor acceptable to the Board or the United States Comptroller General. To the extent requested by the Board or the Loan Administrator, the Borrower and Group will, and they will cause each other Obligor to, provide reasonable access to the officers and employees, books, records, accounts, documents, correspondence, and other information of the Obligors, financial advisors, consultants and independent certified accountants that the Board or the United States Comptroller General considers necessary.

                Section 5.13. Use of Proceeds. The Borrower will apply the proceeds from the Loan for such general corporate purposes as are permissible under the Act and Regulations, and not for prepayment or refinancing of any Indebtedness of the Obligors for borrowed money (other than payments of amounts owed by the Obligors under the DIP Loan Facility or of amounts required to be paid to lenders or lessors to cure defaults existing on the Closing Date under aircraft financing transactions that are the subject of term sheets listed as Specified Contracts on Schedule 4.15(a)) nor for the acquisition of the stock, or of all or any substantial part of the assets, of any Person. No portion of the proceeds from the Borrowing shall be used by any Obligor in any manner that violates Regulations T, U, or X of the

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

Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors or to violate Section 7(c) of the Exchange Act.

                Section 5.14. Lower-Tier Covered Transaction. In the event that any Obligor enters into any "lower-tier covered transaction" (as such term is defined in 31 C.F.R. Section 19.110, as amended or modified from time to time and not excepted therefrom by 31 C.F.R. Section 19.200(c)) in respect of the transactions contemplated hereunder, the Borrower and Group will, and they will cause each other Obligor to, include the clause entitled "Certificate Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion - Lower Tier Covered Transactions" as set forth in Appendix B to Part 19 of title 31 of the C.F.R. in such lower-tier covered transaction and the Borrower and Group will, and they will cause each other Obligor to, obtain a certification from the other Person or Persons party to such lower-tier covered transaction to the effect that each such other Person (and each "principal" thereof, as such term is defined in 31 C.F.R. Section 19.105, as amended or modified from time to time) is not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in such transaction by any Federal department or agency, or an explanation why such Person is unable to so certify. Further, neither Group nor the Borrower will, and they will cause each other Obligor not to, enter into a lower-tier covered transaction with a Person who has been proposed for debarment under 48 C.F.R. Section 9.4, debarred or suspended unless granted an exception for such lower-tier covered transaction pursuant to 31 C.F.R. Section 19.215.

                Section 5.15.   Contractual Obligations.

                (a) Each of Group and the Borrower will, and will cause each other Obligor to, perform, observe or fulfill the obligations, covenants and conditions contained in each of its Contractual Obligations (including the Specified Contracts), provided that a failure to so perform, observe or fulfill such obligations, covenants and conditions that (i) could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect or (ii) does not preclude continued operations by the Obligors at any of the airport terminals listed on Schedule 4.21 shall not constitute a breach of this Section 5.15(a).

                (b) The Obligors (i) shall use commercially reasonable efforts to cause the final definitive documentation for each of the Specified Contracts that are identified on Schedule 4.15(a) as being in term sheet form, which final documentation shall be provided in the applicable term sheet and reflect the applicable Concession Value described in the Application and summarized on Schedule 4.15(b), to be executed and delivered by the applicable parties thereto no later than June 30, 2003, and (ii) shall make copies of such final documentation available to the Board and otherwise shall keep the Board informed of the status of the documentation for such Specified Contracts; provided that this Section 5.15(b) shall not apply with respect to any such Specified Contract that is related to a financing transaction that is rejected by an Obligor in accordance with the Plan of Reorganization.

                Section 5.16. Slot Utilization. Each Obligor holding or operating Slots shall utilize its Slots in a manner consistent with the Slot Regulations so as to avoid the withdrawal of any Slot by the FAA or other revocation or termination for failure to comply with the Slot Regulations, taking into account any waivers or other relief granted by the FAA or otherwise under the Slot Regulations; provided, however, that the Obligors shall not be required to so utilize Secondary Slots to the extent the Obligors determine that such Secondary Slots are no longer commercially required. The Obligors shall maintain personnel, policies, procedures and a computer database for the monitoring, utilization and management of the Slots in compliance with the Slot Regulations so as to ensure, to the greatest extent operationally feasible, that no Slot becomes subject to withdrawal by the FAA or is otherwise revoked or terminated based upon the failure to comply with the Slot Regulations.

                Section 5.17. Stock Exchange Listing. Group (a) will use reasonable efforts to list its common stock on the New York Stock Exchange Inc. or another national securities exchange or for quotation on a national automated interdealer quotation system, and (b) after the effectiveness of such listing, will comply in all material respects with all applicable corporate governance listing standards of such national securities exchange or national automated interdealer quotation system, including standards relating to the composition, duties and responsibilities, and functioning of boards of directors and board committees.

                Section 5.18. Further Assurances. Promptly upon the request of the Board or the Agent, the Borrower and Group will, and they will cause each other Obligor to, at their expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Board, the Loan Administrator or the Agent may reasonably request in order to effect fully the purposes of the Loan Documents and to maintain and ensure the validity, effectiveness, priority and perfection of the Collateral Agent's Liens pursuant to the Collateral Documents.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                To induce the other parties to enter into this Agreement (excluding any other Obligor), the Borrower and Group agree with each other party hereto (excluding any other Obligor) that, so long as any of the Commitments remain in existence or the Obligations (other than contingent indemnification obligations) remain outstanding:

                Section 6.1.    Liens and Related Matters.

                (a) Prohibition on Liens. Neither Group nor the Borrower will, and they will not permit any other Obligor to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of any Obligor, whether now owned or hereafter acquired, or any income or profits therefrom, or file or consent to the filing of any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

                (i)     Permitted Encumbrances;

                (ii) (A) Liens on Aircraft Related Equipment securing Indebtedness used to acquire such Aircraft Related Equipment, (B) Liens created or incurred in connection with the financing of any Aircraft Related Equipment acquired after the Closing Date within twelve (12) months after the date such Aircraft Related Equipment is acquired, (C) Liens on Aircraft Related Equipment securing Permitted Refinancing Indebtedness in respect of Indebtedness previously secured by such Aircraft Related Equipment in accordance with subclause (A) or (B) above, including in each case, Liens securing special facility revenue bonds that finance Aircraft Related Facilities, (D) Liens incurred or deposits made in the ordinary course of business to secure the performance of contracts for the purchase of aircraft and (E) Liens in existence on the Closing Date (1) on aircraft and engines (other than Collateral covered by the Borrower Aircraft Mortgage, the Piedmont Aircraft Mortgage and the Allegheny Aircraft Mortgage) and (2) securing special facility revenue bonds;

                (iii) other Liens on assets acquired after the Closing Date securing or relating to Indebtedness and other liabilities and obligations in each case not otherwise prohibited under this Agreement in an aggregate amount not to exceed $2,000,000 at any time outstanding;

                (iv)    intentionally omitted;

                (v)     Liens described in Schedule 6.1(a);

                (vi) judgment and attachment Liens not giving rise to an Event of Default or relating to an action or judgment that is an Event of Default under Section 7.1(h);

                (vii) Liens on the assets of any entity or on any asset existing at the time such entity or asset is acquired by an Obligor, whether by merger, consolidation, purchase of assets or otherwise; provided that such Liens (w) are not created, incurred or assumed by such entity in contemplation of or in connection with the financing of such entity's being acquired by an Obligor, (x) were created to secure the financing of Aircraft Related Equipment or other specific assets,
        (y) do not extend to any other assets of any Obligor other than the assets acquired with such financing and (z) the Indebtedness secured by such Lien is permitted pursuant to this Agreement;

                (viii) leases or subleases of real or personal property granted by any Obligor to others not interfering in any material respect with the ordinary conduct of the business of the Obligors, taken as a whole;

                (ix) Liens on cash and Cash Equivalents securing (A) reimbursement obligations in respect of letters of credit issued for the account of any Obligor in the ordinary course of business and consistent with past practice, so long as the aggregate amount of such cash and Cash Equivalents does not exceed 110% of the maximum available amount under the secured letters of credit, and (B) reimbursement or other margin requirements in connection with, in the case of Liens contemplated in this clause (B), transactions contemplated by the proviso in Section 6.12; and

                (x) any renewal or substitution of any Lien for any of the preceding clauses (ii), (iv), (v) or (vii), provided that any such Liens are not extended to additional assets;

                provided that, subject to clause (B) of the final proviso to
Section 5.8(d), the Obligors will not create, incur, assume or permit to exist any Lien permitted under any of clauses (ii) above on any property of an Obligor already constituting Collateral.

                (b) No Restrictions on Subsidiary Distributions. Except (i) as provided herein or in the other Loan Documents, (ii) as described on Schedule 6.1(b) or (iii) for restrictions on the use of proceeds from a permitted financing of Aircraft Related Equipment, neither Group nor the Borrower will, and they will not permit any other Obligor to, create or otherwise cause to exist any Payment Restriction with respect to any Subsidiary of any Obligor.

                Section 6.2. Investments. Neither Group nor the Borrower will, and they will not permit any other Obligor to, make any Investment other than (i) Investments consisting of Cash Equivalents; (ii) accounts receivable if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (iii) payroll advances and advances for business and travel expenses in the ordinary course of business; (iv) Investments made by way of any endorsement of negotiable instruments received by any Obligor in the ordinary course of its business and presented by it to any bank for collection or deposit; (v) stock, obligations or securities received in settlement of amounts owing to any Obligor in the ordinary course of business; (vi) Investments made in connection with the Trust Agreements; (vii) in addition to any other permitted investments, any other Investments by the Obligors in an aggregate outstanding amount not exceeding $10,000,000 at any time; (viii) Investments pursuant to and in compliance with
Section 6.5; (ix) Investments made in Airways Assurance Limited LLC consistent with past practice; and (x) Investments in travel or airline related businesses made in connection with Marketing and Service Agreements, alliance agreements, distribution agreements, agreements with respect to fuel consortium, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to spare parts management systems and other similar agreements which Investments under this clause (x) (excluding Investments existing on the date hereof and Investments in Midway Airlines Corporation and its Affiliates on the terms of the Credit Agreement dated as of December 23, 2002 between the Borrower and Midway Airlines Corporation and the exercise of any related warrant to acquire Capital Stock of Midway Airlines Corporation) shall not exceed $50,000,000 in the aggregate at any time outstanding, provided that the amount of any Investment made pursuant to this clause (x) shall not exceed 5% of Group's consolidated cash and Cash Equivalents as set forth in its financial statements for the most recently completed fiscal quarter prior to making of such Investment.

                Section 6.3. Restricted Payments. Neither Group nor the Borrower will, and they will not permit any other Obligor to, directly or indirectly, declare, order, pay, make or set apart, or be obligated to declare, order, pay, make or set apart, any sum for any Restricted Payment; except that:

                (a) Group may pay cash dividends from time to time on its Class B Preferred Stock as in effect on the Closing Date, provided that all of the following conditions are satisfied: (i) no Payment Default or Event of Default (other than under Sections 7.1(d), (i) or (m)) shall have occurred and be continuing at the time of the declaration or payment of any such dividends and (ii) with respect to each such payment, Group's ratio of Consolidated EBITDAR to Consolidated Fixed Charges for the periods consisting of the number of consecutive fiscal quarters specified below that end on the last day of the fiscal quarter immediately preceding the date on which the payment is proposed to be made, and assuming that the proposed payment had been made the last day of such fiscal quarter, shall not be less than the applicable ratio specified below:

                                                                          APPLICABLE
                                                                     CONSOLIDATED EBITDAR
        CONSOLIDATED EBITDAR AND                                     TO CONSOLIDATED FIXED
        CONSOLIDATED FIXED CHARGES PERIOD:                               CHARGES RATIO
        --------------------------------------------------------     ---------------------
        Two consecutive fiscal quarters ending June 30, 2004              1.10:1.00

        Three consecutive fiscal quarters ending September
        30, 2004                                                          1.10:1.00

        Any period of four consecutive fiscal quarters ending
        on or after December 30, 2004 and prior to June 30, 2005          1.20:1.00

        Any period of four consecutive fiscal quarters ending
        on or after June 30, 2005                                         1.30:1.00

                (b) the Obligors may prepay Indebtedness with the proceeds of (i) an Asset Sale, a condemnation, taking, temporary or permanent requisition, or change of grade, or a covered loss under a casualty insurance policy, in each case in this clause (b)(i), to the extent that prepayment of such

Indebtedness is contemplated by the definition of Net Cash Proceeds, Net Condemnation Proceeds or Net Insurance Proceeds, as applicable, and (ii) Permitted Refinancing Indebtedness; and

                (c) the Obligors may purchase or redeem Capital Stock (including options on any such Capital Stock or related stock appreciation rights or similar securities) that was issued as compensation from their officers, directors and employees (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment or pursuant to the terms of any plan or any other agreement under which such Capital Stock or related rights were issued, in an amount not to exceed $1,000,000 per Fiscal Year.

                Section 6.4.    Financial Covenants.

                (a) Prior to July 1, 2004, Group shall not permit the cash and Cash Equivalents of the Obligors taken as a whole to be less than $1,000,787,687 (less amounts deducted from the Initial Unrestricted Cash Reserve pursuant to the second sentence of Section 5.8(g)); provided that, except as permitted under the second sentence of Section 5.8(g), at no time after the Closing Date shall Group permit the reserve of unrestricted cash and Cash Equivalents (determined pursuant to GAAP) (which in each case shall be free from all Liens other than Permitted Encumbrances of the type described in clause
(vii) of the definition of Permitted Encumbrances) of the Obligors taken as a whole to be less than $375,787,687 (the "Initial Unrestricted Cash Reserve").

                (b) Group shall not permit its ratio of consolidated Indebtedness as of the last day of the periods specified below to Consolidated EBITDAR for the periods consisting of the applicable number of consecutive fiscal quarter(s) specified below that end on such day, to be greater than the applicable ratio set forth below:

                                                                     APPLICABLE
                                                              CONSOLIDATED INDEBTEDNESS
        CONSOLIDATED EBITDAR PERIOD:                              TO EBITDAR RATIO
        -------------------------------------------------     -------------------------
        Two consecutive fiscal quarters ending
        June 30, 2004                                                7.50:1.00

        Three consecutive fiscal quarters ending
        September 30, 2004                                           7.50:1.00

        Each period of four consecutive fiscal quarters
        ending on or after December 31, 2004 and prior to
        June 30, 2005                                                7.00:1.00

        Each period of four consecutive fiscal quarters
        ending on or after June 30, 2005 and prior to
        March 31, 2006                                               6.00:1.00

        Each period of four consecutive fiscal quarters
        ending on or after March 31, 2006                            5.50:1.00

                (c) Group shall not permit its ratio of Consolidated EBITDAR to Consolidated Fixed Charges for the periods consisting of the number of consecutive fiscal quarters specified below that end on the last day of the applicable period specified below, to be less than the applicable ratio specified below as of the end of the period specified below:

                                                                    APPLICABLE
                                                              CONSOLIDATED EBITDAR TO
        CONSOLIDATED EBITDAR AND                                CONSOLIDATED FIXED
        CONSOLIDATED FIXED CHARGES PERIOD:                        CHARGES RATIO
        -------------------------------------------------     -----------------------
        Two consecutive fiscal quarters ending
        June 30, 2004                                               1.00:1.00

        Three consecutive fiscal quarters ending
        September 30, 2004                                          1.00:1.00

        Each period of four consecutive fiscal quarters
        ending on or after December 31, 2004 and prior to
        June 30, 2005                                               1.10:1.00

        Each period of four consecutive fiscal quarters
        ending on or after June 30, 2005                            1.20:1.00

                Section 6.5.    Restriction on Acquisitions; Change in Fiscal
Year.

                (a) Neither Group nor the Borrower will, and they will not permit any other Obligor to, acquire by purchase or otherwise all or any portion of the business, property or assets (excluding purchases and acquisitions in the ordinary course of business by an Obligor of property from any Person not constituting all or substantially all of the property of such Person), or Capital Stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except that the Obligors may make acquisitions of Capital Stock, the assets and/or the business of another Person (including any division or line of business of such Person) so long as (i) the acquisition primarily involves the acquisition of assets to be used in the business of an Obligor as engaged in by such Obligor on the date hereof, (ii) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (iii) immediately after giving effect to the acquisition, the Obligors shall be in compliance on a Pro Forma Basis with Section 6.3 (in the case of Section 6.4(b) and (c), based on Consolidated EBITDAR for the four quarters ended as of the end of the most recently ended fiscal quarter) and such compliance shall be evidenced by an Officer's Certificate of the Borrower demonstrating such compliance, (iv) immediately following such acquisition, neither the Borrower's nor Group's credit rating is lower than immediately prior thereto, (v) the aggregate purchase price in connection with all such acquisitions (including therein any Indebtedness assumed in connection with such acquisitions) consummated after the date hereof, together with all Investments pursuant to clause (x) of Section 6.2, does not exceed $50,000,000 in the aggregate, provided that the purchase price for any single acquisition or series of related acquisitions (including therein Indebtedness assumed in connection with such acquisitions) shall not exceed 5% of Group's consolidated cash and Cash Equivalents as set forth in its financial statements for the most recently completed fiscal quarter prior to making such acquisition, (vi) the Obligors shall not assume any Indebtedness that was incurred or issued by any Person to finance such acquisition and (vii) if the acquisition is structured as a consolidation or merger, it complies with
Section 6.9; provided that nothing contained in this Section 6.5 shall prohibit any Investments in or acquisition of assets from Midway Airlines Corporation or its Affiliates pursuant to the terms of the Credit Agreement dated as of December 23, 2002 between the Borrower and Midway Airlines Corporation or the exercise by the Borrower of any related warrant to acquire Capital Stock of Midway Airlines Corporation).

                (b)     Neither Group nor the Borrower shall change its Fiscal
Year.

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                Section 6.6.    Sales and Lease-Backs. Except with respect to
Aircraft Related Equipment, neither Group nor the Borrower will, and they will not permit any other Obligor to, directly or indirectly, become liable after the Closing Date as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, in each case which (i) an Obligor has sold or transferred or is to sell or transfer to any other Person (other than another Obligor) or (ii) an Obligor intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Group, the Borrower or such Obligor to any Person (other than another Obligor) in connection with such lease; provided that after the Closing Date the Obligors may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the annual aggregate rentals under all such leases shall not exceed $20,000,000 since the Closing Date; and provided further that the restrictions contained in this
Section 6.6 shall not apply to the transactions described on Schedule 6.6.

                Section 6.7.    Transactions with Affiliates.

                (a) No Obligor shall, directly or indirectly, (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities to, (ii) purchase any property, assets or securities from,
(iii) make any Investment in or (iv) enter into any contract or agreement with or for the benefit of, any Affiliate or holder of 5% or more of any class of Capital Stock (and any Affiliate of such holder) of any Obligor (an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under Section 6.7(b) and (y) Affiliate Transactions (including lease transactions) which are on fair and reasonable terms no less favorable to such Obligor than those as might reasonably have been obtainable at such time from an unaffiliated party; provided that if an Affiliate Transaction or series of related Affiliate Transactions involves or has a value in excess of $10,000,000, such Obligor shall not enter into such Affiliate Transaction or series of Affiliate Transactions unless a majority of the disinterested members of the board of directors of Group shall reasonably and in good faith determine that such Affiliate Transaction is fair and reasonable to such Obligor or is on terms no less favorable to such Obligor than those that might reasonably have been obtained at such time from an unaffiliated party. For purposes of this Section 6.7, (i) Section 11.9 notwithstanding, the determination of whether a transaction is "fair" shall be governed by the Delaware General Corporation Law, including decisional law thereunder, and (ii) a member of the Board of Directors of Group shall not be deemed to be "interested" in an related Affiliate Transaction solely by virtue of such member's nomination for such membership by the Affiliate which is party to such Affiliate Transaction or by the holder of 5% or more of a class of an Obligor's Capital Stock which is party or whose Affiliate is party to such Affiliate Transaction.

                (b) The provisions of Section 6.7(a) shall not apply to (i) the agreements listed on Schedule 6.7(b) as in effect on the Closing Date or any transaction contemplated thereby; (ii) any payments or other transactions pursuant to any tax sharing agreement between any Obligor and any other Obligor or Airways Assurance Limited LLC and any other transaction between or among Obligors and between or among any Obligors and Airways Assurance Limited LLC (including the guaranty of obligations of other Obligors, but not including the guaranty of obligations of Airways Assurance Limited LLC), provided such transactions are not otherwise prohibited by this Agreement; (iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors and employees of any Obligor or Airways Assurance Limited LLC, as determined by the board of directors of such Obligor or the senior management of the Borrower or Group in good faith; (iv) any Restricted Payments permitted by Section 6.3; (v) transactions contemplated by the Marketing and Service Agreements; (vi) transactions between any Obligor with any employee labor unions or other employee groups of such Obligor provided such transactions are not otherwise prohibited by this Agreement as in effect on the date hereof; (vii) the Loan Documents and the transactions contemplated thereby; and

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(viii) transactions expressly contemplated by the Plan of Reorganization, without giving affect to any subsequent amendments to the terms governing such transactions.

                Section 6.8. Conduct of Business. From and after the date hereof, (a) no Obligor shall engage in any business other than (i) the businesses engaged in by the Obligors on the date hereof and related businesses and (ii) such other lines of business as may be consented to by the Board and the Requisite Lenders, and (b) Airways Assurance Limited LLC shall not engage in any business other than the business engaged in by it on the Closing Date.

                Section 6.9. Merger or Consolidation. Neither Group nor the Borrower will consolidate with or merge with any other Person or convey, lease or transfer its properties and assets substantially as an entirety to any Person, unless: (i) (a) in the case of a consolidation or merger involving the Borrower, (I) the outstanding principal amount of the Loan at the time the transaction is consummated does not exceed $500,000,000 and (II) the Borrower is the surviving entity or if the Borrower is not the surviving entity, such surviving entity or the Person that acquires by conveyance, lease or transfer the properties and assets of the Borrower substantially as an entirety, shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and can make the representations contained in Section 4.1(b), and shall expressly assume, by an agreement executed and delivered to the Agent and the Board in form reasonably satisfactory to the Agent and the Board, Borrower's obligations to repay the Loan and all other obligations of the Borrower under the Loan Documents, or (b) in the case of a consolidation or merger involving Group, Group is the surviving entity or if Group is not the surviving entity, such surviving entity or the Person that acquires by conveyance, lease or transfer the properties and assets of Group substantially as an entirety, shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall expressly assume, by an agreement executed and delivered to the Agent and the Board, in form reasonably satisfactory to the Agent and the Board, all of Group's obligations under each Loan Document to which it is a party; (ii) immediately before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing and immediately after giving effect to such transaction, Group or if applicable, its successor, shall be in compliance, on a Pro Forma Basis, with
Section 6.4 (in the case of Sections 6.4(b) and (c), based on Consolidated EBITDAR for the four quarters ended as of the end of the most recently ended fiscal quarter); (iii) immediately following such transaction, neither the Borrower's nor Group's (or if applicable, their successor(s)) credit rating is lower than immediately prior thereto; and (iv) the Borrower has delivered to the Agent an Officer's Certificate and an opinion of counsel from counsel reasonably satisfactory to the Agent, in form and substance reasonably satisfactory to the Agent, stating that such consolidation, merger, conveyance, lease or transfer and such agreement comply with this Section 6.9 and that all conditions precedent herein provided for relating to such transaction have been complied with and addressing such other matters as may be reasonably requested by the Board and the Agent. Notwithstanding anything to the contrary contained in this
Section 6.9, (i) any Obligor may merge or consolidate with any other Obligor, provided, that in the case of each such merger or consolidation involving Group and/or the Borrower, Group and/or the Borrower (as applicable) shall be the continuing or surviving Person and (ii) any Obligor (other than Group or the Borrower) may convey, lease or transfer its properties and assets substantially as an entirety to any other Obligor.

                Section 6.10.   Limitations on Amendments.

                (a) No Obligor shall amend, waive or modify, nor shall it consent to or request any amendment, waiver or modification, of any of the material terms, conditions, representations and covenants contained in any Indebtedness for borrowed money that (i) shortens the final maturity date of such Indebtedness (without giving effect to any amendment, waiver or modification, the "Initial Indebtedness"; and after giving effect to any such amendment, waiver or modification, the "Amended

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Indebtedness") and (ii) requires the acceleration of the final scheduled maturity date and/or any principal payments, including but not limited to scheduled payments and mandatory prepayments, and/or increases the principal amount payable on any date (including, without limitation, pursuant to mandatory prepayments) prior to the dates of analogous payments of such Initial Indebtedness; provided, that the consummation by the Obligors of the transactions contemplated by any Specified Contract referenced on Schedule 4.15(a) shall not constitute a breach of this Section 6.10.

                (b) (i) No Obligor shall agree to any amendment, waiver, modification or early termination of any Specified Contract (A) if the Amendment Cost associated with such amendment, waiver, modification or termination (1) together with the aggregate Amendment Costs of all other amendments, waivers or modifications of such Specified Contract effected during the same calendar year, would exceed $1,000,000 in the aggregate, or (2) together with the aggregate Amendment Costs of all other amendments, waivers, modifications or terminations of all Specified Contracts effected during the same calendar year, would exceed $5,000,000 in the aggregate, provided that, an Obligor's exercise of any right to match a higher rental rate that is offered by a third party to lease aircraft under a lease that is a Specified Contract, but which by its terms, may be re-bid by the lessor, shall not constitute a violation of this clause (i)(A), and (B) unless it is beneficial to the Obligors and could not reasonably be expected to have a Material Adverse Effect, all as determined in good faith by the Borrower. In addition, no Obligor shall take any other action, including any failure to comply with any Specified Contract which failure could give rise to the right of any third party to terminate such Specified Contract prior to its scheduled termination date, that could reasonably be expected to adversely affect the Obligors' ability to realize the aggregate Concession Values that the Obligors are scheduled to realize from the Specified Contracts except to the extent permitted in clause (A) above.

                (ii) In connection with any amendment, waiver or modification to the Specified Contracts which is permitted in accordance with subsection (b)(i) above, the Borrower shall provide the Board with an Officer's Certificate certifying that such amendment, waiver or modification complies with the conditions of such clause (i).

                (c) Group and the Borrower will not, and they will not permit any other Obligor to, amend, adopt or terminate any Plan (i) unless such action could not reasonably be expected to have a Material Adverse Effect, or
(ii) in any manner that could reasonably be expected to give the Pension Benefit Guaranty Corporation a sound and just basis to commence Proceedings against the Obligors on the basis that such action constitutes a subsequent change in connection with the Obligor's termination or replacement of the defined benefit Retirement Income Plan for Pilots of US Airways, Inc. with the 2003 Pilots Defined Contribution Plan.

                Section 6.11. No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted asset sale (including sale and leaseback transactions not prohibited by this Agreement) and (b) restrictions by reason of customary provisions restricting pledges, Liens, assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), after the date hereof neither Group nor the Borrower will, and they will not permit any other Obligor to, enter into any agreement prohibiting the creation or assumption of any Lien to secure the Obligations upon any of its properties or assets, whether now owned or hereafter acquired.

                Section 6.12. Speculative Transactions. Neither Group nor the Borrower will, and they will not permit any other Obligor to, become a general partner in any general or limited partnership or joint venture engaged or involved in, nor will either Group or the Borrower, or will they permit any

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other Obligor to, engage in any transaction involving, commodity options or future contracts or any similar speculative transactions; provided, however, that the following transactions shall not be prohibited by this Section 6.12:
(i) transactions designed to hedge against fluctuations in fuel costs, entered into in the ordinary course of business, consistent with past business practice or then current industry practice, and not entered into for speculative purposes, (ii) transactions designed to hedge interest rates entered into with respect to notional amounts not to exceed actual or anticipated Indebtedness, not entered into for speculative purposes and (iii) transactions designed to hedge against risks associated with fluctuations in currencies entered into in the ordinary course of business.

                Section 6.13. Asset Sales. Neither Group nor the Borrower will, and they will not permit any other Obligor to, directly or indirectly, consummate any Asset Sale unless (i) the consideration received in respect of such Asset Sale is at least equal to the Fair Market Value of the assets subject to such Asset Sale and (ii) at least 85% of the value of the consideration received by such Obligor in respect of such Asset Sale is in the form of any combination of the following: (A) cash or Cash Equivalents, (B) Aircraft Related Equipment or other assets to be owned by and used in the business of an Obligor or (C) the assumption by the Person acquiring the assets in such Asset Sale of Indebtedness or Trade Payables of the Obligors with the effect that the Obligors will no longer have any obligation with respect to such Indebtedness or Trade Payables.

                Section 6.14. Going Private Transactions. After the effectiveness of the listing contemplated by Section 5.17, neither Group nor any other Obligor shall redeem, purchase or otherwise acquire any Capital Stock of Group, or otherwise engage or participate in any "Rule 13e-3 transaction" (as defined in Rule 13e-3 under the Exchange Act) or similar transaction, or agree to engage in or commence any such transaction, except in any such case, pursuant to any agreement that provides for or is conditioned upon payment in full in cash of all Obligations; provided, that this Section 6.14 shall not apply to any involuntary delisting of the Common Stock of the Borrower from the New York Stock Exchange or any other national securities exchange (as defined in the Exchange Act), other than any such delisting that occurs in connection with a transaction otherwise prohibited by this Section 6.14.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                Section 7.1. Events of Default. Each of the following events shall constitute an "Event of Default":

                (a) (i) failure by the Borrower to pay any installment of principal of the Loan when due, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise or (ii) failure by the Borrower to pay any interest on the Loan or any fee or any other amount due under this Agreement or any other Loan Document within five (5) Business Days after the date due; or

                (b) any Obligor (i) fails to make when due (after giving effect to applicable cure or grace periods, and whether as primary obligor or as guarantor or other surety) payments in respect of rents, principal, interest or premium or other payments, if any, under or in respect of one or more Capital Leases or other Indebtedness or Operating Leases (other than Indebtedness referred to in clause (a) of this Section 7.1) and the aggregate amount of all payment defaults (after giving effect to applicable cure or grace periods) then existing in respect of Indebtedness and aggregate amounts under Operating Leases shall equal or exceed $25,000,000 or (ii) fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have
(A) resulted in the acceleration of, or entitles any Person to accelerate, the payment of Indebtedness owed by such Obligor, which together with all other accelerated Indebtedness and

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Indebtedness that is entitled to be accelerated, has a principal amount that equals or exceeds $25,000,000, (B) given rise under one or more Operating Leases to obligations by, or rights of any other Person(s) to require, the Borrower or any Subsidiary to make payments that equal or exceed, or to return assets leased by the Borrower or any Subsidiary and having a fair market value that equals or exceeds, $25,000,000 or (C) resulted in the termination of or given rise to rights of any other Person(s) to terminate one or more Operating Leases under which the aggregate net present value of the remaining basic rent payments (as determined in accordance with the formulas for calculating "net present value" under the applicable leases or for leases without such formulas, in accordance with formulas under leases for comparable terms and comparable amounts) equals or exceeds $25,000,000; provided, that the failure by an Obligor to make one or more payments that are attributable to and relate solely to return conditions under aircraft leases shall not constitute an Event of Default under this
Section 7.1(b) so long as the Obligor is, in good faith, disputing the amount of such payments; or

                (c) failure to perform or comply with any term or condition contained in Sections 5.2, 5.10 or 5.13 or Article VI of this Agreement, which shall include failure by Group or the Borrower to cause or permit any other Obligor to perform or comply with any such provision that or with which Group or the Borrower has agreed to cause or permit such other Obligor to perform or comply; or

                (d) any representation, warranty, certification or other statement made by any Obligor in any Loan Document or in any statement or certificate at any time given by any Obligor in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

                (e) any default by any Obligor in the performance of or compliance with any provision contained in this Agreement or any of the other Loan Documents required to be performed or complied with by it (other than any such provision referred to in any other clause of this Section 7.1), which shall include any failure by Group or the Borrower to cause or permit any other Obligor to perform or comply with any provision hereof or of any other Loan Document that or with which Group or the Borrower has agreed to cause or permit such other Obligor to perform or comply, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (I) a Responsible Officer of Group or the Borrower obtaining knowledge of such default or (II) receipt by the Borrower of notice from the Agent or the Board of such default or (III) with respect to a default under Section 6.3, the delivery of financial statements pursuant to Section 5.1 for the end of the accounting period as of or during which such default exists; or

                (f) (i) a court shall enter a decree or order for relief in respect of either Group or the Borrower in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or any other relief described in clause (ii) below or other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against either Group or the Borrower seeking (A) relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Obligor, or over all or a substantial part of its property, or (C) the appointment of an interim receiver, trustee or other custodian of either Group or the Borrower for all or a substantial part of its property, and any such event described in this clause
(ii) against Group or the Borrower shall continue for 60 days without being dismissed or discharged; or (iii) a warrant of attachment, execution or similar process shall have been issued against all or any substantial part of the property of either Group or the Borrower; or

                (g) (i) Group or the Borrower shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy,

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

insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property; or (ii) Group or the Borrower shall make any assignment for the benefit of creditors; or (iii) the board of directors of Group or the Borrower (or any committee thereof) shall adopt any resolution to approve any of the actions referred to in clauses (i) or
(ii) above; or

                (h) (i) one or more final judgments or orders for the payment of money in an aggregate amount in excess of $10,000,000 and which are not covered by insurance (treating any deductibles, self-insurance or retention as not so covered) or (ii) one or more non-monetary judgments or orders that could reasonably be expected to have a Material Adverse Effect shall have been entered against one or more Obligors and shall remain undischarged or unstayed, by reason of a pending appeal or otherwise, for a period in excess of sixty (60) days; or

                (i) the Board Guaranty shall for any reason (other than by reason of Sections 2.03, 2.04, 2.05 or 2.06 of the Board Guaranty) cease to be in full force and effect or the Board shall assert that any of its obligations thereunder are invalid or unenforceable; or

                (j) any order, judgment or decree shall be entered against any Obligor decreeing the dissolution of such Obligor and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

                (k) (i)(A) any of the Loan Documents shall cease to be in full force and effect, or (B) any Obligor shall so assert, or (ii) any Lien under the Collateral Documents on any material portion of the Collateral shall cease to be enforceable and of the same effect and priority purported to be created thereby, and except in the case of clause (i)(A), such default shall continue unremedied for a period of ten (10) days; or

                (l) any of the insurance coverages required to be maintained by the Obligors pursuant hereto or under the Collateral Documents shall lapse, terminate or otherwise cease to be in full force and effect, other than coverage of losses and liabilities that in the aggregate are reasonably expected to be immaterial to the operations or financial condition of the Obligors taken as a whole; or

                (m) the "Net Investment" (as defined below) shall exceed the "Net Receivables Balance" (as defined below) at any time (for purposes hereof, "Net Investment" means the outstanding principal amount of Tranche A of the Loan and accrued and unpaid interest thereon, and "Net Receivables Balance" means the maximum amount payable under the Board Guaranty); or

                (n) any Obligor shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or

                (o) (i) a court shall enter a decree or order for relief in respect of any Obligor (other than Group or the Borrower) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or any other relief described in subclause (ii) below or other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against any Obligor (other than Group or the Borrower) seeking (A) relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Obligor, or over all or a substantial part of its property, or
(C) the appointment of an interim receiver, trustee or other custodian of any Obligor (other than Group or the Borrower) for all or a substantial part of its property, and any such event described in

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this subclause (ii) against such Obligor shall continue for 60 days without being dismissed or discharged; or (iii) a warrant of attachment, execution or similar process shall have been issued against all or a substantial part of the property of any Obligor (other than Group or the Borrower) and in the case of any occurrence or event described above, such occurrence or event could reasonably be expected to have a Material Adverse Effect (ignoring, for purposes of this clause (o), clause (a)(ii) of the definition of Material Adverse Effect as it relates to the Obligor that is the subject of the Event of Default hereunder); or

                (p) (i) any Obligor (other than Group or the Borrower) (A) shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or (B) shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or
(C) shall consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property, or (D) shall make any assignment for the benefit of creditors; or (ii) the board of directors of any Obligor (other than Group or the Borrower) (or any committee thereof) shall adopt any resolution to approve any of the actions referred to in clause (i); and in the case of any occurrence or event described in clause (i) or (ii) above, such occurrence or event could reasonably expected to have a Material Adverse Effect (ignoring, for purposes of this clause (p), clause
(a)(ii) of the definition of Material Adverse Effect as it relates to the Obligor that is the subject of the Event of Default hereunder); or

                (q) (i) Slots, other than Secondary Slots which the Obligors have determined are no longer commercially required, (x) shall have been withdrawn by the FAA or otherwise revoked or terminated during the term of the Loan as the result of failure to comply with the Slot Regulations and (y) the aggregate Appraised Value of such Slots (in each case, as of the date of such withdrawal, revocation or termination) shall have exceeded $10,000,000; or (ii) the Borrower or any other Obligor implements a cessation, cancellation or curtailment of flight operations or a change in flight schedules which, assuming no subsequent further action (such as the sale, lease or trade of the affected Slots or their allocation to new or additional flights) is taken, could reasonably be expected to result in the withdrawal by the FAA or other revocation or termination based upon failure to comply with the Slot Regulations of Slots, other than Secondary Slots, the aggregate Appraised Value of which (as of the date of such cessation, cancellation or curtailment) exceeds $10,000,000; it being understood, however, that an Event of Default shall not have occurred under this clause (ii) if the Slots otherwise affected are sold, leased or traded in arm's length transactions or allocated to new or additional flights prior to the implementation of such cessation, cancellation or curtailment of flight operations or change in flight schedules;

                (r) any default by any Obligor in the performance of or compliance with Section 5.14 of this Agreement, which shall include any failure by Group or the Borrower to cause or permit any other Obligor to perform or comply with any provision hereof or of any other Loan Document that or with which Group or the Borrower has agreed to cause or permit such Obligor to perform or comply, and such default shall not have been remedied or waived within 180 days after the earlier of (I) a Responsible Officer of Group or the Borrower obtaining knowledge of such default or (II) receipt by the Borrower of notice from the Agent or the Board of such default; or

                (s) any failure by RSA (at any time while RSA is an Affiliate of Group or the Borrower), Group or the Borrower to comply with any terms of the RSA Undertaking.

                Section 7.2. Remedies. During the continuance of any Event of Default, the Agent shall, solely at the request of the Board or (i) if an Event of Default under Section 7.1(a) has occurred and within 60 days following such occurrence, such Event of Default has not been cured, at the request of the Board or the Tranche B Lenders holding at least twenty-five percent (25%) of principal amount of then

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outstanding Tranche B, or (ii) if the Board Guaranty is no longer in full force and effect, the Requisite Lenders, in each case by notice to the Borrower (with a copy to the Board and the Loan Administrator), declare that the Loan, all interest thereon and all other amounts and Obligations payable under this Agreement to be immediately due and payable, whereupon the Loan, all such interest and all such amounts and Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default specified in clause (f) or (g) of Section 7.1, the Loan, all such interest and all such amounts and Obligations shall automatically become and be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower. Except as provided in the immediately preceding sentence, for so long as the Board Guaranty shall remain in effect, remedies exercisable by the Agent or the Collateral Agent hereunder or under any Collateral Document, shall be exercised solely upon instructions received by the Agent or the Collateral Agent from the Board in writing; provided, however, that in connection with its exercise of remedies or forbearance from such exercise in connection with any Event of Default under clause (a), (b), (c) or (d) of
Section 7.1, the Board will make itself reasonably available to consult in good faith with the Tranche B Lenders for the purpose of obtaining their view on the actions that may be taken in connection with such Event of Default and the exercise of remedies or forbearance, it being understood that exercise of such remedies or forbearance nonetheless shall remain within the sole discretion of the Board.

                                  ARTICLE VIII

                             THE LOAN ADMINISTRATOR

                Section 8.1.    Acceptance of Appointment and Services.

                (a) Appointment of Loan Administrator. The Lenders and the Board hereby appoint the Loan Administrator to provide the services described in
Section 8.1(b) for the benefit of the Lenders and the Board in respect of the Loan and the Loan Documents. The Loan Administrator hereby accepts such appointment and agrees to perform such services in a professional, diligent and workmanlike manner for the benefit of the Lenders and the Board, on and subject to the terms and conditions set forth in this Agreement, but shall have no other obligations to the Lenders, the Board or any other Person except as expressly provided herein.

                (b) Duties of Loan Administrator. The Loan Administrator hereby agrees to perform at any time and from time to time, at the request of the Board or any Lender (any such Person so requesting, a "Requesting Party"), all of the following services:

                (i) monitor and promptly distribute to the Requesting Party any financial information, compliance certificates and other reports or written communications provided by or on behalf of the Borrower, Group or the Agent to the Loan Administrator hereunder or under any other Loan Document, and report to the Requesting Party whether such documents on their face comply with the requirements of the Loan Documents;

                (ii) based on the public reports of the Borrower and Group, monitor the performance of the Borrower and Group under this Agreement and the other Loan Documents, as applicable, and promptly report to the Requesting Party any failure by Borrower or Group to comply with its respective obligations hereunder and thereunder;

                (iii) promptly notify the Requesting Party of (A) any downgrade in the credit rating of the Borrower or Group by either S&P, Moody's or Fitch, (B) any receipt by the Loan

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        Administrator of a notice of a Default or an Event of Default or (C) any receipt by the Loan Administrator of notice of any prepayment of the Loan under Sections 2.5 or 2.6;

                (iv) for each fiscal quarter of the Borrower and Group, provide (a) a quarterly financial report, within two (2) weeks of the Borrower's and Group's delivery of financial statements for such fiscal quarter to the Loan Administrator, analyzing such financial statements and operations for such fiscal quarter, including a review of variances from targets identified in the operating plans of the Borrower and Group revenue and expense performance, operating cash flow results, quarterly investment cash flows, net changes in the Borrower's and Group's cash position, debt covenant compliance and such other financial matters as shall be reasonably requested in writing by a Requesting Party and (b) an indicative credit rating of the Borrower and Group, it being acknowledged and agreed that the Loan Administrator may retain a sub-servicer reasonably acceptable to the Requesting Party to provide these services, in which event, the Loan Administrator shall not be in default of its obligations hereunder (x) if the sub-servicer fails to comply with its obligations to provide the quarterly financial reports or indicative credit rating described herein so long as the Loan Administrator had exercised reasonable care and good faith in providing the financial statements to the sub-servicer and attempting to procure the report or indicative credit rating on behalf of the Requesting Party or (y) if the Loan Administrator is unable, after exercising reasonable care and good faith, to retain a sub-servicer to provide an indicative credit rating;

                (v) review the periodic reports and other reports which the Obligors are obligated to provide to the Loan Administrator, the Lenders or the Board hereunder or under any other Loan Document, and report to the Requesting Party regarding such matters as are specifically identified in writing by Requesting Party with respect to such reports;

                (vi) at the written direction of the Requesting Party, give notices or provide instructions on behalf of the Requesting Party to any Person under this Agreement or any of the other Loan Documents in accordance with the terms and conditions hereof and thereof;

                (vii) at the written request of the Requesting Party and at the expense of the Borrower, report to the Requesting Party on the business and financial substance of any proposed amendment to, or assignment of, this Agreement or any other Loan Document;

                (viii) at the written request of a Requesting Party and at the expense of the Borrower, visit the Borrower or Group, or both, and inspect the financial and accounting records and take extracts therefrom and make relevant inquiries of each such Person so as to respond to specific questions from the Requesting Party regarding such Person's financial condition and ability to perform its respective obligations under the other Loan Documents;

                (ix) at the direction and expense of the Requesting Party, procure and coordinate the advice of professional advisers necessary for such Requesting Party to perform its obligations and enforce its rights under the Loan Documents;

                (x) analyze the Appraisal Reports submitted by the Borrower under the Loan Documents and report to the Board regarding the Appraised Value of the Collateral reflected in such reports;

                (xi) promptly notify the Board of any material changes in the value of Collateral of which it becomes aware through the Borrower's reports or certificates, notices, appraisals or other communications delivered by or on behalf of the Borrower hereunder;

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                (xii)   based on certificates, notices, appraisals or other
        communications delivered by or on behalf of the Borrower hereunder, monitor their compliance with covenants and agreements relating to Collateral including Borrower's obligations to prepay the Loan in the amount of the Collateral Value Deficiency;

                (xiii) monitor Collateral-related regulatory and UCC filings to ensure that continuation statements, extensions or renewals, as applicable, are timely filed;

                (xiv) during the continuance of an Event of Default, at the written request and expense of the Requesting Party, assist and advise such Requesting Party in connection with the liquidation of the Collateral, including selecting specialists to assist in appraisal and liquidation of collateral, recommending liquidation strategies, identifying potential buyers of the assets and analyzing bids; and

                (xv) subject to subsection (c) below, at the expense of the Requesting Party, take such other actions as may be reasonably requested in writing by the Requesting Party in respect of the Loan and the Loan Documents, such actions to be upon such terms and conditions as shall be mutually agreed to by the Requesting Party and the Loan Administrator.

                (c) Limitation of Loan Administrator Duties. With respect to the Loan Administrator's responsibilities under Section 8.1(b), the Loan Administrator shall not be required to take any action which exposes the Loan Administrator to liability or which is not required by this Agreement, any other Loan Document, the Board Guaranty or applicable law. The execution and delivery of this Agreement by the Loan Administrator shall not give rise to any implied duties or fiduciary obligations of the Loan Administrator to any Requesting Party or any other Person. The Board hereby acknowledges and agrees that the failure of the Loan Administrator to perform any of its obligations hereunder shall not invalidate or otherwise affect the Board Guaranty.

                (d)     No Assignment of Duties. Except as permitted by clause
(iv) of Section 8.1(b), the Loan Administrator shall not be permitted to assign any of its obligations hereunder, enter into sub-servicing agreements or otherwise delegate any of its duties under this Agreement without the prior written consent of the Requisite Lenders and the Board (such consent not to be unreasonably withheld). The Loan Administrator hereby acknowledges and agrees that the fees payable to any sub-servicer retained by it in accordance with this Agreement shall be paid out of the fees payable by the Borrower to the Loan Administrator under Section 2.8(b), and the Borrower acknowledges and agrees that it shall reimburse the Loan Administrator for reasonable expenses of such sub-servicer.

                (e) Reliance on Experts, etc. The Loan Administrator may retain legal counsel (including counsel for the Loan Administrator), independent public accountants and other experts or advisers as desirable to provide the services set forth in Section 8.1(b), and shall be reimbursed by the Borrower for the reasonable associated costs and such other reasonable expenses as the Loan Administrator shall incur in providing such services, except that the Requesting Party shall reimburse the Loan Administrator for such reasonable costs and expenses with respect to the services set forth in clauses (ix), (xiv) and (xv) of Section 8.1(b) if requested by such Requesting Party.

                (f) Additional Compensation. In the event that any of the Lenders or the Board shall request that the Loan Administrator provide additional services to it under clauses (vii), (viii), (ix), (xiv) or (xv) of
Section 8.1(b) or which are otherwise outside the scope of the services to be provided by the Loan Administrator hereunder, the Loan Administrator shall, to the extent it agrees to provide such additional services to such party, be entitled to charge such party additional fees calculated in the manner set forth on Schedule 2.8(b); provided that the Borrower shall be responsible for all such additional fees in

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connection with services under clauses (vii) and (viii) of Section 8.1(b).
Unless otherwise agreed to by such Person and the Loan Administrator, the terms and conditions of this Article VIII shall apply to the provision by the Loan Administrator of such additional services to such Party.

                Section 8.2.    Loan Administrator's Reliance.

                (a) Reliance Generally. The Loan Administrator shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, facsimile transmission, statement, order or other document in good faith believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by the Loan Administrator.

                (b) Exculpation. Neither the Loan Administrator nor any of its directors, officers, agents, employees or its sub-servicer shall be liable to any Lender or the Board for any action taken or omitted to be taken by it or by such directors, officers, agents or employees under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Loan Administrator: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Lender or the Board for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (ii) except as provided in Section 8.1, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or any other Loan Document on the part of Group or the Borrower or to inspect the property (including the books and records) of any Obligor; (iii) except as otherwise provided in this Article VIII, shall not be responsible to any Lender or the Board for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or any other Loan Document, or any other instrument or document furnished pursuant thereto; and (iv) shall incur no liability under or in respect to this Agreement, the Notes or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.

                (c) Limitation on Damages. IN NO EVENT SHALL THE LOAN ADMINISTRATOR, ITS EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR ITS SUB-SERVICER BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY DAMAGES, COSTS, EXPENSES, OR LOSSES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND OPPORTUNITY COSTS). THE LENDERS AND THE BOARD AGREE THAT THE LOAN ADMINISTRATOR, ITS EMPLOYEES, OFFICERS, DIRECTORS, AGENTS AND ITS SUB-SERVICER SHALL NOT BE LIABLE TO THE LENDERS OR THE BOARD FOR ANY ACTIONS, DAMAGES, CLAIMS, LIABILITIES, COSTS, EXPENSES OR LOSSES IN ANY WAY ARISING OUT OF OR RELATING TO THE PERFORMANCE OR NONPERFORMANCE OF SERVICES HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT FOR AN AGGREGATE AMOUNT IN EXCESS OF THE FEES THEREFOR PAID BY THE LENDERS AND THE BOARD TO THE LOAN ADMINISTRATOR IN PERFORMING THE SERVICES DESCRIBED HEREIN. NO TERMS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BENEFIT OR CREATE ANY RIGHT OR CAUSE OF ACTION IN OR ON BEHALF OF ANY PERSON OR ENTITY OTHER THAN THE LENDERS AND THE BOARD. THE PROVISIONS OF THIS SUBSECTION ((SHALL APPLY REGARDLESS OF THE FORM OF ACTION, DAMAGE, CLAIM, LIABILITY, COST, EXPENSE, OR LOSS, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE.

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                Section 8.3.    Indemnification. The Borrower and each
Requesting Party (other than the Board) agrees to indemnify the Loan Administrator and its directors, officers, employees, advisors, sub-servicer and representatives from and against any and all costs, losses, liabilities, claims, damages or expenses (excluding Taxes other than Indemnified Taxes) which may be incurred by or asserted or awarded against the Loan Administrator in any way relating to or arising out of the services provided by the Loan Administrator on behalf of and at the request of such Requesting Party in connection with this Agreement or any action taken or omitted by the Loan Administrator under this Agreement or any other Loan Document or both on behalf of and at the request of such Requesting Party; provided, that neither the Borrower nor any Requesting Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Loan Administrator's gross negligence or willful misconduct. Without limitation of the foregoing, and to the extent that the Loan Administrator is not reimbursed therefor by the Borrower under any Loan Document, any Requesting Party requesting the Loan Administrator to take any action hereunder on its behalf agrees to reimburse the Loan Administrator promptly upon demand (but in all events within 30 days after written request) for any and all fees of the Loan Administrator, reasonable out-of-pocket costs and expenses (including counsel fees) incurred by the Loan Administrator in connection with the performance of the requested services requested by such Requesting Party hereunder and under the Loan Documents. Except as provided in the preceding sentence regarding reimbursement, in no event shall the Board be obligated to indemnify the Loan Administrator or any of its directors, officers, employees, advisors, representatives or any other party under any circumstances.

                Section 8.4. Successor Loan Administrator. The Loan Administrator may resign at any time by giving thirty (30) days prior written notice thereof to the Lenders, the Borrower and the Board and may be removed at any time with or without cause by the Requisite Lenders and the Board; provided, however, that the Loan Administrator shall continue to perform all Loan Administrator functions hereunder until a successor Loan Administrator shall have been appointed. Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Loan Administrator, subject to confirmation by the Board and the approval, not to be unreasonably withheld, by the Borrower. If no successor Loan Administrator shall have accepted such appointment or the applicable parties are unable to agree on a Loan Administrator, within one hundred and twenty (120) days after the retiring Loan Administrator's giving of notice of resignation or the removal of the Loan Administrator, the Loan Administrator may appoint a successor Loan Administrator who shall be willing to accept such appointment. Upon the acceptance of any appointment as Loan Administrator hereunder by a successor Loan Administrator, such successor Loan Administrator shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Loan Administrator, and the retiring or removed Loan Administrator shall be discharged from its duties and obligations as Loan Administrator under this Agreement. After any Loan Administrator's resignation or removal hereunder as Loan Administrator the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Loan Administrator under this Agreement.

                Section 8.5.    Conflict of Interest.

                (a) The parties hereto acknowledge and agree that (i) in addition to serving as Loan Administrator under this Agreement, the Loan Administrator may at any time and from time to time service, manage or enter into other commercial arrangements with the Agent, any Lender, the Board or any Supplemental Guarantor (each a "Loan Administrator Relationship"); (ii) in the course of conducting such activities or the services to be provided by it hereunder, or both, the Loan Administrator may from time to time have conflicts of interest by virtue of a Loan Administrator Relationship; and (iii) the parties hereto expressly recognize that such conflicts of interest may arise, do hereby waive such conflicts and agree that when such conflicts of interest arise the Loan Administrator shall perform the services to be provided by it hereunder in a professional, diligent and workmanlike fashion; provided that nothing in

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this Section 8.5 shall excuse or waive any obligations of the Loan Administrator pursuant to Section 11.16. The parties hereto further acknowledge and agree that the Loan Administrator, in its capacity as Loan Administrator, is not acting as an Affiliate of any of the parties hereto, and the performance of the Loan Administrator's obligations hereunder shall not affect any right or remedy which the Agent, any Lender or any participant may have under any Loan Document, any participation or the Board Guaranty. Each Requesting Party expressly acknowledges and agrees that at all times it shall take such action or omit to take such action hereunder based on its own independent analysis of the relevant transaction and attendant facts and circumstances.

                (b) Notwithstanding any provision herein to the contrary, if in connection with the provision of services, a conflict of interest shall exist that, in the good faith opinion of the Loan Administrator, requires an arm's-length negotiation between the Loan Administrator, on the one hand, and any Person with a Loan Administrator Relationship, on the other hand, and the Loan Administrator believes it would not be appropriate for the Loan Administrator to act on behalf of the Requesting Party in connection with such matter, then the Loan Administrator shall withdraw from acting as Loan Administrator in connection with the matter giving rise to such conflict of interest by giving written notice to the Requesting Party and the Borrower not more than ten (10) Business Days after it has made such determination. In such event, the Requesting Party shall be entitled to appoint an independent representative to act on its behalf and at its expense for purposes of the matter giving rise to such conflict of interest, and the Loan Administrator shall have no responsibility or liability to the Requesting Party with respect to such matter. During the period of such independent representative's appointment, the Loan Administrator shall continue to perform its ordinary functions as Loan Administrator to the extent that the performance of the Loan Administrator does not, in the reasonable opinion of the Requesting Party, directly or indirectly affect the matter giving rise to the conflict of interest.

                Section 8.6. Representations, Warranties and Covenants of the Loan Administrator. The Loan Administrator hereby represents, warrants and covenants with the Lenders and the Board as follows:

                (a) it is duly incorporated and validly existing under the laws of its jurisdiction of formation;

                (b) it has the corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized by it by all necessary corporate, limited liability company or partnership action;

                (c) no authorization, consent or approval of any Governmental Authority, regulatory body or other Person is required for the due authorization, execution, delivery or performance by it of this Agreement;

                (d) this Agreement has been duly executed and delivered by it and constitutes a legal and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, relating to the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                (e) the execution, delivery and performance by it of this Agreement does not violate any provision of any existing law or regulation or any material agreement to which it is subject or to which it is a party or result in the creation of any Lien;

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                (f)     it has all power and governmental licenses,
authorizations, and consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, and consents and approvals could not have a material adverse effect on its ability to perform its duties under this Agreement; and

                (g) it will maintain and implement administrative and operating procedures, and keep and maintain all documents, books, computer records and other information reasonably necessary or advisable for the performance of the services to be provided by it hereunder.

                                   ARTICLE IX

                       THE AGENT AND THE COLLATERAL AGENT

                The parties hereto agree as follows:

                Section 9.1. Authorization and Action. Each Lender and the Board hereby appoints and authorizes each of the Agent and the Collateral Agent to take such action as administrative agent and collateral agent, respectively, on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated by such Lender to it as Agent or Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, and each of the Agent and the Collateral Agent hereby accepts such authorization and appointment. As to any matters not expressly provided for by this Agreement and the other Loan Documents or provided for with specific reference to this Section 9.1 (including, without limitation, enforcement or collection of any Note), neither the Agent nor the Collateral Agent shall be required to exercise any discretion or take any action, but each of the Agent and the Collateral Agent shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from action) upon the instructions of the Board or, if the Board Guaranty is no longer in full force and effect, the Requisite Lenders, and such instructions shall be binding upon all Lenders and the Board; provided, however, that neither the Agent nor the Collateral Agent shall be required to take any action which exposes either the Agent or the Collateral Agent to liability or which is contrary to this Agreement, the Board Guaranty, any other Loan Document or applicable law. As to any provisions of this Agreement or any other Loan Document under which action may be taken or approval given by less than all of the Lenders or the Board or both, as the case may be, the action taken or approval given by the required Lenders or the Board or both, as the case may be, shall be binding upon all Lenders and the Board to the same extent and with the same effect as if each Lender and the Board had joined therein. Each of the Agent and the Collateral Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, facsimile transmission, statement, order or other document, instrument or writing believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by the Agent or the Collateral Agent. Each of the Agent and the Collateral Agent may deem and treat the payee of the Notes as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the Collateral Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of the Loan shall be conclusive and binding on any subsequent holder, transferee or assignee of the Loan. Upon any delivery of any instructions to the Collateral Agent by the Requisite Lenders pursuant to this Agreement, the Agent shall certify to the Collateral Agent that the Lenders delivering such instructions constitute the Requisite Lenders under the Agreement.

                Section 9.2. Reliance, Etc. Neither the Agent nor the Collateral Agent nor any of their respective Affiliates, directors, officers, agents or employees shall be liable to any Lender, the Loan Administrator or the Board for any action taken or omitted to be taken by it or by such directors, officers,

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agents or employees under or in connection with this Agreement, the Notes or any other Loan Document, except for its or their own gross negligence or willful misconduct as actually and finally determined by a final, non-appealable judgment of a court of competent jurisdiction and only to the extent of direct (as opposed to special, indirect, consequential or punitive) damages. Without limitation of the generality of the foregoing, each of the Agent and the Collateral Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Lender, the Loan Administrator or the Board for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (ii) makes no warranty or representation to any Lender, the Loan Administrator or, except as expressly provided in the Board Guaranty, the Board and shall not be responsible to any Lender, the Loan Administrator or, except as expressly provided in the Board Guaranty, the Board for any statements, warranties or representations (whether oral or written) made in or in connection with this Agreement, the Notes or any other Loan Document; (iii) shall not have any duty, and shall incur no liability for its failure, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or any other Loan Document on the part of Group or the Borrower or to inspect the property (including the books and records) of any Obligor; (iv) shall not be responsible to any Lender, the Loan Administrator or the Board for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Notes or any other Loan Document, or any other instrument or document furnished pursuant thereto; (v) shall incur no liability under or in respect to this Agreement, the Notes or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (vi) may deem and treat each Lender which makes a loan hereunder as the holder of the indebtedness resulting therefrom for all purposes hereof until the Agent receives and accepts an Assignment and Acceptance entered into by such Lender, as assignor, and an eligible assignee as provided in Section 11.2.

                Section 9.3. Affiliates. If and so long as the Agent or the Collateral Agent shall remain a Lender, the Agent or the Collateral Agent, as applicable, shall have the same rights and powers under this Agreement as any other Lender and may exercise the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent or the Collateral Agent, and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Agent and the Collateral Agent, each in its individual capacity. Unrelated to its role as Agent or Collateral Agent as set forth herein, the Agent and the Collateral Agent and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Obligor and any Person who may do business with or own securities of any Obligor, all as if it were not the Agent or the Collateral Agent, as applicable, hereunder and without any duty to account therefor to the Lenders.

                Section 9.4. Representations of the Lenders and the Board. Each Lender, the Loan Administrator and the Board's representatives have actively engaged in the negotiation of all of the terms of this Agreement. The Board's representatives have met with the Borrower and Group to discuss the business, affairs, financial condition and prospects of the Obligors. Except as otherwise provided in this Agreement or any of the other Loan Documents, neither the Agent nor the Collateral Agent shall have any duty or responsibility, either initially or on a continuing basis, under this Agreement or any other Loan Document, to provide any Lender, the Loan Administrator or the Board with any credit or other information with respect to the Borrower whether coming into its possession as of the date of this Agreement or at any time thereafter, or to notify any Lender, the Loan Administrator or the Board of any Default or Event of Default except as provided in Section 9.5. This Agreement and all instruments or documents delivered in connection with this Agreement have been reviewed and approved by each Lender, the Loan Administrator and the Board and none of the Lenders, the Loan Administrator or the Board has relied on the Agent (except that the Board has relied on Bank of America, N.A., in its capacity

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as a Lender, to the extent provided in the Application) or the Collateral Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

                Section 9.5.    Events of Default; Termination of Board
Guaranty.

                (a) In the event of the occurrence of any Default or Event of Default, any Lender or the Board knowing of such event may (but shall have no duty to), or the Borrower or Group pursuant to Section 5.1(b)(vi) hereof shall, give the Agent and the Collateral Agent written notice specifying such Default or Event of Default and expressly stating that such notice is a "notice of default". Neither the Agent nor the Collateral Agent shall be deemed to have knowledge of such events unless the Agent or the Collateral Agent, as applicable, has received such notice or, with respect to the Agent only, unless the Default or Event of Default consists of a failure of payment of principal or interest on the Loan. In the event that the Agent or the Collateral Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent or the Collateral Agent, as applicable, shall give written notice thereof to the Lenders, the Board and the Loan Administrator. In the event that such notice is a notice of an Event of Default or such Default matures into an Event of Default, the Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed in writing by the Board, the Tranche B Lenders or the Lenders, as provided in
Section 7.2; provided, however, that, unless and until the Agent or the Collateral Agent shall have received such directions, the Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interest of the Lenders and the Board.

                (b) In the event the Agent or the Collateral Agent shall receive written notice from the Board to the effect that (i) the Board has the right to terminate the Board Guaranty under Sections 2.04 and 2.05 thereof, (ii) any portion of the Board Guaranty has terminated under Section 2.03 thereof or otherwise or (iii) the Board Guaranty shall for any reason have ceased to be in full force and effect or the Board shall have asserted that any of its obligations thereunder is invalid or unenforceable, the Agent or the Collateral Agent, as applicable shall promptly give written notice thereof to the Lenders. Neither the Agent nor the Collateral Agent shall be deemed to have knowledge of any such event unless the Agent or the Collateral Agent, as applicable, has received such notice (except if any such event results from the failure of the Agent or the Collateral Agent to perform any of their respective obligations under the Board Guaranty).

                Section 9.6. Agent's and Collateral Agent's Right to Indemnity. Except for action expressly required of the Agent or the Collateral Agent hereunder without instructions from any Person, the Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action hereunder on behalf of any Lender or the Board unless it shall first be indemnified to its satisfaction by such Lender (or, in the case of the Primary Tranche A Lender, the KHFC Administrative Agent) or the Board, as the case may be, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                Section 9.7. Indemnification of Agent and Collateral Agent. The Lenders hereby agree to indemnify the Agent and the Collateral Agent and all of their respective affiliates, directors, officers, employees, advisors and representatives thereof (to the extent not reimbursed by the Borrower), ratably as most recently in effect prior to the date indemnification is sought, from and against any and all costs, losses, liabilities, claims, damages or expenses which may be incurred by or asserted or awarded against the Agent or the Collateral Agent in any way relating to or arising out of this Agreement and/or the other Loan Documents or any action taken or omitted by the Agent or the Collateral Agent under this Agreement and/or the other Loan Documents; provided, however, that any such indemnification obligation in respect of any claim against the Primary Tranche A Lender shall constitute an

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indemnification obligation solely of the KHFC Administrative Agent rather than the Primary Tranche A Lender and the Primary Tranche A Lender shall have no indemnification obligation in respect thereof; provided, further, that no Lender (or in the case of the Primary Tranche A Lender, the KHFC Administrative Agent) shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Collateral Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agent and the Collateral Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent or the Collateral Agent in connection with the administration or enforcement of, or the preservation of any rights under, this Agreement and/or the other Loan Documents, to the extent that the Agent or the Collateral Agent is not reimbursed for such expenses by the Borrower.

                Section 9.8. Successor Agent and Collateral Agent. Each of the Agent and the Collateral Agent may resign at any time by giving written notice thereof to the Lenders, the Board, the Loan Administrator and the Borrower and may be removed at any time with cause (or, following the Board's honoring of a demand for payment in accordance with the Board Guaranty, without cause) by the Board. Any such resignation or removal shall be effective upon appointment and acceptance of a Successor Agent or Collateral Agent, as applicable, in accordance with this Section 9.8. Upon any such resignation or removal, the Borrower shall have the right to appoint a successor agent, subject to confirmation by the Board and the Lenders. If no successor agent shall have accepted such appointment within thirty (30) days after the retiring Agent's or Collateral Agent's, as applicable, giving of notice of resignation or the Board's removal of the Agent or the Collateral Agent, the Agent or the Collateral Agent, as applicable, may, with the consent (not to be unreasonably withheld) of the Board and the Requisite Lenders and, so long as no Event of Default shall have occurred and be continuing, the Borrower, appoint a successor Agent or Collateral Agent, as applicable, who shall be willing to accept such appointment. Each successor agent appointed hereunder shall be a commercial bank organized under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent or Collateral Agent hereunder by a successor Agent or Collateral Agent, such successor Agent or the Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent or Collateral Agent, and the retiring or removed Agent or Collateral Agent shall be discharged from its duties and obligations as agent under this Agreement. After any Agent's or Collateral Agent's resignation or removal hereunder as Agent or Collateral Agent, as applicable, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Collateral Agent under this Agreement.

                Section 9.9. Release of Liens on Collateral and Guaranty Matters. The Lenders and the Board irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Collateral Agent under any Collateral Document and to release any Subsidiary from its obligations under this Agreement and the other Loan Documents to which such Subsidiary may be a party (i) upon payment in full of all Obligations (other than contingent indemnification obligations), (ii) that is transferred or to be transferred as part of or in connection with any Asset Sale that complies with Section 6.13 and with respect to which the Obligor complies with Section 2.6(b), as applicable, (iii) to the extent release of any Lien is otherwise permitted under this Agreement or any Collateral Document, or
(iv) subject to Section 11.1, if approved, authorized or ratified in writing by the Board, or if the Board Guaranty is no longer in effect, the Requisite Lenders.

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                                    ARTICLE X

                                    GUARANTY

                Section 10.1. Guaranty. Each of Group and each Subsidiary Guarantor, jointly and severally, unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all of the Obligations of each of the other Obligors now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnification payments, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Agent and the Collateral Agent solely in enforcing any rights under this Guaranty or any other Loan Document.

                Section 10.2. Guaranty Absolute. Each of Group and each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents (but after giving effect to applicable grace periods), regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent, the Collateral Agent or any other party with respect thereto. The Obligations of Group and each Subsidiary Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Obligor under the Loan Documents, and a separate action or actions may be brought and prosecuted against Group or such Subsidiary Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any other Obligor or whether any other Obligor is joined in any such action or actions. The liability of each of Group and each Subsidiary Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of, and Group and such Subsidiary Guarantor hereby irrevocably waives any defenses it may now or hereafter have in-any way relating to, any and all of the following:

                (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

                (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any Obligor under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Obligor or otherwise;

                (c) any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from this Guaranty or any other guaranty, for all or any of the Guaranteed Obligations;

                (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any Obligor under the Loan Documents, or any other property and assets of any other Obligor or any of its Subsidiaries;

                (e) any change, restructuring or termination of the corporate structure or existence of any other Obligor or any of its Subsidiaries;

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                (f)     any failure of the Agent or the Collateral Agent to
disclose to any obligor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Obligor now or hereafter known to the Agent or the Collateral Agent, as the case may be (such Guarantor waiving any duty on the part of the Agent or the Collateral Agent to disclose such information);

                (g) the failure of any other Person to execute this Agreement or any other guarantee or agreement of the release or reduction of the liability of any of the other Obligors or any other guarantor or surety with respect to the Guaranteed Obligations; or

                (h) any other circumstance (including, without limitation, any statute of limitations or any existence of or reliance on any representation by the Agent or the Collateral Agent) that might otherwise constitute a defense available to, or a discharge of, such Guarantor, any other Obligor or any other guarantor or surety.

                This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent or the Collateral Agent or by any other Person upon the insolvency, bankruptcy or reorganization of any other Obligor or otherwise, all as though such payment had not been made.

                Section 10.3.   Waivers and Acknowledgments.

                (a) Each of Group and each Subsidiary Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty, and any requirement that the Agent or the Collateral Agent protect, secure, perfect or insure any Lien or any property or assets subject thereto or exhaust any right or take any action against any other Obligor or any other Person or any Collateral.

                (b) Each of Group and each Subsidiary Guarantor hereby unconditionally waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                (c) Each of Group and each Subsidiary Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Collateral Agent which in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of Group or such Subsidiary Guarantor or other rights to proceed against any of the other Obligors, any other guarantor or any other Person or any Collateral, and (ii) any defense based on any right of setoff or counterclaim against or in respect of the Obligations of Group or such Subsidiary Guarantor hereunder.

                (d) Each of Group and each Subsidiary Guarantor acknowledges that the Agent or the Collateral Agent may, without notice to or demand upon Group or such Subsidiary Guarantor and without affecting the liability of Group or such Subsidiary Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and Group and each Subsidiary Guarantor hereby waives any defense to the recovery by the Agent or the Collateral Agent against Group or such Subsidiary Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

                (e) Each of Group and each Subsidiary Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Agent or the Collateral Agent to disclose to Group or any such Subsidiary Guarantor any matter, fact or thing relating to the business, condition (financial or

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otherwise), operations, performance, properties or prospects of any other
Obligor or any of its Subsidiaries now or hereafter known by such Person.

                (f) Each of Group and each Subsidiary Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 10.2 and this Section 10.3 are knowingly made in contemplation of such benefits.

                Section 10.4. Subrogation. Each of Group and each Subsidiary Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or may hereafter acquire against any other Obligor or any other insider guarantor that arise from the existence, payment, performance or enforcement of its Obligations under this Guaranty or under any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or the Collateral Agent against such other Obligor or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from such other Obligor or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, until such time as all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Maturity Date, such amount shall be received and held in trust for the benefit of the Agent and the Collateral Agent (in the same form as so received) and shall forthwith be paid to the Agent (without any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) Group or any Subsidiary Guarantor shall pay to the Agent or the Collateral Agent all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Maturity Date shall have occurred, the Agent and the Collateral Agent will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from the payment made by such Guarantor pursuant to this Guaranty.

                Section 10.5. Continuing Guarantee; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of all of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Maturity Date,
(b) be binding upon Group and each Subsidiary Guarantor and their respective successors and assigns and (c) inure to the benefit of, and be enforceable by, the Agent, the Lenders and the Collateral Agent and their respective successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, any Lender may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender under this Article X or otherwise, in each case as provided in Section 11.2. Notwithstanding the foregoing, this Guaranty shall terminate and be of no further force or effect with respect to a Subsidiary Guarantor if such Subsidiary Guarantor ceases to be a Subsidiary of Group as a result of a transaction permitted by the Loan Documents.

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                Section 10.6.   No Reliance. Each of Group and Subsidiary
Guarantor has, independently and without reliance upon the Collateral Agent, the Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and each of Group and each Subsidiary Guarantor has established adequate means of obtaining from each other Obligor on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Obligor.

                                   ARTICLE XI

                                  MISCELLANEOUS

                Section 11.1.   Amendments, Waivers, Etc.

                (a) Amendments and Waivers. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be in writing and (x) so long as the Board Guaranty is in full force and effect, signed by the Board or (y) if the Board Guaranty is no longer in effect, signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that

                (i) no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender affected thereby, do any of the following:

                        (1) subject the Lenders to any additional obligations;

                        (2) extend the scheduled final maturity of the Loan or
                change the amount of or extend the date for payment of any principal of the Loan;

                        (3) decrease the rate of interest on the Loan or any
                fee, indemnity or other amount payable to such Lender or extend any date fixed for payment of such interest, indemnity or other amount or fees;

                        (4) amend the definition of "Requisite Lenders" or this
                Section 11.1; and

                        (5) waive, amend, modify or release the Guaranty except
                as provided herein;

                (ii) no amendment or modification of any material provision of Article II, III, IV, IX or X, or Section 5.1 (other than monthly reporting) 5.2, 5.5, 7.1 (other than to add Events of Default), 7.2, 11.2, 11.3, 11.4, 11.6, 11.7, 11.9, 11.10, 11.11, 11.12, 11.16, 11.17 or
        11.19 or any of the definitions as relevant thereto, and no release of all or substantially all of the Collateral, or any dilution or subordination of the Liens on any Collateral having a material value, shall be effective unless in writing and signed by (A) RSA so long as it continues to hold more than 37.5% of the principal amount of Tranche B Notes outstanding, (B) Bank of America, N.A., as a Tranche B Lender, so long as it continues to hold more than 12.5% of the principal amount of Tranche B Notes outstanding, and (C) Bank of America, N.A., as KHFC Administrative Agent or as administrative agent for any other Eligible BofA Conduit to which the initial Primary Tranche A Lender transfers or assigns its interest in the Loan, so long as the initial Primary Tranche A Lender or such Eligible BofA Conduit continues to hold more than 50% of the principal amount of Tranche A Notes; and

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                (iii)   no amendment, modification, waiver or consent shall,
        unless in writing and signed by the Agent, the Collateral Agent or the Loan Administrator, as applicable, in addition to the Persons required above to take such action, affect the rights or duties of the Agent, the Collateral Agent or the Loan Administrator, as the case may be, under this Agreement, the other Loan Documents or the Board Guaranty.

                (b) Execution of Amendments and Waivers by the Agent. The Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                (c) Non-Consenting Lenders. In connection with any proposed amendment, modification, waiver or termination requiring the consent of all affected Lenders, if the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 11.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Agent is not a Non-Consenting Lender, at the Borrower's request, the Agent or an Eligible Lender that is acceptable to the Agent, the Board and, so long as no Event of Default shall have occurred and be continuing, the Borrower, shall have the right with the Agent's consent and in the Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Agent's request, sell and assign to the Lender that is acting as the Agent or such Eligible Lender, all of the portion of the Loan of such Non-Consenting Lender for an amount equal to the principal balance of such portion of the Loan held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance; provided, that such Non-Consenting Lender shall be entitled to retain any Warrants it holds notwithstanding such sale and assignment.

                Section 11.2.   Assignments and Participations.

                (a) Assignment. Each Lender may sell, transfer, negotiate or assign either in whole or in part to one or more Eligible Lenders its rights and obligations hereunder and under the Notes and the other Loan Documents; provided that (i) the assigning Lender shall give prompt written notice to the Agent, the Borrower, the Board and the Loan Administrator of the terms of and the parties to any such assignment, (ii) the proposed assignee shall provide to the Agent, the Borrower and the Board all documentation and certificates as required by the Agent, the Borrower and the Board to confirm to the Agent's and the Board's satisfaction that such proposed assignee is an Eligible Lender, (iii) the Borrower will not be obligated to pay any greater amount under Section 2.10(c) or Section 2.12 (in respect of increased costs or Indemnified Taxes or Other Taxes imposed pursuant to applicable law in effect on the date of such assignment) to the assignee than the Borrower is then obligated to pay to the assigning Lender under such Sections, (iv) so long as no Event of Default exists, the Borrower shall have consented to any assignment other than an assignment to an Eligible BofA Conduit, a Lender or an Affiliate of a Lender (such consent not to be unreasonably withheld), (v) the Agent shall have consented to such assignment (such consent not to be unreasonably withheld), and
(vi) except as otherwise provided in Section 11.2(d) and except for an assignment by the initial primary Tranche A Lender to an Eligible BofA Conduit, until payment in full has been made under the Board Guaranty or the Board Guaranty shall have terminated, the Board shall have consented to such assignment in writing (such consent, not to be unreasonably withheld). Notwithstanding the foregoing, (i) no prior consent or approval of any Person shall be required for an assignment of Tranche A from the Primary Tranche A Lender to the Alternate Tranche A Lender, (ii) regardless of whether an Event of Default exists, without the consent of the

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Borrower (in its sole discretion) no right, obligation or interest hereunder or under any Note or other Loan Document may be sold, transferred, negotiated or assigned to (x) an airline, a commercial aircraft operator, an air freight forwarder or an entity principally engaged in the business of parcel transport by air (any such Person, a "Prohibited Transferee"), (y) an Affiliate of a Prohibited Transferee or (z) a manufacturer of, or a maintenance provider for, aircraft airframes, engines or related parts, and (iii) Bank of America, N.A. as in its capacity as Agent (and any successor Agent appointed in accordance with Section 9.8) shall hold at all times and shall not be entitled to assign at least 5% of the aggregate outstanding principal amount of Tranche B of the Loan. In addition to the other assignment rights provided in this Section 11.2, the Primary Tranche A Lender may, without the prior written consent of the Borrower, the Agent or the Board, pledge all of its rights under, interest in and title to this Agreement, the Loan Documents and the Board Guaranty to Bank of America, N.A., as collateral agent for the commercial paper program of the Primary Tranche A Lender, to secure the Primary Tranche A Lender's obligations under its commercial paper program; it being understood that any sale or other assignment or disposition of any of such rights, interests or title, including in connection with, or as a result of, a foreclosure or any other exercise of remedies by Bank of America, N.A. in such capacity, or by any beneficiary of such pledge, shall be subject to restrictions above in this Section 11.2(a).

                (b) Deliveries in Connection with Assignment. The parties to each assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance, and the assignee, if a Non-U.S. Person, shall deliver to the Borrower and the Agent, on or prior to the date of the assignment, two completed copies of IRS Form W-9, W-8BEN or W-8ECI or other applicable form, certificate or document required to satisfy the requirements of
Section 2.12. Upon such execution, delivery and acceptance and the receipt by the Agent of an assignment fee in the amount of $10,000 (which fee shall be payable by the Borrower), the Agent shall record such Assignment and Acceptance and from and after the effective date specified in such Assignment and Acceptance (i) the assignee thereunder of all or any portion of the Loan shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those rights with respect to indemnification which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                (c) Agent's Duties Upon Assignment. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Borrower and (iv) shall give prompt written notice of the terms of and parties to any such assignment to the Borrower, the Board and the Loan Administrator.

                (d) Assignments to Federal Reserve Bank. In addition to the other assignment rights provided in this Section 11.2, each Lender may assign, without the prior consent of the Borrower, the Agent or the Board as collateral or otherwise, any of its rights under this Agreement to any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board, provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

                (e) Participations. Each Lender may, without the prior consent of the Borrower or any other Person, sell participations, to the extent permitted by the Regulations and except as provided in Section 5.04(b) of the Board Guaranty, in or to all or a portion of its rights and obligations hereunder and under the Notes and the other Loan Documents (any such purchaser of a participation being referred to as a "Participant"); provided that (i) neither the Notes nor the Board Guaranty is assigned, conveyed, sold or transferred in whole or in part, (ii) the Board's ability to assert any and all defenses available to it under the Board Guaranty and the law is not adversely affected,
(iii) the Borrower will not be obligated to pay any greater amount under Section 2.10(b) or Section 2.12 (in respect of increased costs, Indemnified Taxes or Other Taxes) to the Participant than the Borrower is then obligated to pay to the selling Lender under such Sections, (iv) Bank of America, N.A., as in its capacity as Agent (and any successor Agent appointed in accordance with Section 9.8) shall maintain and shall not participate at least 5% of the aggregate outstanding principal amount of Tranche B of the Loan and (v) no Participant shall, without the consent of the Borrower (such consent to be in the Borrower's sole discretion), be a (x) Prohibited Transferee, (y) an Affiliate of a Prohibited Transferee or (z) a manufacturer of, or a maintenance provider for, aircraft airframes, engines or related parts, without in each case the consent of the Borrower. In the event of the sale of any participation by any Lender,
(A) such Lender's obligations under the Loan Documents shall remain unchanged,
(B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, (D) the Borrower, the Agent, the Board and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (E) each Participant, shall deliver to the Borrower and the Agent, on or prior to the date of the sale of the participation, two completed copies of IRS Form W-9, W-8BEN or W-8ECI or other applicable form, certificate or document required to satisfy the requirements of Section 2.12. Any Participant will be entitled to the benefits of Sections 2.10(c), 2.10(e), 2.11 and 2.12 to the same extent as if such Person were a Lender.

                Section 11.3. Costs and Expenses. Whether or not the transactions contemplated hereby shall be consummated, the Obligors agree to pay promptly (i) all reasonable costs and expenses incurred by the Loan Administrator, the Board, RSA, the Lenders, the Agent and the Collateral Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents, the Board Guaranty and all documents relating thereto (including reasonable legal fees and expenses), (ii) all reasonable costs and expenses incurred by the Loan Administrator, the Board, RSA, the Agent and the Collateral Agent in connection with any consents, amendments, waivers or other modifications hereto (including reasonable legal fees and expenses) and (iii) all reasonable costs and expenses, including reasonable legal fees and expenses incurred by the Agent, the Collateral Agent, the Lenders, the Loan Administrator and the Board in enforcing any Obligations of, or in collecting any payments due from, the Obligors hereunder or under the other Loan Documents.

                Section 11.4. Indemnities. Whether or not the transactions contemplated hereby shall be consummated, the Obligors agree to defend, indemnify, pay and hold harmless the Board, the Agent, the Collateral Agent, the KHFC Administrative Agent, the Lenders, the Loan Administrator and their respective Affiliates, officers, directors, employees, agents and advisors (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees, but excluding Taxes), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes and rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner arising out of this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby (including, without limitation, the use or intended use of the proceeds of the Loan) or any breach or default by the Obligors of any provision of the Loan Documents or solely with respect to the Board, any statement contained in the Application (collectively called the "Indemnified Liabilities"); provided that the Obligors shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such

Indemnified Liabilities arise (i) from the gross negligence or willful misconduct of that Indemnitee (as actually and finally determined by a final and non-appealable judgment of a court of competent jurisdiction) and only to the extent that such Indemnified Liabilities constitute direct (as opposed to special, indirect, punitive or consequential) damages or (ii) constitute ordinary and usual operating or overhead expenses of an Indemnitee (excluding, without limitation, costs and expenses of any outside counsel, consultant or agent). To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each of the Obligors shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. No Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Obligor or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability resulted from such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

                Section 11.5. Right of Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, to the fullest extent permitted by law, each Lender is hereby authorized by the Obligors at any time or from time to time, with notice to the Obligors and to each other Lender, the Board, the Agent, the Collateral Agent and the Loan Administrator, to set off and to appropriate and to apply any and all deposits (general or special) including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of any Obligor against and on account of the obligations and liabilities of such Obligor to that Lender under this Agreement, the Guaranty, the Notes and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Guaranty, the Notes, or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loan or any other amounts due hereunder shall have become due and payable pursuant to Section 7.2 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

                Section 11.6. Sharing of Payments, Etc. The Lenders and the Board hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to the Lenders and the Board hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due") which is greater than the proportion received by any other Lender or the Board in respect of the Aggregate Amounts Due to such other Lender or the Board, then the Lender or the Board receiving such proportionately greater payment shall (i) notify the Agent and each other Lender and the Board of the receipt of such payment and (ii) (A) in the case of a Lender, (1) apply a portion of such payment to purchase participations equal to the portion of the Aggregate Amounts Due to the other Lenders and (2) pay to the Board the portion of the Aggregate Amounts Due to it or (B) in the case of the Board, pay to each Lender the portion of the Aggregate Amounts Due to it (which participations shall be deemed to have been purchased and payments made simultaneously upon the receipt by the seller or the Board of its portion of such payment, and which participations will be permitted notwithstanding any prohibition) to the contrary in Section 11.2(e)) so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders and the Board in proportion to the Aggregate Amounts Due to them, provided that if all or part of such proportionately greater payment received by such purchasing Lender or the Board is thereafter recovered from such Lender or the Board upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases or other payments shall be rescinded and the purchase prices paid for such participations or other payments shall be returned to such purchasing Lender or the Board ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

                Section 11.7. Notices, Etc. Unless otherwise specifically provided herein, any notice, request or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of telefacsimile (promptly confirmed in writing). For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on Annex A or such other address as shall be designated by such party in a written notice delivered to the Agent. A copy of any and all notices, requests, communications, demands, reports, documents or other materials (including, without limitation, any of the materials delivered by the Obligors under Section 5.1(b)) delivered or sent by any party pursuant to the terms of this Agreement shall be given to the Loan Administrator.

                Section 11.8. No Waiver; Remedies. No failure on the part of the Board, any Lender or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                Section 11.9. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE); PROVIDED, THAT IN THE EVENT THE BOARD BECOMES A LENDER PURSUANT TO THE BOARD GUARANTY, THE RIGHTS AND OBLIGATIONS OF THE BOARD HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE FEDERAL LAW OF THE UNITED STATES OF AMERICA, IF AND TO THE EXTENT SUCH FEDERAL LAW IS APPLICABLE, AND OTHERWISE IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

                Section 11.10.  Submission to Jurisdiction; Service of Process.

                (a) Submission to Jurisdiction. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OBLIGOR HEREBY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT AGAINST IT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                (b) Service of Process. EACH OF THE OBLIGORS HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES OF AMERICA ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS BY THE MAILING (BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID) OR DELIVERING OF A COPY OF SUCH PROCESS TO IT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 11.7.

                (c) No Limitation. Nothing contained in this Section 11.10 shall affect the right of the Agent or any Lender or other party hereto to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Obligor in any other jurisdiction.

                Section 11.11. Waiver of Jury Trial. EACH OBLIGOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                Section 11.12. Marshaling; Payments Set Aside. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Obligor or any other party or against or in payment of any or all of the Obligations. To the extent that any Obligor makes a payment or payments to the Agent for the account of the Board, the Loan Administrator or any Lender (each, a "Payee") or any Payee receives payment from exercise of their rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and (ii) each Payee shall pay and return such amount to the Agent as the Agent may be required to disgorge or otherwise pay to a trustee, receiver or any other party in respect of the portion of the payment from such Obligor distributed by the Agent to such Payee hereunder.

                Section 11.13. Section Titles. The Section titles and subtitles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                Section 11.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Agent.

                Section 11.15. Severability. In case any provision in or obligation under this Agreement, the Notes or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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

                Section 11.16.  Confidentiality.

                (a) Each party hereto (other than the Board) shall, and shall procure that its respective officers, employees and agents shall, keep confidential and shall not, without the prior written consent of the other parties, disclose to any third party this Agreement, any other Loan Document or any of the information, reports or documents supplied by or on behalf of such other party not otherwise publicly available, except that a party shall be entitled to disclose this Agreement, any other Loan Document, and any such information, reports or documents:

                (i) in connection with any proceeding arising out of or in connection with this Agreement, any of the other Loan Documents or the Board Guaranty to the extent that such party may reasonably consider necessary to protect its interest;

                (ii) to any potential assignee or transferee of any party's rights under this Agreement or any of the Loan Documents or any other person proposing to enter into contractual arrangements with any party in relation to this Agreement, any of the other Loan Documents, the Board Guaranty subject to the relevant party obtaining an undertaking from such potential assignee or transferee or other person in corresponding terms to this Section 11.16;

                (iii) pursuant to any applicable laws, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, interpretations, licenses, permits and orders of any competent court, arbitrator or governmental agency or authority in any relevant jurisdiction;

                (iv) to bank examiners or any other regulatory authority, if requested to do so;

                (v) to its auditors, legal, tax or to other professional advisers (including its related rating agencies); or

                (vi) to its Affiliates and their respective directors, officers, employees and agents.

                (b) The provisions of this Section 11.16 shall survive any termination of this Agreement or any other Loan Document or any assignment, transfer or participation under this Agreement or any other Loan Document.

                (c) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document or any other express or implied agreement, arrangement or understanding, the Obligors, the Lenders and all other parties hereto agree that the Obligors, the Lenders, and their Affiliates, employees, representative and other agents may disclose to any and all persons the structure and any of the tax aspects of the transactions contemplated by this Agreement that are necessary to describe or support any U.S. federal income tax benefits that may result therefrom or any materials relating thereto, except where confidentiality is reasonably necessary to comply with U.S. federal or state securities laws. The parties or their representatives may be required to maintain a lists of participants and other related information with respect to the transactions contemplated by this Agreement pursuant to section 6112 of the Internal Revenue Code. This list, if required, will be available for inspection upon request by the Internal Revenue Service. Nothing in this Section 11.16(c), however, shall be construed as a waiver of any applicable attorney-client privilege.

                Section 11.17. No Proceedings. Each of the Borrower, Group, the Board, the Loan Administrator, the Agent, the Collateral Agent and each Lender (other than the Primary Tranche A Lender) hereby agrees that it will not institute against, or join any other Person in instituting against, the Primary Tranche A Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, so long as any Commercial Paper issued by the Primary Tranche A Lender shall be outstanding or there shall have elapsed one (1) year plus one (1) day since the last day on which any such Commercial Paper shall have been outstanding.

                Section 11.18. KHFC Administrative Agent. Each of the Borrower, the Board, the Loan Administrator, the Agent, the Collateral Agent and each Lender acknowledges that the KHFC Administrative Agent is a party hereto and certain of the other Loan Documents only in its capacity as administrative agent of the Primary Tranche A Lender and the Primary Tranche A Lender's Commercial Paper holders. The parties hereto agree that none of the provisions hereof shall at any time apply to, or restrict, the ability of the KHFC Administrative Agent to resign its position of KHFC Administrative Agent; provided that any express indemnification obligations of the Primary Tranche A Lender and/or the KHFC Administrative Agent contained in this Agreement shall not be affected by this
Section 11.18 and such obligations shall remain in full force and effect.

                Section 11.19.  Acknowledgment Regarding Federal Authority.

                (a)     Each of the parties hereto acknowledges and agrees that:

                (i) the operations and assets of the Obligors (including, without limitation, Aircraft Related Equipment and other assets that constitute Collateral) are subject, directly and indirectly, to the actions, inaction and policies of various Governmental Authorities, including, in particular but without limitation, the United States Department of Transportation (of which the FAA is a component) and the United States Department of Justice;

                (ii) Governmental Authorities, in discharging their current and future statutory or regulatory responsibilities, may act, decline to act, or adopt policies resulting in material adverse effects on (A) the business, condition (financial or otherwise), operations, performance, prospects, assets or properties of the Obligors, (B) the ability of the Obligors to perform their payment or other material obligations under the Loan Documents, and (C) the value of the Collateral or the practical ability of the Collateral Agent to realize such value in the event of a Default or an Event of Default;

                (iii) no Governmental Authority, in discharging its statutory or regulatory responsibilities, has or shall have any obligation whatsoever to the Obligors, or to any secured party by reason of such Governmental Authority's representation on the Board, the Board's issuance of the Board Guaranty, or the Board's participation as a party to the other Loan Documents, to consider the potential that any of the material adverse effects referred to in clause (ii) above may result from such Governmental Authority's discharge of its statutory or regulatory responsibilities; and

                (iv) neither the Board, in discharging its rights and responsibilities, or in exercising its discretion, under the Act, the Regulations, the Board Guaranty or the other Loan Documents, nor any of the Board's members, acting in their capacities as such, has or shall have any obligation whatsoever to the Obligors or to any of the secured parties to take any action in connection with a Governmental Authority's discharge of its statutory or regulatory responsibilities which may have any of the material adverse effects referred to in clause (ii) above, and the Board may not take any action depriving a Governmental Authority of its rights and powers to discharge its statutory and regulatory responsibilities in any manner that may have any of the material adverse effects referred to in clause (ii) above.

                (b) Without limiting the generality of the foregoing, the parties acknowledge and agree that (i) the Department of Transportation, through the FAA, has broad authority under Title 49 of the United States Code to regulate the use of the navigable airspace of the United States so as to ensure its safe and efficient utilization, (ii) the exercise of such authority may substantially impair or eliminate altogether the utility to the Obligors and value to the secured parties of Aircraft Related Equipment pledged as Collateral and other assets of the Obligors such as gates and slots utilized at airports,
(iii) nothing in this Agreement or in the Slot Security Agreement shall be construed or asserted by any of the parties to impede or interfere with the FAA's exercise of its authority under the Slot Regulations, and (iv) no assurance, express or implied, has been given by any Governmental Authority, including the Board, to the Obligors or to any secured party, nor has any of the Obligors or any secured party relied upon any such assurance, with respect to any future action, inaction or policy of the FAA or any other Governmental Authority relating to any such Collateral or other assets.

                Section 11.20. Independence of Representations, Warranties and Covenants. All representations and warranties made in and covenants under this Agreement shall be given independent effect so that (a) if a particular representation and warranty is unqualified, the fact that another representation and warranty is qualified shall not affect the operation of the former provision; and (b) if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

                           [SIGNATURE PAGES TO FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                             US AIRWAYS, INC.


                                             By:    /s/ Neal S. Cohen
                                                --------------------------------
                                             Name:  Neal S. Cohen
                                             Title: Executive Vice President -
                                                    Finance and Chief Financial
                                                    Officer

                                             US AIRWAYS GROUP, INC.


                                             By:    /s/ Neal S. Cohen
                                                --------------------------------
                                             Name:  Neal S. Cohen
                                             Title: Executive Vice President -
                                                    Finance and Chief Financial
                                                    Officer


                       [Signature page to Loan Agreement]

MIDATLANTIC AIRWAYS, INC.

By:    /s/ Robert Brayton
   ----------------------------
Name:  Robert Brayton
Title: President


ALLEGHENY AIRLINES, INC.

By:    /s/ Keith Houk
   -----------------------------------------
Name:  Keith Houk
Title: President and Chief Executive Officer


US AIRWAYS LEASING AND SALES, INC.

By:    /s/ Daniel M. McDonald
   -----------------------------
Name:  Daniel M. McDonald
Title: President


MATERIAL SERVICES COMPANY, INC.

By:    /s/ Jeffery A. McDougle
   -----------------------------------------
Name:  Jeffery A. McDougle
Title: President and Chief Executive Officer


PSA AIRLINES, INC.

By:    /s/ Richard E. Pfenning
   -----------------------------------------
Name:  Richard E. Pfenning
Title: President and Chief Executive Officer


PIEDMONT AIRLINES, INC.

By:    /s/ John F. Leonard
   -----------------------------------------
Name:  John F. Leonard
Title: President and Chief Executive Officer


                       [Signature page to Loan Agreement]

KITTY HAWK FUNDING
CORPORATION,
as Primary Tranche A Lender

By:    /s/ Jill A. Gordon
   -----------------------------
Name:  Jill A. Gordon
Title: Vice President

BANK OF AMERICA, N.A.,
as Alternate Tranche A Lender

By:    /s/ Robert R. Wood
   -----------------------------
Name:  Robert R. Wood
Title: Principal

BANK OF AMERICA, N.A.,
as a Tranche B Lender

By:    /s/ Chas McDonell
   -----------------------------
Name:  Chas McDonell
Title: Managing Director

BANK OF AMERICA, N.A.,
as Agent and Collateral Agent

By:    /s/ Liliana Claar
   -----------------------------
Name:  Liliana Claar
Title: Vice President

BANK OF AMERICA, N.A.,
as KHFC Administrative Agent

By:    /s/ Robert R. Wood
   -----------------------------
Name:  Robert R. Wood
Title: Principal


RETIREMENT SYSTEMS OF
ALABAMA HOLDINGS LLC,
as a Tranche B Lender

By:    /s/ William T. Stephens
   -----------------------------
Name:  William T. Stephens
Title: Secretary


                       [Signature page to Loan Agreement]

PHOENIX AMERICAN FINANCIAL SERVICES, INC., as Loan Administrator

By:    /s/ Neal Divver
   -------------------------------------------
Name:  Neal Divver
Title: Vice President, Chief Financial Officer


AIR TRANSPORTATION
STABILIZATION BOARD

By:    /s/ Daniel G. Montgomery
   -----------------------------
Name:  Daniel G. Montgomery
Title: Executive Director


                       [Signature page to Loan Agreement]